  As filed with the Securities and Exchange Commission February 8, 2001

                                               Registration No.:
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549
                               ----------------

                     PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                 FORM S-4

                          REGISTRATION STATEMENT

                                  Under

                        The Securities Act of 1933
                               ----------------

                          COMMUNITY BANKS, INC.

          (Exact name of Registrant as Specified in its Charter)
                               ----------------

            Pennsylvania                         6022                    23-2251762
    (State or other jurisdiction           (Primary Standard          (I.R.S. Employer
  of incorporation or organization) Industrial Classification No.)   Identification No.)

    150 Market Square, Millersburg, Pennsylvania 17061 (717) 692-4781

  (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)
                               ----------------

                          EDDIE L. DUNKLEBARGER

                            CEO and President

                          COMMUNITY BANKS, INC.

                            150 Market Square

              Millersburg, Pennsylvania 17061 (717) 692-4781

        (Name, address and telephone number of Agent for Service)

                                Copies to:

          JAMES A. ULSH, ESQUIRE           MICHAEL L. HUND, ESQUIRE
          METTE, EVANS & WOODSIDE               REED SMITH LLP
          3401 North Front Street              213 Market Street
               P.O. Box 5950            Harrisburg, Pennsylvania 17101
    Harrisburg, Pennsylvania 17110-0950

                               ----------------

  Approximate date of commencement of proposed sale of the securities to public: As soon as practicable after the effective date of this Registration Statement, and upon consummation of the merger of the Glen Rock State Bank with and into Peoples State Bank, a subsidiary of the Registrant, as described in the enclosed Proxy Statement/Prospectus.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                     CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                     Proposed       Proposed
                                       Amount        Maximum        Maximum       Amount of
     Title of Each Class of            to be      Offering Price   Aggregate     Registration
   Securities to be Registered     Registered(1)     per Unit    Offering Price      Fee
---------------------------------------------------------------------------------------------
Common Stock, par value $5.00 per
 share...........................    1,259,457        $12.16     $16,313,053(2)   $4,306.65

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) The number of common shares, with a par value of $5.00 each, of Community Banks, Inc., a Pennsylvania corporation, to be registered pursuant to this Registration Statement is based upon the number of common shares, with a par value of $2.00 each, of The Glen Rock State Bank, a Pennsylvania state chartered banking institution, presently outstanding multiplied by the exchange ratio of .900 Community Banks, Inc. common shares for each of The Glen Rock State Bank common share, plus an additional 52,076 shares for issuance in the event of an increase in the exchange ratio.

(2) This amount is arrived at pursuant to Rule 457(f)(2) under the Securities Act and solely for purpose of calculating the registration fee. The proposed maximum aggregate offering price is equal to the book value of The Glen Rock State Bank shares of common stock to be canceled in the merger, which is calculated as the product of (i) $12.16, the per share book value of The Glen Rock State Bank common stock as of the September 30, 2000 quarterly report of The Glen Rock State Bank, and (ii) 1,341,534, the estimated maximum number of shares that will be canceled in the merger.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         THE GLEN ROCK STATE BANK

                            57-59 Main Street

                               P.O. Box 127

                    Glen Rock, Pennsylvania 17327-0127

                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        To Be Held March 15, 2001

  Notice is hereby given that a Special Meeting of the Shareholders of The Glen Rock State Bank (the "Bank") will be held at The Glen Rock Country Kitchen Restaurant, 144 Manchester Street, Glen Rock, Pennsylvania 17317 on March 15, 2001 at 10:00 a.m. local time for the following purposes:

  1) Approve, ratify and confirm the Agreement and Plan of Merger dated November 7, 2000 between Community Banks, Inc. ("Community"); The Glen Rock State Bank ("Glen Rock") and Peoples State Bank ("Peoples") providing for the merger of Glen Rock with and into Peoples, a state-chartered banking subsidiary of Community.

  2) Approve a proposal to postpone or adjourn the Special Meeting to another time and/or place for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposed merger and the Agreement and Plan of Merger.

  3) Take action on other business which may properly come before the Special Meeting.

  IT IS EXTREMELY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD. THE APPROVAL OF EIGHTY PERCENT OF THE BANK'S OUTSTANDING COMMON STOCK IS REQUIRED IN ORDER TO APPROVE THE MERGER. AS SUCH, ABSTENTIONS AND NON-VOTES WILL COUNT THE SAME AS A VOTE AGAINST THE MERGER. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR VOTE CAN BE WITHDRAWN AT ANY TIME BEFORE IT IS VOTED SIMPLY BY GIVING NOTICE TO THE SECRETARY OF THE BANK, OR BY APPEARING AT THE MEETING AND VOTING IN PERSON.

                                          By Order of the Board of Directors,

                                          ROBERT L. WILLIAMS

                                          Secretary

  YOUR ATTENTION IS DIRECTED TO THE PROSPECTUS/PROXY STATEMENT ACCOMPANYING THIS NOTICE OF SPECIAL MEETING OF SHAREHOLDERS.

  THE BANK'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE BANK VOTE TO APPROVE THE AGREEMENT AND PLAN OF MERGER. THE BANK HAS COMMITTED SIGNIFICANT RESOURCES IN FURTHERANCE OF THIS TRANSACTION. FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST THE AGREEMENT AND PLAN OF MERGER.

                         The Glen Rock State Bank

                      The Neighbor You Can Count On.

                             February 9, 2001

TO THE SHAREHOLDERS

OF THE GLEN ROCK STATE BANK

  Enclosed with this letter is a Notice of Special Meeting of Shareholders of The Glen Rock State Bank (the "Bank") to be held on March 15, 2001 at 10:00 a.m. local time, at The Glen Rock Country Kitchen Restaurant, 144 Manchester Street, Glen Rock, Pennsylvania 17317.

  At the Special meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger whereby the Bank would merge into Peoples State Bank, a subsidiary of Community Banks, Inc. If the Agreement and Plan of Merger is approved, each share of common stock of the Bank which you own would be exchanged for .900 shares of Community Bank, Inc.'s common stock. The transaction is structured as a tax-free reorganization, so that no gain or loss will be recognized for federal income tax purposes in connection with the exchange of shares.

  Shareholders of record at the close of business on February 7, 2001 will be entitled to notice of and to vote at the Special Meeting. Adoption of the Agreement and Plan of Merger requires the favorable vote of eighty percent of the outstanding shares of common stock of the Bank. The approval of various regulatory authorities is also required in order to complete the proposed transaction. The members of the Board of Directors of the Bank have unanimously voted in favor of the Agreement and Plan of Merger as they consider it to be desirable and in the best interests of the Bank and its shareholders. Moreover, the Bank has committed significant resources toward completion of the proposed transaction. Consequently, the members of the Board of Directors of the Bank unanimously urge you to vote in favor of the Agreement and Plan of Merger.

  The accompanying materials, together with the Notice of Special Meeting, constitute both a Prospectus for the offer by Community Banks, Inc. of its common stock to shareholders of the Bank as well as the Proxy Statement of Bank for the Special Meeting. All shareholders are urged to complete, date, and sign the enclosed Proxy card and return it in the enclosed self-addressed envelope. Please do not send in your certificates until you receive the transmittal materials from Community Banks, Inc.

                                          Very truly yours,

                                          Robert G. Coradi

                                          President and Chief Executive
                                           Officer

  P.O. Box 127, Glen Rock, PA 17327, Phone 717 235-1200 or 717 428-1199

                           THE GLEN ROCK STATE BANK

                TO THE STOCKHOLDERS OF THE GLEN ROCK STATE BANK

                          YOUR VOTE IS VERY IMPORTANT

  The Boards of Directors of Community Banks, Inc. and The Glen Rock State Bank have agreed to a merger. On November 7, 2000 Glen Rock and Community signed an Agreement and Plan of Merger, the details of which are described in this Proxy Statement/Prospectus. A copy of the Merger Agreement, not including the schedules, is attached to this Proxy Statement/Prospectus as Appendix A.

  If the merger is completed, Glen Rock will merge into Peoples State Bank, a subsidiary of Community and you will receive .900 shares of Community common stock for each share of Glen Rock common stock you own, subject to possible adjustments that are described in the Proxy Statement/Prospectus. The merger has been structured so that you will not recognize any gain or loss for federal income tax purposes as a result of the merger, except for tax payable because of cash you received instead of fractional shares of Community common stock or exercise of your dissenters' rights.

  Based on market prices on November 7, 2000, the last full trading day before Community and Glen Rock announced their merger, the exchange of shares would give you Community shares of common stock valued at $19.01 on an equivalent share basis, for each Glen Rock share, which is a 43% premium over the $13.25 closing price of Glen Rock shares of common stock on that day. Based on market prices on February 7, 2001, the exchange of shares would give you Community shares of common stock valued at $19.21 per share, on an equivalent share basis, which is a 7% premium over the $17.88 closing price of a Glen Rock common share on that day. Additionally, the pro forma equivalent dividends per share reflect an increase of over 33% as compared to the dividends paid by Glen Rock during the quarter ended September 30, 2000. For a discussion of risks in connection with the Merger, see "Risk Factors" beginning on page 13.

  Community common stock is traded on the American Stock Exchange ("AMEX") under the trading symbol "CTY". On November 7, 2000, the last full trading day before the announcement of the merger, the closing price of Community's common stock was $21.125 per share. On February 7, 2001 the closing price of
Community common stock was $    per share.

  The Board of Directors has determined that the terms of the Merger Agreement and the Merger are fair to and in the best interests of the Glen Rock shareholders and has unanimously approved and adopted the Merger Agreement. THEREFORE, THE GLEN ROCK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GLEN ROCK SHAREHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

  Glen Rock will hold a special meeting at which Glen Rock will ask its shareholders to approve the merger. Information about the special meeting is contained in the Proxy Statement/Prospectus. We urge you to read this document carefully and in its entirety.

  Whether or not you plan to attend the special meeting of Glen Rock shareholders, please take the time to vote by completing and mailing the enclosed proxy card to us. If you need assistance in voting your shares, please call Robert G. Coradi of Glen Rock at 717-235-1146.

  The date, time, and place of the special meeting of Glen Rock shareholders is: March 15, 2001, at 10:00 a.m. local time, at the Glen Rock Country Kitchen, 144 Manchester Street, Glen Rock, Pennsylvania 17317.



  THE SHARES OF COMMUNITY COMMON STOCK TO BE ISSUED IN THIS MERGER ARE NOT SAVINGS ACCOUNTS, DEPOSITS, OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENTAL AGENCY.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  This Proxy Statement/Prospectus is dated February 9, 2001, and is being first mailed to shareholders on or about February 12, 2001.

                               TABLE OF CONTENTS

                                                                         Page(s)
                                                                         -------
WHERE YOU CAN FIND MORE INFORMATION.....................................     v
INCORPORATION BY REFERENCE..............................................     v
QUESTIONS AND ANSWERS...................................................     1
SUMMARY.................................................................     3
  The Parties...........................................................     3
    Glen Rock...........................................................     3
    Community...........................................................     3
  The Special Meeting...................................................     4
    Date, Place and Time of the Meeting.................................     4
    Matters to be Considered at the Meeting.............................     4
    Record Date; Shares Outstanding; Quorum; Vote Required..............     4
  Terms of the Merger...................................................     4
  Exchange Procedure....................................................     4
  Opinion of Financial Advisor..........................................     5
  Recommendation of the Glen Rock Board of Directors....................     5
  Conditions to the Merger--Regulatory Approval.........................     5
  Closing; Effective Date...............................................     5
  Termination; Waiver; Amendment........................................     5
  Fees and Expenses.....................................................     6
  Stock Option Agreement................................................     6
  Dissenters' Rights....................................................     6
  Certain Federal Income Tax Consequences of the Merger.................     6
  Accounting Treatment..................................................     7
  Interests of Certain Persons in the Merger............................     7
  Comparison of Shareholder Rights......................................     7
  Adjournment of the Meeting............................................     7
  Market Price Data.....................................................     7
  Selected Historical Financial Data....................................     8
    Glen Rock...........................................................     9
    Community...........................................................    10
  Unaudited Pro Forma Selected Financial Data...........................    11
  Historical and Pro Forma Comparative Per Share Data...................    12
RISK FACTORS............................................................    13
THE SPECIAL MEETING.....................................................    15
  General...............................................................    15
  Date, Place and Time of the Meeting...................................    15
  Matters to be Considered at the Meeting...............................    15
  Record Date; Shares Outstanding; Quorum...............................    15
  Vote Required.........................................................    15
  Effect of Abstentions and Broker Nonvotes.............................    15

                                                                        Page(s)
                                                                        -------
  Voting, Revocation and Solicitation of Proxies.......................    16
  Recommendation of the Board of Directors.............................    16
THE MERGER.............................................................    17
  Introduction; Background of the Merger...............................    17
  Reasons for the Merger; Recommendation of the Board of Directors.....    20
  Voting Agreements....................................................    21
  Opinions of Independent Financial Advisor............................    22
  Terms of the Merger..................................................    26
    Effect of the Merger...............................................    26
    Merger Consideration; Conversion Factor............................    26
    Adjustments to Conversion Factor...................................    26
    Effect of Merger on Glen Rock Options..............................    28
    Reclassification or Reorganization of Shares.......................    28
    Closing; Effective Date............................................    28
    Representations and Warranties.....................................    28
    Conduct of Business Pending the Merger.............................    29
    Certain Other Agreements...........................................    30
    Conditions Precedent...............................................    32
    Waiver; Amendment..................................................    33
    Termination........................................................    33
  Expenses.............................................................    34
  Stock Option Agreement; No Solicitation; Pursuit of Other
   Transactions........................................................    34
  Continued Employment of Glen Rock's Employees........................    35
  Indemnification of Glen Rock's Officers and Directors; Insurance ....    35
  Peoples Shareholder Approval.........................................    36
  Listing..............................................................    36
  Exchange Procedure...................................................    36
    Appointment of Exchange Agent......................................    36
    Procedure..........................................................    36
  Regulatory Approvals.................................................    37
  Interests of Certain Persons in the Merger...........................    37
  Management of Community and Peoples after the Merger.................    38
  Accounting Treatment.................................................    38
  Certain Federal Income Tax Consequences..............................    38
  Rights of Dissenting Shareholders....................................    39
COMPARISON OF SHAREHOLDERS' RIGHTS.....................................    40
  Introduction.........................................................    40
  Dividends............................................................    40
    Glen Rock..........................................................    40
    Community..........................................................    40

                                                                        Page(s)
                                                                        -------
  Voting Rights Generally.............................................     40
    Glen Rock.........................................................     40
    Community.........................................................     40
  Classified Board of Directors.......................................     41
    Glen Rock.........................................................     41
    Community.........................................................     41
  Number of Directors; Term...........................................     41
    Glen Rock.........................................................     41
    Community.........................................................     41
  Removal of Directors................................................     41
    Glen Rock.........................................................     41
    Community.........................................................     42
  Qualifications of Directors.........................................     42
    Glen Rock.........................................................     42
    Community.........................................................     42
  Filling Vacancies on the Board of Directors.........................     42
  Call of Special Shareholders' Meetings..............................     42
    Glen Rock.........................................................     42
    Community.........................................................     42
  Notice of Shareholders' Meetings....................................     43
    Glen Rock.........................................................     43
    Community.........................................................     43
  Quorum Requirements and Adjournment of Meetings.....................     43
  Dissenters Rights...................................................     43
    Glen Rock.........................................................     43
    Community.........................................................     43
  Limitations on Directors' Liability.................................     43
  Indemnification.....................................................     44
  Anti-Takeover Law Provisions........................................     45
    Glen Rock.........................................................     45
    Community.........................................................     45
  Amendment of Articles of Incorporation..............................     46
    Glen Rock.........................................................     46
    Community.........................................................     46
  Amendment of Bylaws.................................................     47
    Glen Rock.........................................................     47
    Community.........................................................     47
UNAUDITED PRO FORMA FINANCIAL INFORMATION.............................     47
BUSINESS OF GLEN ROCK.................................................     54
  Description of Business.............................................
  Properties..........................................................
  Legal Proceedings...................................................
GLEN ROCK MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS............................................     54
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF GLEN
 ROCK.................................................................     54
ADJOURNMENT OF THE MEETING............................................     54
EXPERTS...............................................................     55
  Community...........................................................     55
  Glen Rock...........................................................     55

                                                                       Page(s)
                                                                       -------
LEGAL OPINIONS........................................................    55
OTHER BUSINESS........................................................    55
APPENDIX A--MERGER AGREEMENT..........................................   A-1
APPENDIX B--OPINION OF BERWIND FINANCIAL, L.P. .......................   B-1
APPENDIX C--STATUTORY PROVISIONS CONCERNING DISSENTERS' RIGHTS FOR
 SHAREHOLDERS OF PEOPLES..............................................   C-1
APPENDIX D--STOCK OPTION AGREEMENT....................................   D-1

                      WHERE YOU CAN FIND MORE INFORMATION

  Community filed a registration statement on Form S-4 on January 17, 2001 to register with the Securities and Exchange Commission its shares of common stock, and an amendment thereto on February 8, 2001, to be issued to Glen Rock shareholders in the merger. This Proxy Statement/Prospectus is a part of that registration statement and constitutes Community's prospectus in addition to being Glen Rock's proxy statement for the Glen Rock special shareholders' meeting. The registration statement, including the attached exhibits and schedules, contains additional relevant information. As allowed by Securities and Exchange Commission rules, this Proxy Statement/Prospectus incorporates important business and financial information about Community that is not included in or delivered with this document.

  Community files annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information filed by Community at the Securities and Exchange Commission's public reference room at the following location:

                             Public Reference Room
                            450 Fifth Street, N.W.
                                   Room 1024
                             Washington, DC 20549

  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Securities and Exchange Commission filings by Community are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

  You should rely only on the information contained or incorporated by reference in this Proxy Statement/Prospectus to decide how to vote on the merger. Community and Glen Rock have not authorized anyone to provide you with information that is different from or in addition to what is contained in this Proxy Statement/Prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. If you live in a jurisdiction where it is unlawful to offer to exchange or sell or to ask for offers to exchange or buy the securities offered by this Proxy Statement/Prospectus or to ask for proxies, or if you are a person to whom it is unlawful to direct those activities, then the offer presented in this Proxy Statement/Prospectus does not extend to you. The information contained in this Proxy Statement/Prospectus speaks only as of its date unless the information specifically indicates that another date applies. This Proxy
Statement/Prospectus is dated      , 2001.

                          INCORPORATION BY REFERENCE

  The Securities and Exchange Commission allows Community to "incorporate by reference" information into this Proxy Statement/Prospectus, which means that we can disclose important information to you by referring you to other information that has been filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this Proxy Statement/Prospectus, except for any information superseded by information contained in subsequent incorporated filings or by information in this Proxy Statement/Prospectus.

  This Proxy Statement/Prospectus incorporates by reference the Community documents set forth below that Community previously filed with the Securities and Exchange Commission. These documents contain important information about Community. You should read this Proxy Statement/Prospectus together with the information incorporated by reference.

COMMUNITY SEC FILINGS (FILE NO. 001-11663)     PERIOD OR DATE FILED:

1. ANNUAL REPORT ON FORM 10-K                  YEAR ENDED:1999

2. QUARTERLY REPORT ON FORM 10-Q               QUARTERS ENDED: 3/31/00, 6/30/00, 9/30/00

3. THE DESCRIPTION OF COMMUNITY'S COMMON STOCK WHICH APPEARS IN THE REGISTRATION
   STATEMENT COMMUNITY FILED WITH THE FEDERAL RESERVE SYSTEM PURSUANT TO SECTION 12(G)
   OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH REGISTRATION STATEMENT BECAME EFFECTIVE
   ON OR ABOUT OCTOBER 7, 1994, INCLUDING ANY AMENDMENTS OR REPORTS FILED FOR THE
   PURPOSE OF UPDATING SUCH DESCRIPTION.

  Community is also incorporating by reference any additional documents that it files with the Securities and Exchange Commission between the initial filing of this Proxy Statement/Prospectus and the date of effectiveness of this Proxy Statement/Prospectus or the date of the Glen Rock special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements.

  This Proxy Statement/Prospectus incorporates by reference documents that are not delivered with it. You may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling the appropriate party at the following address or telephone number:

      Patricia Hoch              Robert L. Williams
      Corporate Secretary        Corporate Secretary
      Community Banks, Inc.      The Glen Rock State Bank
      150 Market Square          57-59 Main Street
      P.O. Box 350               Glen Rock, PA 17327
      Millersburg, PA 17061      Telephone: (717) 235-1146
      Telephone: (717) 692-4781

  If you would like to request documents, please do so no later than five (5) days before you must make your investment decision.

  Glen Rock supplied all of the information contained or incorporated by reference in this Proxy Statement/Prospectus relating to Glen Rock.

               INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

  THIS PROXY STATEMENT/PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN STATEMENTS THAT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INCLUDE THE INFORMATION CONCERNING POSSIBLE OR ASSUMED FUTURE RESULTS OF OPERATIONS OF COMMUNITY AND ITS SUBSIDIARIES, OR THE COMBINED BUSINESS OF COMMUNITY AND GLEN ROCK. WHEN WE USE WORDS SUCH AS "BELIEVES", "EXPECTS", "ANTICIPATES", OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE ALSO STATEMENTS THAT ARE NOT STATEMENTS OF HISTORICAL FACT. THESE FORWARD LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THESE FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:

  --EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED;

  --DEPOSIT ATTRITION, CUSTOMER LOSS, OR REVENUE LOSS FOLLOWING THE MERGER IS
   GREATER THAN EXPECTED;

  --COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY;

  --COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF GLEN ROCK'S AND
   COMMUNITY'S BUSINESSES ARE GREATER THAN EXPECTED;

  --CHANGES OCCUR IN THE INTEREST RATE ENVIRONMENT WHICH REDUCE MARGINS; AND

  --GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR IN THE AREA IN WHICH
   THE COMPANIES WILL BE DOING BUSINESS ARE LESS FAVORABLE THAN EXPECTED.

  IF ONE OR MORE OF THESE RISKS OR UNCERTAINTIES OCCURS OR IF THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS IN 2001 AND BEYOND COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THE FORWARD-LOOKING STATEMENTS.

  FURTHER INFORMATION ON OTHER FACTORS THAT COULD AFFECT THE FINANCIAL RESULTS OF COMMUNITY AFTER THE MERGER IS INCLUDED IN THE SECURITIES AND EXCHANGE COMMISSION FILINGS INCORPORATED BY REFERENCE IN THIS PROXY
STATEMENT/PROSPECTUS.

  FOR A DISCUSSION OF CERTAIN RISKS RELATED TO THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 13.

            QUESTIONS AND ANSWERS ABOUT COMMUNITY/GLEN ROCK MERGER

Q. What are Glen Rock Shareholders being asked to approve?

A. At a special meeting of Glen Rock stockholders you will be asked to consider the proposed merger of Glen Rock with and into Peoples State Bank, a wholly-owned subsidiary of Community Banks, Inc. and the Agreement of Merger by which this transaction will occur. The questions and answers set forth below provide more details with respect to the proposal.

Q. Why does the Board of Directors of Glen Rock recommend shareholder approval of the merger with Peoples?

A. The Board of Directors of Glen Rock believes that the merger provides Glen Rock with an opportunity to combine with another community bank allowing it to expand its market in York County, thereby strengthening Glen Rock's competitive position, allowing additional banking and financial products to be offered to its customers and enhance shareholder value. Glen Rock's financial advisor, Berwind Financial L.P., has rendered an opinion to Glen Rock's Board of Directors that the exchange ratio is fair to Glen Rock shareholders from a financial point of view.

Q. What should I do?

A. After carefully reading this Proxy Statement and the information incorporated into the Proxy Statement by reference, sign your Proxy Card and return it in the enclosed return envelope as soon as possible to allow your shares to be voted at the special meeting of shareholders. The meeting will take place on March 15, 2001. Glen Rock's Board of Directors unanimously recommends that you vote for the merger. If you abstain from voting or do not vote, it will count as a vote against approval of the merger.

Q. What percentage of Glen Rock's shareholders is required to approve the merger?

A. Approval of the merger requires the affirmative vote of eighty percent (80%) of the outstanding shares of common stock held by Glen Rock's shareholders entitled to vote at the special meeting. For this reason, it is important that you sign and send in your Proxy Card in a timely fashion.

Q. Can I change my vote after I have mailed my signed Proxy Card?

A. Yes. Just send in a later-dated, signed Proxy Card before the meeting or attend the meeting in person and vote. You may send a new Proxy Card to the following address:

      The Glen Rock State Bank
      Attn: Secretary
      57-59 Main Street
      Glen Rock, PA 17327

Q. If my shares are held in "Street Name" by my broker, will my broker vote my shares for me?

A. Your broker may vote your shares only if you provide instructions on how to vote. Please tell your broker how you would like him or her to vote your shares. If you do not tell your broker how to vote, your shares will not be voted by your broker.

Q. Should I send in my stock certificates now?

A. No. After the merger is completed, Community will send you written instructions for exchanging your stock certificates.

Q. When do you expect the Merger to be completed?

A. We are working to complete the Merger as quickly as possible. We hope to complete it by March 31, 2001, assuming all shareholder and applicable governmental approvals have been received by that date.

Q.What if I have questions?

A. If you have questions, please call Robert G. Coradi, President and Chief Executive Officer of Glen Rock, at (717) 235-1200.

                                    SUMMARY

  The following is a summary of certain information relating to the Merger which may also be contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be a summary of all information relating to the Merger and is qualified in its entirety by reference to more detailed information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto. All shareholders are urged to review the entire Proxy Statement and Appendices carefully.

                                  The Parties

Glen Rock

  Glen Rock is an FDIC-insured banking institution organized in 1910 under the banking laws of the Commonwealth of Pennsylvania and headquartered in Glen Rock, Pennsylvania. Glen Rock engages in commercial banking authorized by the Pennsylvania Banking Code (the "PBC") and certain federal banking laws. This involves accepting demand, time and savings deposits, granting loans (consumer, commercial, real estate and business) to individuals, corporations, partnerships, associations and municipalities and other governmental bodies, and selling non-deposit retail investment products in its branch offices.

  Glen Rock Common Stock is not registered under the Securities Exchange Act of 1934, as amended. Glen Rock is subject to the supervision of the FDIC and the Pennsylvania Department of Banking ("PDOB"). Glen Rock Common Stock is not listed for trading on a securities exchange or an authorized quotation system.

  As of September 30, 2000, Glen Rock had four (4) banking offices. The fifth office opened in October 2000. Its principal executive office, which it owns, is located at 57-59 Main Street, Glen Rock, Pennsylvania 17327, and the telephone number at that address is (717) 235-1146. Glen Rock is not dependent on any one customer, and the loss of any customer or a few customers would not have a material adverse effect upon it.

  At September 30, 2000, Glen Rock reported total assets of $184,099,000, liabilities of $167,824,000, and net loans of $121,877,000. Glen Rock reported net income of $1.11 per share for the year ended December 31, 1999 and net income of $0.82 per share for the nine (9) months ended September 30, 2000.

Community

  Community is a Pennsylvania business corporation which was organized in 1982, and is headquartered at 150 Market Square, Millersburg, Pennsylvania 17061 (717-692-4781). Community is the holding company of Community Banks, N.A. ("CBNA") and The Peoples State Bank ("Peoples"), currently its only wholly-owned banking subsidiaries. CBNA currently operates twenty-five (25) offices in Dauphin, Schuylkill, Cumberland, Northumberland, Snyder, and Luzerne Counties, and will soon open its twenty-sixth (26th) office on the Jonestown Road in Harrisburg, Dauphin County. Peoples currently operates ten (10) offices in Adams and York Counties, Pennsylvania.

  In addition, Community owns one hundred (100%) percent of the issued and outstanding shares of two non-banking subsidiaries, Community Banks Life Insurance Company and Community Bank Investments, Inc. Community Banks Life Insurance Company was incorporated on November 12, 1986 under the laws of the state of Arizona for the purpose of re-insuring credit, life and accident insurance risks. Community Bank Investments, Inc. is a Delaware corporation formed for the purpose of investing in and holding securities.

  As a financial holding company, Community is registered with the Federal Reserve Board in accordance with the requirements of the federal Bank Holding Company Act of 1956, as amended, and is subject to regulation by the Federal Reserve Board.

  Community Common Stock, par value $5.00 per share (the "Community Common Stock"), is traded under the symbol "CTY" and is listed on the American Stock Exchange ("AMEX").

  At September 30, 2000, Community reported total assets of $1,109,023,000, deposits of $791,829,000 and net loans and leases of $676,757,000. Community reported net income of $11,803,000, or $1.73 per share, for the year ended December 31, 1999, and net income of $9,516,000, or $1.34 per share, for the nine (9) months ended September 30, 2000.

                              The Special Meeting

Date, Place and Time of the Meeting

  The special meeting of the Shareholders of Glen Rock (the "Glen Rock Special Meeting") will be held at 10:00 a.m. on March 15, 2001 at the Glen Rock Country Kitchen Restaurant, 144 Manchester Street, Glen Rock, Pennsylvania.

Matters to be Considered at the Meeting

  At the meeting, the Shareholders of Glen Rock will be asked to approve: (a) an Agreement and Plan of Merger dated November 7, 2000 (the "Merger Agreement") among Community, Peoples, and Glen Rock, providing for the merger of Glen Rock into Peoples as contemplated therein; (b) a proposal (the "Adjournment Proposal") to postpone or adjourn its meeting to another time and/or place for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the meeting to approve the Merger; and (c) such other business as may properly come before the Glen Rock Special Meeting and/or any adjournment thereof. See "THE SPECIAL MEETING--Matters to be Considered at the Meeting."

Record Date; Shares Outstanding; Quorum; Vote Required

  Only holders of record of shares of Glen Rock Common Stock at the close of business on February 7, 2001 (the "Record Date") will be entitled to vote at the Glen Rock Special Meeting. On that date, approximately 1,341,534 shares of Glen Rock Common Stock were outstanding, each share being entitled to one vote. The affirmative vote of the holders of eighty percent (80%) of all outstanding shares of Glen Rock Common Stock is required to approve the Merger. See "THE SPECIAL MEETING--Vote Required."

  As of the Record Date indicated above, directors and executive officers of Glen Rock beneficially owned approximately 101,873 shares of Glen Rock Common Stock or approximately 7.5% of the outstanding Glen Rock Common Stock entitled to vote at the Glen Rock Special Meeting. Prior to the execution of the Merger Agreement, the directors of Glen Rock entered into an agreement with Community that they would vote all of their shares in favor of the Merger. See "THE SPECIAL MEETING--Votes Required."

Terms of the Merger

  Pursuant to the Merger Agreement, Glen Rock will be merged with and into Peoples. Peoples is a wholly-owned Pennsylvania state banking institution and will be the surviving corporation. Each share of Glen Rock Common Stock outstanding as of the Effective Date (as defined below) of the Merger will be converted into and become a right to receive 0.900 shares (the "Conversion Factor") of Community Common Stock. See "THE MERGER--Terms of the Merger-- Merger Consideration; Conversion Factor."

Exchange Procedure

  As soon as practicable after the Effective Date, holders of shares of Glen Rock Common Stock will be furnished a form letter of transmittal for the tender of their shares to Wells Fargo Shareowner Services (the

"Exchange Agent") to be exchanged for certificates for the appropriate number of shares of Community Common Stock. See "THE MERGER--Exchange Procedure."

  GLEN ROCK'S SHAREHOLDERS SHOULD NOT FORWARD STOCK CERTIFICATES FOR SHARES OF COMMUNITY COMMON STOCK TO THE EXCHANGE AGENT OR COMMUNITY UNTIL THEY HAVE RECEIVED THE TRANSMITTAL LETTER. GLEN ROCK'S SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

Opinion of Financial Advisor

  Berwind Financial L.P. ("Berwind") rendered its opinion to the Board of Directors of Glen Rock that, based upon and subject to the various considerations set forth therein, as of November 6, 2000 (the "November Opinion"), and as of February 7, 2001 (the "Proxy Opinion"), the exchange ratio in the Merger is fair, from a financial point of view, to the holders of Glen Rock Common Stock. The Proxy Opinion, which is attached to this Proxy Statement/Prospectus as Appendix B, should be read in its entirety with respect to the assumptions made and other matters considered in rendering such opinions. See "THE MERGER--Opinion of Independent Financial Advisor."

Recommendation of the Glen Rock Board of Directors

  THE BOARD OF DIRECTORS OF GLEN ROCK BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF GLEN ROCK'S SHAREHOLDERS, HAS BY UNANIMOUS VOTE APPROVED THE MERGER AND THE MERGER AGREEMENT, AND RECOMMENDS THAT GLEN ROCK'S SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AND THE MERGER AGREEMENT. See "THE MERGER-- Reasons for the Merger; Recommendations of the Boards of Directors."

Conditions to the Merger--Regulatory Approval

  Consummation of the Merger is subject to various conditions, including notice to or approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Federal Deposit Insurance Corporation (the "FDIC"), and the Pennsylvania Department of Banking (the "Department of Banking"), and qualification of the Merger for accounting purposes as a "pooling of interests." See "THE MERGER--Regulatory Approvals." The Merger is also subject to satisfaction of various other conditions specified in the Merger Agreement, including approval of the Merger by the requisite vote of shareholders of Glen Rock. See "THE MERGER--Terms of the Merger--Conditions Precedent."

Closing; Effective Date

  The Merger Agreement provides that the closing of the Merger (the "Closing") will be held at the executive offices of Community at 10:00 a.m. on a date to be designated by Community (the "Effective Date"), which date shall not be later than thirty (30) business days following the receipt of all governmental approvals and Shareholder approvals and after the expiration of all applicable waiting periods. See "THE MERGER--Terms of the Merger--Closing; Effective Date" and "THE MERGER--Terms of the Merger--Conditions Precedent."

Termination; Waiver; Amendment

  The Merger Agreement may be terminated at any time prior to consummation of the Merger in a number of circumstances, including, but not limited to:

  (a) by mutual consent of the parties;

  (b) by either party if in its reasonable opinion, a material adverse change shall have occurred since September 30, 2000, in the business or financial condition of the other party;

  (c) by either party if there has been a failure on the part of the other party to comply with its obligations under the Merger Agreement; and

  (d) by the Board of Glen Rock or Community if the Merger and Merger Agreement are not approved by the affirmative vote of Glen Rock Shareholders holding at least eighty percent (80%) of Glen Rock's outstanding Common Stock.

Each party may also terminate the Agreement if the price of Community's stock increases or decreases by certain amounts, subject to the right of Community to adjust the Conversion Factor. See "THE MERGER--Terms of the Merger-- Termination" and "THE MERGER--Terms of the Merger--Adjustment of Conversion Factor".

  Provisions of the Merger Agreement may be waived or amended under certain circumstances, as set forth in the Merger Agreement. See "THE MERGER--Terms of the Merger--Waiver; Amendment."

Fees and Expenses

  Except as described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger and the Merger Agreement will be paid by the party incurring such costs. See "THE MERGER-- Expenses."

Stock Option Agreement

  In connection with the Merger Agreement, Community and Glen Rock have entered into a stock option agreement (the "Stock Option Agreement") granting Community an irrevocable option to purchase up to that number of authorized but unissued shares of Glen Rock Common Stock, which, when added to the number of shares of Glen Rock Common Stock owned by Community at the time of the exercise of the option, will represent 19.9% of the issued and outstanding shares of Glen Rock Common Stock after exercise of the option, at a purchase price of $16.16 per share. The option may be exercised upon certain events specified in the Stock Option Agreement. See "THE MERGER--Stock Option Agreement; No Solicitation; Pursuit of Other Transactions."

Dissenters' Rights

  As required by the Pennsylvania Banking Code ("PBC"), and the Pennsylvania Business Corporation Law ("BCL"), to which the PBC refers, any shareholder of Glen Rock who has voted against the Merger or has given notice to Glen Rock in writing at or prior to the Glen Rock Special Meeting that such shareholder dissents from the Merger, shall be entitled to receive the "fair value" of the shares held by that shareholder at the time the Merger Agreement has been approved by the PDOB, the Federal Reserve Board, and the FDIC, upon written request made to Community at any time within thirty (30) days following the Effective Date, accompanied by the surrender of such shareholder's stock certificates. The relevant portions of the statutory dissenters procedures are attached to this Proxy Statement/Prospectus as Appendix C. Shareholders electing to exercise their dissenters' rights under the PBC and BCL may not vote for the Merger and the Merger Agreement. If a shareholder returns a signed proxy but does not specify a vote against the Merger and the Merger Agreement or does not give a direction to abstain, the proxy will be voted for the Merger and the Merger Agreement, which will have the effect of waiving that shareholder's dissenters' rights. See "THE MERGER--Rights of Dissenting Shareholders."

Certain Federal Income Tax Consequences of the Merger

  It is intended that the Merger will be treated, for federal income tax purposes, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, for income tax purposes:

  (a) the Merger of Glen Rock with and into Peoples upon the terms and conditions of the Merger Agreement will not result in any recognized gain or loss to Community, Glen Rock, or Peoples;

  (b) except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of Glen Rock Common Stock who receive Community Common Stock in exchange for the shares of Glen Rock Common Stock which they hold;

  (c) the holding period of Community Common Stock received in exchange for Glen Rock Common Stock will include the holding period of Glen Rock Common Stock for which it is exchanged, assuming the shares of Glen Rock Common Stock are capital assets in the hands of the holder thereof on the Effective Date; and

  (d) the basis of Community Common Stock received in exchange for Glen Rock Common Stock will be the basis of Glen Rock Common Stock for which it is exchanged, less any basis attributable to fractional shares for which cash is received.

  The obligations of the parties to consummate the Merger are conditioned upon the receipt of an opinion from Mette, Evans & Woodside, counsel to Community, substantially to the effect that the federal income tax consequences of the Merger are as summarized above. See "THE MERGER--Certain Federal Income Tax Consequences."

  EACH SHAREHOLDER IS ENCOURAGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE UNIQUE AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE MERGER AND/OR ANY SALE THEREAFTER OF SHARES OF COMMUNITY COMMON STOCK RECEIVED IN THE MERGER.

Accounting Treatment

  The Merger will be accounted for as, and is conditioned upon its qualification for treatment as, a pooling of interests for accounting and financial reporting purposes. See "THE MERGER--Accounting Treatment."

Interests of Certain Persons in the Merger

  Certain directors and officers of Glen Rock have interests in the Merger that are in addition to their interests as shareholders of Glen Rock generally. These include Community's agreement to cause Peoples to indemnify and to provide insurance covering Glen Rock officers and directors following the consummation of the Merger. See "THE MERGER--Indemnification of Glen Rock Officers and Directors; Insurance" and "THE MERGER--Interests of Certain Persons in the Merger." The current members of the Board of Directors of Glen Rock will be appointed to the Board of Directors of Peoples. Additionally, Glen Rock has entered into Change in Control Agreements with Robert G. Coradi and J. Scott Sturgill, and the Merger could, under certain circumstances, result in benefits to Messrs. Coradi and Sturgill under those agreements. See "THE MERGER--Terms of the Merger--Effect of the Merger" and "THE MERGER--Interests of Certain Persons in the Merger."

Comparison of Shareholder Rights

  Upon exchange of their shares of Glen Rock Common Stock in accordance with the exchange procedures set forth in the Merger Agreement, holders of Glen Rock Common Stock will become holders of Community Common Stock. The rights of shareholders of Community are governed by the BCL and the articles of incorporation and bylaws of Community. The rights of common shareholders of Community differ from the rights of Glen Rock shareholders with respect to certain matters. See "COMPARISON OF SHAREHOLDERS' RIGHTS."

Adjournment of the Meeting

  In the event that there is an insufficient number of votes cast in person or by proxy at the Glen Rock Special Meeting to approve the Merger and the Merger Agreement, the Board of Directors of Glen Rock intends to adjourn the Meeting to a later date for the solicitation of additional votes in favor thereof. The affirmative vote of a majority of the shares present, in person or by proxy, at the Glen Rock Special Meeting, even if a quorum is not present, is required in order to approve any such adjournment. Glen Rock's Board of Directors unanimously recommends that shareholders vote "FOR" the proposal to adjourn the Meeting if necessary to permit further solicitation of proxies to approve the Merger and the Merger Agreement.

Market Price Data

  Shares of Community Common Stock are included for quotation on the AMEX. The following table sets forth: (a) the closing price for Community Common Stock on the AMEX on November 7, 2000, the last trading date prior to the first public announcement of the Merger, and (b) an equivalent per share price for Glen Rock Common Stock computed by multiplying the closing sale price for Community Common Stock on November 7, 2000 by the Conversion Factor of 0.900.

                                                          Last       Equivalent
                                                    Pre-Announcement Per Share
                                                         Price         Price
                                                    ---------------- ----------
Community Common Stock.............................     $21.125           --
Glen Rock Common Stock.............................     $ 13.25        $19.01

  On February 7, 2001, the closing sale price for Community Common Stock was $21.35. Using this price, the equivalent per share price for Glen Rock Common Stock would have been $19.21.

Selected Historical Financial Data

  The following tables set forth certain selected historical financial information for Glen Rock and certain selected consolidated historical financial information for Community. This data is derived from and should be read in conjunction with, and is qualified in its entirety by, the financial statements of Glen Rock, which are either included in this Proxy Statement/Prospectus or may be obtained from Glen Rock, and the consolidated financial statements of Community, including the notes thereto, incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus.

      SELECTED HISTORICAL FINANCIAL DATA OF THE GLEN ROCK STATE BANK

                          For the Nine Months
                            Ended Sept. 30,             For the Years Ended December 31,
                          --------------------  -----------------------------------------------------
                            2000       1999       1999       1998       1997       1996       1995
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                      (dollars in thousands except per share data)
Summary of Operations
Interest income.........  $   9,840  $   9,146  $  12,275  $  12,053  $  12,188  $  11,765  $  11,414
Interest expense........      5,509      4,634      6,221      6,127      6,137      5,639      5,718
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net interest income.....      4,331      4,512      6,054      5,926      6,051      6,126      5,696
Provision for credit
 losses.................        115        215        290        590        500        480        420
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net interest income
 after provision for
 credit losses..........      4,216      4,297      5,764      5,336      5,551      5,646      5,276
Other operating income..        680        670        906        614        459        158        311
Other operating
 expenses...............      3,407      3,427      4,607      4,421      3,975      3,894      3,429
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before
 income taxes...........      1,489      1,540      2,063      1,529      2,035      1,910      2,158
Applicable income taxes
 (benefit)..............        391        458        576        348        567        597        635
                          ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss).......      1,098      1,082      1,487      1,181      1,468      1,313      1,523
                          =========  =========  =========  =========  =========  =========  =========
Per Share Data
Net income (loss).......       0.82       0.81       1.11       0.89       1.10       1.00       1.16
Dividends paid..........       0.34       0.30       0.40       0.30       0.30       0.26       0.26
Book value..............      12.16      11.49      11.40      11.57      10.79       9.87       8.96
Shares outstanding......  1,338,846  1,335,716  1,335,716  1,332,908  1,328,764  1,319,380  1,314,352
Balance Sheet Data
Loans (net of unearned
 income and allowance
 for loan losses).......    121,877    114,696    117,181    115,834    105,905    100,996    101,111
Total assets............    184,099    174,515    179,520    171,733    160,758    150,701    143,897
Total deposits..........    135,116    130,724    132,731    132,048    125,720    126,083    124,780
Total shareholders'
 equity.................     16,275     15,351     15,228     15,417     14,333     13,016     11,781
Key Ratios..............
Return (loss) on average
 shareholders' equity...        9.3%       9.2%       9.5%       7.9%      10.7%      10.4%      14.0%
Return (loss) on average
 total assets...........       0.80%      0.83%      0.85%      0.67%      0.94%      0.90%      1.08%
Dividends declared to
 net income (loss)......       42.1%      37.0%      35.9%      33.8%      27.0%      26.4%      22.7%
Average shareholders'
 equity to average total
 assets.................        8.5%       9.0%       8.9%       9.1%       8.7%       8.7%       7.7%

                     SELECTED HISTORICAL FINANCIAL DATA FOR
                             COMMUNITY BANKS, INC.

                           For the Nine Months
                             Ended Sept. 30,                 For the Years Ended December 31,
                          ----------------------  ----------------------------------------------------------
                             2000        1999        1999        1998        1997        1996        1995
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                          (dollars in thousands except per share data)
Summary of Operations
Interest income.........  $   58,261  $   48,431  $   66,264  $   57,000  $   52,287  $   45,275  $   38,755
Interest expense........      30,280      23,478      32,213      26,887      24,423      20,668      16,374
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net interest income.....      27,981      24,953      34,051      30,113      27,864      24,607      22,381
Provision for credit
 losses.................       1,429         787       1,298       1,464       1,317       1,567       1,078
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net interest income
 after provision for
 credit losses..........      26,552      24,166      32,753      28,649      26,547      23,040      21,303
Other operating income..       5,555       4,229       5,668       4,960       4,229       3,171       2,790
Other operating
 expenses...............      19,385      17,019      22,937      20,025      19,360      16,534      16,303
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income (loss) before
 income taxes...........      12,722      11,376      15,484      13,584      11,416       9,677       7,790
Applicable income
 taxes..................       3,206       2,668       3,681       3,534       3,491       2,693       2,071
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income (loss).......       9,516       8,708      11,803      10,050       7,925       6,984       5,719
                          ==========  ==========  ==========  ==========  ==========  ==========  ==========
Per Share Data
Net income (loss)
 (diluted)..............        1.32        1.19        1.62        1.36        1.08        0.95        0.78
Dividends paid..........        0.47        0.45        0.60        0.56        0.44        0.37        0.33
Book value..............       10.97       10.32        9.95       10.96       10.26        8.93        8.30
Shares outstanding......   7,037,000   7,161,000   7,144,000   7,197,000   7,214,000   7,176,000   7,180,000
Balance Sheet Data
Loans (net of unearned
 income and allowance
 for loan losses).......     676,757     561,255     581,859     495,308     437,761     402,681     349,544
Total assets............   1,109,023     948,381     971,824     851,674     719,462     651,573     553,325
Total deposits..........     791,829     693,029     693,436     595,905     549,755     522,602     474,045
Total shareholders'
 equity.................      77,227      73,898      71,081      78,876      74,013      64,079      59,596
Key Ratios
Return (loss) on average
 shareholders' equity...       17.13%      15.05%      15.41%      13.04%      11.49%      11.39%      10.36%
Return (loss) on average
 total assets...........        1.23%       1.29%       1.29%       1.31%       1.16%       1.18%       1.06%
Dividends declared to
 net income (loss)......       35.55%      37.37%      36.80%      40.83%      39.66%      39.02%      42.68%
Average shareholders'
 equity to average total
 assets.................        7.17%       8.58%       8.35%      10.06%      10.12%      10.36%      10.25%

Unaudited Pro Forma Selected Financial Data

  The following table sets forth unaudited pro forma selected financial data for Glen Rock and Community which gives effect to the Merger, accounted for as a pooling of interest, as if both companies had been combined for the periods shown. The pro forma selected data is not necessarily indicative of the results that would have been achieved had the transaction been consummated on such date and should not be construed as representative of future operations. This presentation is subject to the assumptions set forth in the notes to the Unaudited Pro Forma Condensed Financial Statements appearing elsewhere in this Proxy Statement/Prospectus. The information presented should be read in conjunction with such pro forma financial statements, and the notes thereto, and the historical financial statements, including the notes thereto, of Peoples, and the historical consolidated financial statements, including the notes thereto, of Community incorporated by reference in this Proxy Statement/Prospectus or appearing elsewhere herein.

                           For the Nine Months
                             Ended Sept. 30,      For the Years Ended December 31,
                          ----------------------  ----------------------------------
                             2000        1999        1999        1998        1997
                          ----------  ----------  ----------  ----------  ----------
                               (dollars in thousands except per share data)
Summary of Operations
Interest income.........  $   68,101  $   57,577  $   78,539  $   69,053  $   64,475
Interest expense........      35,789      28,112      38,434      33,014      30,560
                          ----------  ----------  ----------  ----------  ----------
Net interest income.....      32,312      29,465      40,105      36,039      33,915
Provision for credit
 losses.................       1,544       1,002       1,588       2,054       1,817
                          ----------  ----------  ----------  ----------  ----------
Net interest income
 after provision for
 credit losses..........      30,768      28,463      38,517      33,985      32,098
Other operating income..       6,235       4,899       6,574       5,574       4,688
Other operating
 expenses...............      22,792      20,446      27,544      24,446      23,335
                          ----------  ----------  ----------  ----------  ----------
Income (loss) before
 income taxes...........      14,211      12,916      17,547      15,113      13,451
Applicable income
 taxes..................       3,597       3,126       4,257       3,882       4,058
                          ----------  ----------  ----------  ----------  ----------
Net income (loss).......      10,614       9,790      13,290      11,231       9,393
                          ==========  ==========  ==========  ==========  ==========
Per Share Data
Net income (loss)
 (diluted)..............        1.26        1.15        1.56        1.31        1.10
Dividends paid..........        0.46        0.44        0.58        0.54        0.42
Book value..............       11.34       10.67       10.34       11.22       10.49
Shares outstanding......   8,242,000   8,366,000   8,349,000   8,402,000   8,419,000
Balance Sheet Data
Loans (net of unearned
 income and allowance
 for loan losses).......     798,634     675,951     699,040     611,142     543,666
Total assets............   1,293,122   1,122,896   1,151,344   1,023,407     880,220
Total deposits..........     926,945     823,753     826,167     727,953     675,475
Total shareholders'
 equity.................      93,502      89,249      86,309      94,293      88,346
Key Ratios
Return (loss) on average
 shareholders' equity...       15.77%      14.05%      14.40%      12.21%      11.36%
Return (loss) on average
 total assets...........        1.16%       1.22%       1.22%       1.21%       1.12%
Dividends declared to
 net income (loss)......       36.22%      37.32%      36.70%      40.09%      37.69%
Average shareholders'
 equity to average total
 assets.................        7.37%       8.65%       8.44%       9.89%       9.86%

Historical and Pro Forma Comparative Per Share Data

  The following table sets forth certain historical per share data of Community and Glen Rock. It also includes unaudited pro forma combined per share data of Community and Glen Rock as if the two companies had been combined on the dates shown. Such pro forma data is not necessarily indicative of results that would have been achieved had the Merger been consummated on such dates.

                                                              For the Years
                                        For the Nine Months Ended December 31,
                                          Ended Sept. 30,   ------------------
                                               2000          1999  1998  1997
                                        ------------------- ------ ----- -----
Community Historical
Income per common share (diluted)......       $ 1.32        $ 1.62 $1.36 $1.08
Dividends declared per common share....          .47           .60   .56   .44
Book value per common share............        10.97          9.95   --    --
Glen Rock Historical
Income per common share................         0.82          1.11  0.89  1.10
Dividends declared per common share....        0.345          0.40  0.30  0.30
Book value per common share............        12.16         11.40   --    --
Pro Forma Per Glen Rock Common Share
Income per common share (diluted)(1)...         1.13          1.40  1.18   .99
Dividends declared per common share....          .41           .52   .49   .38
Book value per common share............        10.21          9.31   --    --
Pro Forma Equivalent Per Community
 Common Share
Income per common share (diluted)......         1.26          1.56  1.31  1.10
Dividends declared per common share....          .46           .58   .54   .42
Book value per common share............        11.34         10.34   --    --

--------
(1) Pro Forma Equivalent amounts per share were calculated by taking the corresponding pro forma per share amounts for Community and multiplying that by the Conversion Factor of .900 shares of Community Common Stock for each 1 share of Glen Rock Common Stock.

                                 RISK FACTORS

  In addition to other information contained in or incorporated by reference into this Proxy Statement/Prospectus, including the matters addressed under the caption "Information Regarding Forward-Looking Statements" on page vi, you should carefully consider the following risk factors in deciding whether to vote for adoption of the Merger Agreement.

Because the market price of Community Common Stock may fluctuate, you cannot be sure of the market value of the common stock that you will receive in the Merger.

  Upon completion of the Merger, each share of Glen Rock Common Stock will be converted into .900 shares of Common Stock of Community. As explained later in this Proxy Statement/Prospectus (see "THE MERGER-- Adjustments to Conversion Factor" on page 26), this exchange ratio may be adjusted for changes in the market price of Community Common Stock. Any change in the price of Community Common Stock prior to the Merger will affect the value that Glen Rock Common Stock holders will receive on the date of the Merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our businesses, operations and prospects and regulatory considerations, many of which factors are beyond our control.

  The price of Community Common Stock at the closing of the Merger may vary from its price on the date the Merger Agreement was executed, on the date of this Proxy Statement/Prospectus, and on the date of the Glen Rock Special Meeting. As a result, the value represented by the Conversion Factor ratio will also vary, and the Conversion Factor itself may be adjusted as illustrated on page 27. On November 7, 2000, the last full trading day before public announcement of the Merger, the closing price of Community Stock was $21.125. On February 7, 2001, the price of Community Common Stock was $21.35. Under the Merger Agreement, this fluctuation in price would not have resulted in an adjustment to the Conversion Factor, but the value at which Community Common Stock could be exchanged for Glen Rock Common Stock changed from $19.01 to $19.21. Because we anticipate that the date that the Merger is completed will be later than the Special Meeting, you will not know the market value of the Community Common Stock that you will hold upon completion of the Merger.

Community may not achieve the anticipated benefits of the Merger.

  The success of the Merger will depend, in part, on the ability of Community and Peoples to realize the anticipated growth opportunities and cost savings from combining the businesses of Community, Peoples, and Glen Rock. To realize the anticipated benefits from the Merger, Community and Peoples must successfully combine their businesses with Glen Rock's in a manner that permits those growth opportunities and cost savings to be realized. If the management of Community and Peoples is not able to achieve these objectives successfully, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected.

Directors and Management of Glen Rock may have potential conflicts of interest.

  All of the Directors of Glen Rock have agreed to vote in favor of the Merger, and they unanimously recommend that you vote in favor of the Merger also. Robert G. Coradi, President and Chief Executive Officer of Glen Rock, also recommends that you vote in favor of the Merger. These individuals may have interests in completion of the Merger that are different than yours. For example, if the Merger is completed, all of the individuals who are Directors of Glen Rock at the time of the Merger will become Directors of Peoples. As Directors of Peoples, they will be entitled to compensation for their services. Mr. Coradi may become an officer of Peoples after completion of the Merger, and he is currently party to a contract with Glen Rock which could, under certain circumstances, result in the payment of benefits to him in connection with the Merger. These interests may create potential conflicts of interest. (See "THE MERGER--Interests of Certain Persons in the Merger" at page 37.)

Community may be subject to adverse regulatory conditions.

  Before completion of the Merger, Community and Peoples must obtain the approvals of or submit notifications to the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking, and other anti-trust authorities. Such approvals may impose conditions on the completion of the Merger or require changes to the terms of the Merger. These conditions or changes could have the effect of delaying completion of the Merger or imposing additional costs on or limiting the revenues of Community, any of which might have a material adverse effect on Community following the Merger.

The Market Price of Community Stock after the Merger may be affected by market and business factors.

  The value of Community Stock upon completion of the Merger and thereafter is likely to be affected by its earnings. The interest income of Community is generally dependent on the difference between the interest Community pays on deposits held at its subsidiary banks, or other costs of funds, and interest that the banks earn on loans and investments. This interest spread, in turn, can be affected by factors which are beyond the control of Community, such as interest rate adjustments made by the Federal Reserve Board, interest rates charged and earned by other banks in the market and the setting of interest rates on deposits and loans by non-bank financial service providers. Community's non-interest income, such as fees earned by the bank's trust department, will be affected by intense competition among banks and non-bank financial service providers for such business. All of these factors could have a material adverse effect on the income of Community and, consequently, the value of Community Common Stock.

Adverse conditions in Community's market area may have an adverse effect.

  Substantially all of Community's business is with customers located within the counties where branches of Community's subsidiary banks are located, and contiguous counties. The businesses to which Community makes loans are small and medium sized and are dependent upon the regional economy. Adverse economic and business conditions in the market area could affect borrowers, their ability to repay their loans, and consequently Community's financial condition and performance.

                              THE SPECIAL MEETING

General

  This Proxy Statement/Prospectus is being furnished to holders of Glen Rock Common Stock in connection with the solicitation of proxies by Glen Rock's Board of Directors to be used at the Special Meeting or any adjournment thereof.

Date, Place and Time of the Meeting

  The special meeting of the Shareholders of Glen Rock (the "Glen Rock Special Meeting") will be held at 10:00 a.m. local time on March 15, 2001 at The Glen Rock Country Kitchen Restaurant, 144 Manchester Street, Glen Rock, Pennsylvania 17317.

Matters to be Considered at the Meeting

  The Shareholders of Glen Rock will be asked to approve: (a) the Merger Agreement by and among Community, Glen Rock, and Peoples, providing for the merger of Glen Rock with and into Peoples, a wholly-owned subsidiary of Community, as contemplated therein; (b) a proposal (the "Adjournment Proposal") to postpone or adjourn its meeting to another time and/or place for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of its meeting to approve the Merger Agreement; and (c) such other business as may properly come before the Special Meeting and/or any adjournment thereof.

Record Date; Shares Outstanding; Quorum

  Only holders of record of shares of Glen Rock Common Stock at the close of business on February 7, 2001 (the "Glen Rock Record Date") will be entitled to vote at the Glen Rock Special Meeting. At that date, approximately 1,341,534 shares of Glen Rock Common Stock were outstanding, each share being entitled to one vote.

Vote Required

  The affirmative votes of eighty percent (80%) of all outstanding shares of Glen Rock Common Stock are required to approve the Merger Agreement.

  As of the Glen Rock Record Date indicated above, directors and executive officers of Glen Rock beneficially owned approximately 101,873 shares of Glen Rock Common Stock or approximately 7.5% of the outstanding Glen Rock Common Stock entitled to vote at the Glen Rock Special Meeting. The directors of Glen Rock have entered into agreements with Community that they will vote all of such shares in favor of the Merger Agreement. (See "THE MERGER--Voting Agreements.)

Effect of Abstentions and Broker Nonvotes

  Abstentions may be specified with respect to the Merger Agreement and the Adjournment Proposal. Such abstentions will be considered present and entitled to vote at the Meeting, but will not be counted as votes cast in the affirmative. Abstentions by shareholders will have the effect of a vote against the Merger and the Merger Agreement and against the Adjournment Proposal.

  Brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers have authority under the rules of the NYSE to vote those shares with respect to certain matters if they do not receive instructions from the beneficial owner. Brokers do not have the authority to vote shares with respect to approval of the Merger Agreement. Assuming that sufficient shares are present at the Meeting (so that a quorum may be obtained), a failure of brokers to vote shares because they have not received instructions from beneficial owners (a "Broker Non-Vote") will have the effect of a vote against the Merger Agreement. Broker Non-Votes will have no effect upon the approval of the Adjournment Proposal.

Voting, Revocation and Solicitation of Proxies

  All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders thereof, unless such proxies are revoked prior to the vote. Proxies which do not contain voting instructions will be voted in favor of the Merger Agreement and the Adjournment Proposal.

  It is not expected that any matter other than those referred to herein will be brought before the Special Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

  A shareholder who executes and returns a proxy on the enclosed form has the power to revoke it at any time before it is voted. The giving of a proxy does not affect the right of shareholders to attend the Special Meeting and vote in person. A shareholder's presence at a meeting, however, will not in itself revoke the shareholder's proxy. A shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Glen Rock a duly executed revocation or a proxy bearing a later date. Neither attendance nor voting in person at the Special Meeting will of itself constitute revocation of a proxy.

  In addition to solicitation by mail, directors, officers and employees of Glen Rock who will not be specifically compensated for such services may solicit proxies from the shareholders of Glen Rock personally or by telephone or telegram or other forms of communication. Glen Rock will bear its own expenses in connection with the solicitation of proxies for its Special Meeting.

  SHAREHOLDERS OF GLEN ROCK SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS DESCRIBED BELOW UNDER THE HEADING "THE MERGER--EXCHANGE PROCEDURE," EACH GLEN ROCK SHAREHOLDER WILL BE PROVIDED WITH MATERIALS FOR EXCHANGING SHARES OF GLEN ROCK COMMON STOCK AS PROMPTLY AS PRACTICABLE AFTER THE EFFECTIVE DATE.

Recommendation of the Board of Directors

  The Board of Directors of Glen Rock recommends that the shareholders vote FOR the approval of the Merger Agreement identified in this Proxy
Statement/Prospectus.

                                  THE MERGER

  The following is a description of the Merger. Such description is not intended to be a complete description of all facts regarding the Merger and is qualified in all respects by reference to the Merger Agreement attached hereto as Appendix A (Appendix A does not include the schedules that were part of the Merger Agreement). Shareholders of Glen Rock are urged to read carefully the Merger Agreement. For a summary of the Merger, see the preceding "SUMMARY."

Introduction; Background of the Merger

 Background of the Merger

  Glen Rock's management and Board of Directors have historically maintained a policy of independence, based on their belief that the best interests of Glen Rock and its shareholders, as well as the community in which Glen Rock operates, would be served best if Glen Rock continued to do business as an independent entity. Glen Rock's Board of Directors and management believed that by remaining independent, Glen Rock's growth in earnings and profits would create greater value, over time, than would be created if Glen Rock were sold and shareholders received a premium for their shares of Glen Rock Common Stock in connection with such sale. The policy of independence was consistently applied over the years and was cited several times in recent years in response to certain requests that originated with members of management of Glen Rock's competitors, including Community, who expressed interest in discussing a merger, sale or similar transaction. Both Robert G. Coradi, Glen Rock's President and Chief Executive Officer, and Robert L. Williams, Mr. Coradi's predecessor, received preliminary requests from Eddie
L. Dunklebarger, Chief Executive Officer of Community, and from other local financial institutions who requested that Glen Rock engage in discussions concerning a possible merger, sale or similar transaction. Believing such discussions to be inconsistent with Glen Rock's policy of independence, such requests were not formally pursued beyond the preliminary stage.

  In January 2000, the Board of Directors began to reconsider whether Glen Rock's policy of independence should be reevaluated. At its meeting on January 19, 2000, the Board of Directors reviewed the preliminary earnings results for the year ended December 31, 1999. Members of the Board of Directors and management continued to express disappointment with Glen Rock's lack of growth as compared to the previous year. There was continuing disappointment over the fact that, even after having worked through most of the more significant problem loans that had affected earnings in recent years, growth in assets and revenues was relatively flat and Glen Rock's earnings in 1999 also remained flat. While not prepared to reverse immediately its long-standing policy of independence, Glen Rock's Board of Directors proceeded to reevaluate whether, in light of current circumstances and projected future results, the policy of remaining independent continued to serve the best interests of Glen Rock's shareholders and other constituencies. At its meeting on February 2, 2000, the Board of Directors resolved to retain investment bankers to provide assistance to the Board of Directors as it began the process of analyzing Glen Rock's current situation. Management was directed to formally retain an investment banking firm to assist in this process. On February 25, 2000, Berwind Financial, L.P. was retained to assist the Board of Directors in their review of Glen Rock's financial performance, both historical and projected, in comparison to the results of its peers. The Board of Directors was also interested in evaluating the current market environment for mergers and acquisitions of institutions like Glen Rock and whether or not there was likely to be any interest, on the part of potential acquirors, in a transaction involving a sale of or merger with Glen Rock.

  At its meeting on March 1, 2000, the Board of Directors was advised by management of Glen Rock that Eddie L. Dunklebarger remained interested in discussing a transaction leading to a possible sale of Glen Rock to Community and/or one of its subsidiaries. The Board resolved to consider Mr. Dunklebarger's level of interest as part of Glen Rock's strategic reevaluation of its policy of independence.

  At its meeting on March 15, 2000, Glen Rock's Board of Directors considered various strategic alternatives available to Glen Rock to potentially enhance shareholder value, including a sale or merger of the Bank. The Board of Directors considered the impact on the Glen Rock shareholders under various alternatives. After deliberation, the Board of Directors elected to postpone any decision as to whether or not to alter Glen Rock's longstanding policy of independence until the Board of Directors reconvened in April.

  At its meeting on April 19, 2000, the Board of Directors once again discussed alternatives available to Glen Rock and the potential values that might possibly be achieved under various alternatives. After careful consideration, the Board of Directors elected to continue the Bank's policy of independence. As a result, the Board of Directors resolved to advise Mr. Dunklebarger that the Bank's policy of independence remains in effect. Management was also directed to develop a plan to show how Glen Rock's growth plans would meet the expectations for growth that the Board of Directors believed would be required to meet the goals and objectives of promoting shareholder value.

  At its meeting on August 2, 2000, after having considered Glen Rock's actual and projected earnings growth and determining that shareholder value would not necessarily be maximized by remaining independent, Glen Rock's Board of Directors resolved to request that Berwind begin the process of undertaking preliminary discussions with potential acquirors of Glen Rock. With the assistance of Berwind, management identified sixteen potential acquirors or "Transaction Partners" who might possibly have an interest in discussing such a transaction with Glen Rock. Berwind was directed to confidentially contact each institution to determine if it would have an interest in entering into a potential transaction with Glen Rock. Berwind and members of Glen Rock's management and Board of Directors met with several of the potential Transaction Partners over the next several weeks to exchange information and discuss the feasibility of a potential transaction.

  At its meeting on September 26, 2000, Berwind and Management reported back to the Board of Directors regarding their confidential inquires. Of the Transaction Partners identified, seven indicated that they had an interest in pursuing further discussions and also presented a preliminary indication of interest, including the proposed financial terms that they contemplated offering Glen Rock's shareholders to acquire all of the outstanding shares of the Glen Rock Common Stock. The Board of Directors evaluated a variety of empirical information concerning each of these seven Transaction Partners who expressed interest in pursuing discussions. The Board of Directors analyzed the earnings of each such Transaction Partner, as well the amounts of dividends historically paid by each, book value per share, trading prices and trading volume information for the common stock of each such Transaction Partner. The Board of Directors also considered the fact that the level of growth in assets and earnings that would be required in order to deliver shareholder value that was as great as the value apparently being offered by the Transaction Partners would likely present an insurmountable obstacle as such growth levels had never before been achieved and there was no basis upon which to assume that it could be achieved in the future.

  Upon considering the various preliminary indications of interest and the empirical data of each prospective Transaction Partner, the Board of Directors requested that Berwind hold further discussions with Community and three other Transaction Partners and to advise the remaining three that further discussions would not be undertaken at that time. The Board of Directors also authorized Management to provide access to the Bank's records in order for the four Transaction Partners to complete due diligence investigations on Glen Rock. In addition, the Board instructed Berwind to have the Transaction Partners resubmit indications of interest upon completing due diligence.

  At its meeting on October 19, 2000, the Board of Directors was advised by Berwind that of the four Transaction Partners previously favored by the Board, two had elected, after further consideration, to terminate discussions. Community and one other Transaction Partner remained interested and each resubmitted indications of interest outlining the terms and conditions of a transaction. Only Community indicated a potential willingness to increase the consideration it was willing to offer Glen Rock from its earlier indication of interest. After a review of the two proposals by Berwind and careful consideration by the Board of Directors, the Board elected to proceed with final negotiations with Community in light of the fact that the consideration being offered by Community was greater, and the long-term prospects for shareholder value were deemed superior, to those of the other Transaction Partner.

  At its meeting on November 6, 2000, the Board of Directors considered the terms being offered by Community pursuant to the Merger Agreement, the results of due diligence conducted on Community by Management and Berwind, and the Fairness Opinion from Berwind to the effect that the exchange ratio set forth in the Merger Agreement is fair, from a financial point of view, to the holders of Glen Rock Common Stock. The Board unanimously approved the Merger Agreement and directed management to execute the Merger Agreement upon Community's correction of a few of its provisions. The Merger Agreement was corrected and then executed on November 7, 2000.

 The Parties--Glen Rock

  The Glen Rock State Bank ("Glen Rock") is an FDIC-insured banking institution organized in 1910 under the banking laws of the Commonwealth of Pennsylvania and is headquartered in Glen Rock, Pennsylvania. Glen Rock engages in commercial banking authorized by the Pennsylvania Banking Code (the "PBC") and applicable federal banking laws. This involves accepting demand, time and savings deposits, granting loans (consumer, commercial, real estate and business) to individuals, corporations, partnerships, associations and municipalities and other governmental bodies, and selling non-deposit retail investment products in its branch offices.

  Glen Rock Common Stock is not registered under the Securities Exchange Act of 1934, as amended. Glen Rock is subject to the supervision of the FDIC and the Pennsylvania Department of Banking ("PDOB").

  As of September 30, 2000, Glen Rock had four (4) banking offices. The fifth office opened in October 2000. Its principal executive office, which it owns, is located at 57-59 Main Street, Glen Rock, Pennsylvania 17327, and the telephone number at that address is (717) 235-1146. Glen Rock is not dependent on any one customer, and the loss of any customer or a few customers would not have a material adverse effect upon it.

  At September 30, 2000, Glen Rock reported total assets of $184,099,000, liabilities of $167,824,000, and net loans of $121,877,000. Glen Rock reported net income of $1.11 per share for the year ended December 31, 1999 and net income of $0.82 per share for the nine (9) months ended September 30, 2000.

 Community

  Community is a Pennsylvania business corporation which was organized in 1982, and is headquartered at 150 Market Square, Millersburg, Pennsylvania 17061. Community is the holding company of Community Banks, N.A. ("CBNA") and The Peoples State Bank ("Peoples"), currently its only wholly-owned banking subsidiaries. CBNA currently operates twenty-five (25) offices in Dauphin, Schuylkill, Northumberland, Cumberland, Snyder, and Luzerne Counties and plans to open a twenty-sixth (26th) office soon. Peoples currently operates ten (10) offices in Adams and York Counties. Peoples and CBNA are operated as separate banking organizations under the umbrella of Community as the holding company.

  In addition, Community owns one hundred (100%) percent of the issued and outstanding shares of two non-banking subsidiaries, Community Banks Life Insurance Company and Community Bank Investments, Inc. Community Banks Life Insurance Company was incorporated on November 12, 1986 under the laws of the state of Arizona for the purpose of re-insuring credit, life and accident insurance risks. Community Bank Investments, Inc. is a Delaware corporation formed for the purpose of investing in and holding securities.

  As a financial holding company, Community is registered with the Federal Reserve Board in accordance with the requirements of the Federal Bank Holding Company Act of 1956, as amended, and is subject to regulation by the Federal Reserve Board.

  Community Common Stock is traded under the symbol "CTY" and is listed on the American Stock Exchange ("AMEX").

  At September 30, 2000, Community reported total assets of $1,109,023,000, deposits of $791,829,000, and net loans and leases of $676,757,000. Community reported net income of $11,803,000, or $1.73 per share, for the year ended December 31, 1999 and net income of $9,516,000, or $1.34 per share, for the nine (9) months ended September 30, 2000.

Reasons for the Merger; Recommendation of the Board of Directors

 Glen Rock

  The Glen Rock Board believes that the Merger is fair to, and in the best interests of, Glen Rock and its shareholders. Accordingly, the Glen Rock Board has unanimously approved the Merger Agreement and unanimously recommends that the Glen Rock shareholders vote for the adoption of the Merger Agreement.

  In making this determination, the Board considered a number of factors, including the following:

    1. The Glen Rock Board's familiarity with Glen Rock's business, financial condition, earnings and prospects;

    2. The Board's conclusion that, in view of the trend toward consolidation in the financial services industry, particularly the community banking portion thereof, the Merger would provide Glen Rock's shareholders with an opportunity for continued equity participation in an enterprise that is larger and has common stock that is more actively traded than the Glen Rock Common Stock;

    3. The Board's understanding of the business, operations, financial condition, earnings and prospects of Community;

    4. The consideration that Glen Rock's shareholders will receive, if the Merger is completed, and the likelihood that the Merger would deliver greater value to Glen Rock's shareholders than can reasonably be expected if Glen Rock were to retain its historical policy of independence;

    5. The presentation of Berwind to the Board on November 6, 2000 including Berwind's opinion that the exchange ratio in the Merger is fair to Glen Rock's shareholders from a financial point of view as of that date;

    6. The complementary nature of Glen Rock's and Community's businesses, services and products and the opportunity to create a wider array of products and services to Glen Rock's customers and an enhanced ability to attract new customers;

    7. The fact that Community's markets are less geographically focused than is the case with Glen Rock, meaning that Community's growth in deposits and other assets might be rendered more readily achievable;

    8. The historical performance of Community's Common Stock and Community's historical financial performance;

    9. The Board's review of the indications of interest received from potential Transaction Partners other than Community;

    10. The terms and conditions of the Merger Agreement, including the fact that the Merger will be accomplished on a tax-free basis for Glen Rock's shareholders for federal income tax purposes;

    11. Community's and Glen Rock's historical dividend payment amounts;
    12. The likelihood that the Merger will be approved by all appropriate regulatory authorities;

    13. The likelihood of a smooth integration of Glen Rock's business with that of Community's;

    14. The treatment of the Merger as a pooling of interests for financial and accounting purposes and the likelihood that such accounting treatment will likely be eliminated in the future, leading to the possible softening of the market for mergers of companies in the financial services industry; and

    15. The anticipated impact of the Merger on Glen Rock's customers, employees and other constituencies.

  The foregoing discussion of the information and factors considered by Glen Rock's Board is not intended to be exhaustive, but reflects all material factors considered by the Glen Rock Board. In reaching its determination to approve and recommend the Merger, Glen Rock's Board did not assign any relative or specific weights to the foregoing factors and individual directors may have weighed factors differently.

  THE GLEN ROCK BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF GLEN ROCK AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT GLEN ROCK'S SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

 Community/Peoples

  In approving the acquisition of Glen Rock and the merger of Glen Rock with Peoples, the Community and Peoples Boards of Directors considered the following major factors:

  (i) Glen Rock's five banking locations in southern York County, a rapidly growing market, are a natural extension of Peoples' existing branch network in York County.

  (ii) Expansion of Peoples' locations in York County has been a strategic goal of the Board, and the Merger will enable that expansion to occur more quickly and at less cost than would be involved in the establishment and construction of new branches.

  (iii) The Merger will result in better utilization of both banks' branch facilities and will result in increased convenience for the customers of both banks, especially considering Peoples' existing network of over 50 ATM locations.

  (iv) Although there is no geographic overlap among the branches of the merging banks and, therefore, no expected closings, the Merger will result in certain operating and administrative efficiencies that should increase profitability.

  (v) Existing and future investments in technology and new products and services can be spread over a larger asset base and market area. This should also enable more rapid revenue enhancements and more efficient marketing coverage.

  (vi) Peoples and Glen Rock have similar banking philosophies, products, and services. This should make integration of the two banks more efficient, faster and non-disruptive to Glen Rock customers, all of which should result in enhanced shareholder value.

  (vii) The proposed Merger will enhance the capital position of the combined entity.

  (viii) The Merger will strengthen Peoples' overall market coverage in the York County area, which should facilitate future transition into other adjacent markets.

  On the basis of these factors, the Community and Peoples Boards of Directors believe that the Merger is in the best interests of their respective organizations and the shareholders of Community.

Voting Agreements

  In connection with the Merger, the Directors of Glen Rock have entered into agreements with Community to vote in favor of the Merger all shares of Glen Rock Common Stock owned by them as individuals or (to the extent of their proportionate voting interests) jointly with other persons, and that they will use their best efforts to cause any other shares of Glen Rock Common Stock over which they have or share voting power to be voted in favor of the Merger. In the aggregate, these agreements commit approximately 101,873 shares of Glen Rock Common Stock (7.5%) of the outstanding shares (to be voted in favor of the Merger).

  The agreements further provide that with respect to the shares of Glen Rock Common Stock owned by the Directors as individuals or (to the extent of the Directors' proportionate voting interests) jointly with other persons (collectively, "Shares") until the Merger has been consummated or the Merger Agreement has been terminated the Directors will not: (1) vote Shares in favor of any other merger or transaction which would have the effect of a person other than Community or an affiliate acquiring control of Glen Rock or any of its subsidiaries or (2) sell or otherwise transfer Shares (i) pursuant to any tender offer or similar proposal made by a person other than Community or an affiliate, (ii) to any person other than Community or an affiliate seeking to obtain control of Glen Rock or (iii) for the principal purpose of avoiding the Directors' obligations under the agreement.

  The agreements are applicable to the Directors only in their capacities as shareholders and do not effect the exercise of their responsibilities as Directors or officers. The agreements also do not apply to any shares of Glen Rock Common Stock held by a Director as a trustee or other fiduciary. No monetary or other compensation was paid to any Glen Rock Director for entering into these agreements.

Opinion of Independent Financial Advisor

  Glen Rock retained Berwind to act as its financial advisor and to render a fairness opinion in connection with the Merger. Berwind rendered its opinion to the Board of Directors of Glen Rock that, based upon and subject to the various considerations set forth therein, as of November 6, 2000 (the "November Opinion"), and as of February 7, 2001 (the "Proxy Opinion"), the exchange ratio in the Merger is fair, from a financial point of view, to the holders of Glen Rock Common Stock.

  The full text of Berwind's Proxy Opinion, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix B to this Proxy Statement/Prospectus, is incorporated herein by reference, and should be read in its entirety in connection with this Proxy Statement/Prospectus. The summary of the opinion of Berwind set forth herein is qualified in its entirety by reference to the full text of such opinion, which sets forth assumptions made, matters considered, and limits on the review undertaken, attached as Appendix B to this Proxy Statement/Prospectus.

  Berwind was selected to act as Glen Rock's financial advisor in connection with the Merger based upon its qualifications, expertise and experience. Berwind has knowledge of, and experience with the Pennsylvania and surrounding banking markets as well as banking organizations operating in those markets. Berwind was selected by Glen Rock because of its knowledge of, experience with, and reputation in the financial services industry. As part of its investment banking business, Berwind is engaged regularly in the valuation of assets, securities and companies in connection with various types of asset and securities transactions, including mergers, acquisitions, private placements, and valuations for various other purposes, and in the determination of adequate consideration in such transactions.

  On November 6, 2000, Glen Rock's Board of Directors approved the Merger Agreement and directed that it be executed. The Merger Agreement was then executed on November 7, 2000. Prior to such approval, Berwind delivered its November Opinion to Glen Rock's Board stating that, as of November 6, 2000, the exchange ratio pursuant to the Merger Agreement was fair to the shareholders of Glen Rock from a financial point of view. Berwind reached the same opinion as of the date of its Proxy Opinion. No limitations were imposed by Glen Rock's Board of Directors upon Berwind with respect to the investigations made or procedures followed by Berwind in rendering the November Opinion or the Proxy Opinion.

  In arriving at its opinion, Berwind, among other things:

  (i) reviewed the historical financial performance, current financial position and general prospects of Glen Rock and Community and reviewed certain internal financial analyses and forecasts prepared by the management of Glen Rock and Community,

  (ii)  reviewed the Merger Agreement,

  (iii) reviewed and analyzed the stock market performance of Glen Rock and Community,

  (iv) studied and analyzed the consolidated financial and operating data of Glen Rock and Community,

  (v) considered the terms and conditions of the proposed Merger between Glen Rock and Community as compared with the terms and conditions of comparable bank, bank holding company and financial holding company mergers and acquisitions,

  (vi) met and/or communicated with certain members of Glen Rock's and Community's senior management to discuss their respective operations, historical financial statements and future prospects, and

  (vii) conducted such other financial analyses, studies and investigations as it deemed appropriate.

  In delivering its November Opinion and Proxy Opinion, Berwind assumed that, in the course of obtaining the necessary regulatory and governmental approvals for the Merger, no restriction will be imposed on Community or Glen Rock that would have a material adverse effect on the contemplated benefits of the Merger. Berwind also assumed that there will not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of Community after the Merger.

  Berwind relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its opinions. With respect to Glen Rock's and Community's financial forecasts and other information reviewed by Berwind in rendering its opinions, Berwind assumed that such information was prepared on a basis which reasonably reflected the most current estimates, the most accurate judgments of the management of Glen Rock and Community as to their most likely future performance and the cost savings, and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. Berwind did not make an independent evaluation or appraisal of the assets (including loans) or liabilities of Glen Rock or Community nor was it furnished with any such appraisal. Berwind did not independently verify whether all allowances for loan and lease losses set forth in the balance sheets of Glen Rock and Community were adequate and has relied on and assumed, based upon information which the banks provided, that such allowances are adequate and comply fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. In addition, Berwind did not review credit files of either Glen Rock or Community.

  The following is a summary of selected analyses prepared by Berwind and presented to Glen Rock's Board in connection with the November Opinion, and analyzed by Berwind in connection with the November and Proxy Opinions. In connection with delivering its Proxy Opinion, Berwind updated its analyses as described in (i) through (vii) above to reflect current market conditions and events occurring since the date of the November Opinion. Such reviews and updates led Berwind to conclude that it was not necessary to change the conclusions it had reached in connection with rendering the November Opinion.

  Comparable Companies and Comparable Acquisition Transaction
Analyses. Berwind compared selected financial and operating data for Glen Rock with those of two peer groups. The first group consisted of non-SEC reporting banks, bank holding companies, and financial holding companies headquartered in Pennsylvania with assets between $175 million and $195 million, as of the most recent financial period publicly available. Financial and operating ratios compared in the analysis of this Glen Rock peer group included, but were not limited to:

  -- return on average assets

  -- return on average shareholders' equity

  -- shareholders' equity to assets ratio and certain asset quality ratios.

The second group consisted of SEC reporting banks, bank holding companies, and financial holding companies headquartered in Pennsylvania with assets between $125 million and $275 million, as of the most recent financial period publicly available. Financial, operating, and stock market data, ratios and multiples compared in the analysis of this Glen Rock peer group included, but were not limited to:

  -- return on average assets

  -- return on average shareholders' equity

  -- shareholders' equity to asset ratios

  -- certain asset quality ratios

  -- price to book value

  -- price to tangible book value

  -- price to earnings and dividend yield.

  Berwind also compared selected financial, operating and stock market data for Community with those of a peer group of selected SEC reporting banks, bank holding companies, and financial holding companies headquartered in Pennsylvania, Maryland, and New Jersey with assets greater than $700 million and less than $1.5 billion, as of the most recent period publicly available. Financial, operating and stock market data, ratios and multiples compared in the analysis of the Community peer group included but were not limited to:

  -- return on average assets

  -- return on average shareholders' equity

  -- shareholders' equity to asset ratios

  -- certain asset quality ratios

  -- price to book value

  -- price to tangible book value

  -- price to earnings and dividend yield.

  Berwind also compared the multiple of the latest twelve months' earnings as well as other industry standard multiples inherent to the Merger with the multiples paid in recent acquisitions of banks, bank holding companies and financial holding companies that Berwind deemed comparable. The transactions deemed comparable by Berwind included both interstate and intrastate bank, bank holding company and financial holding company acquisitions announced after June 30, 1999, in which the selling institution's assets were between $125 million and $300 million as of the most recent period publicly available prior to announcement.

  No company or transaction, however, used in this analysis is identical to Glen Rock, Community or the Merger. Accordingly, an analysis of the result of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that would affect the public trading values of the companies or company to which they are being compared.

  Discounted Dividend Analyses. Using discounted dividend analyses, Berwind estimated the present value of Glen Rock's Common Stock after a five (5) year period by applying a range of earnings multiples to Glen Rock's terminal year earnings under various growth assumptions. The range of multiples used reflected a variety of scenarios regarding the growth and profitability prospects of Glen Rock. The terminal values were then discounted to present value using a range of discount rates reflecting the rate of return required by holders or prospective buyers of Glen Rock's Common Stock.

  Using discounted dividend analyses, Berwind also estimated the present value of Community's Common Stock after a five year period by applying a range of earnings multiples to Community's terminal year earnings under various growth assumptions. The range of multiples used reflected a variety of scenarios regarding the growth and profitability prospects of Community. The terminal values were then discounted to present value using a range of discount rates reflecting the rate of return required by holders or prospective buyers of Community's Common Stock. These present values were then multiplied by the transaction exchange ratio to determine the pro forma value of Glen Rock Common Stock.

  Pro Forma Relative Value Contribution Analyses. Berwind analyzed the changes in the amount of earnings, book value and dividends represented by one share of Glen Rock Common Stock prior to the Merger and the number of shares of Community Common Stock after the Merger resulting from the exchange ratio. The analysis considered, among other things, the effect that the Merger would have on Glen Rock's earnings per share, book value per share and indicated cash dividends. In reviewing the pro forma combined earnings, equity and assets of Community based on the Merger with Glen Rock, Berwind analyzed the contribution that Glen

Rock would have made to the combined company's earnings, equity and assets as of and for the most recent quarterly period ended as of the date of the Proxy Opinion. Berwind also reviewed the percentage ownership that Glen Rock shareholders would hold in the combined company.

  Hurdle Rate Analysis. Using a range of discount rates and earnings multiples, Berwind estimated the compound annual earnings growth rate required over a five (5) year period to allow Glen Rock to reach a valuation level comparable to the consideration offered by Community on an independent basis at the end of five years. Berwind then compared this earnings growth rate with Glen Rock's historical and estimated future earnings growth rates.

  In connection with rendering its November Opinion and Proxy Opinion, Berwind performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view, of the consideration to be paid in the Merger was to some extent a subjective one based on the experience and judgment of Berwind and not merely the result of mathematical analysis of financial data, Berwind principally relied on the previously discussed financial valuation methodologies in its determinations. Berwind believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by Berwind without considering all such analyses and factors could create an incomplete view of the process underlying Berwind's opinions. In its analysis, Berwind made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond Glen Rock's and Community's control. Any estimates contained in Berwind's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

  In reaching its opinion as to fairness, none of the analyses or factors considered by Berwind was assigned any greater weighting by Berwind than any other analysis. As a result of its consideration of the aggregate of all factors present and analyses performed, Berwind reached the conclusion that the exchange ratio pursuant to the Merger Agreement was fair to the shareholders of Glen Rock from a financial point of view and opined accordingly.

  Berwind's Proxy Opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date its Proxy Opinion was delivered. Events occurring after the date of its Proxy Opinion could materially affect the assumptions used in preparing its Proxy Opinion. Berwind has not undertaken to reaffirm and revise its Proxy Opinion or otherwise comment upon any events occurring after the date thereof.

  Pursuant to the terms of the engagement letter dated February 24, 2000, Glen Rock has paid Berwind $30,000 for serving as financial advisor and delivering its November Opinion. Glen Rock has also agreed to pay Berwind approximately $112,000 upon the consummation of the Merger for acting as financial advisor in connection with the Merger. Whether or not the Merger is consummated, Glen Rock has also agreed to reimburse Berwind for all reasonable out-of-pocket expenses incurred in connection with the services provided by Berwind and to indemnify Berwind and certain related persons against certain liabilities relating to or arising out of its engagement.

  The full text of Berwind's Proxy Opinion dated as of the date of this Proxy Statement/Prospectus, which sets forth assumptions made and matters considered, is attached hereto as Appendix B. Glen Rock's shareholders are urged to read the Proxy Opinion in its entirety. Berwind's Proxy Opinion is directed only to the exchange ratio pursuant to the Merger Agreement from a financial point of view, is for the information of the board of directors of Glen Rock, and does not address any other aspect of the Merger and does not constitute a recommendation to any holder of Glen Rock Common Stock as to how such holder should vote at the Glen Rock Special Meeting.

  The foregoing provides only a summary of Berwind's Proxy Opinion and is qualified in its entirety by reference to the full text of that opinion, which is set forth in Appendix B to this Proxy Statement/Prospectus.

Terms of the Merger

  The description of the Merger Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Appendix A to this Proxy Statement/Prospectus and incorporated by reference herein. Shareholders are urged to read carefully the Merger Agreement.

 Effect of the Merger

  Pursuant to the Merger Agreement, Glen Rock will be merged with and into Peoples, with Peoples as the surviving entity (sometimes referred to as the "Surviving Corporation"). The Articles of Incorporation and Bylaws of Peoples will remain in effect as the Articles of Incorporation and Bylaws of the Surviving Corporation. The directors and officers of Peoples immediately prior to the Merger will remain in office as the directors and officers of the Surviving Corporation; provided, however, that all of Glen Rock's Directors will become Directors of Peoples on the Effective Date, so that Peoples' Board of Directors will be increased in number from 14 to 22.

 Merger Consideration; Conversion Factor

  In connection with the Merger, each share of Glen Rock Common Stock issued and outstanding as of the Effective Date, other than shares of Glen Rock Common Stock held by persons who have perfected dissenters' rights and shares of Glen Rock Common Stock held and beneficially owned by Community or any subsidiary of Community which are not held in a fiduciary or similar capacity on behalf of others, will be converted into and become a right to receive
0.900 shares (the "Conversion Factor") of Community Common Stock, par value $5.00 per share, subject to adjustment of the Conversion Factor under certain circumstances as summarized herein and as set forth in detail in the Merger Agreement.

 Adjustments to Conversion Factor

  The Merger Agreement provides for the adjustment of the Conversion Factor under two scenarios. Under the first scenario, Community would have the right to increase the Conversion Factor if (a) the average trading prices of the Community Common Stock decrease by more than 15% during the relevant measurement period prior to the date on which the Merger is scheduled to close, and (b) if such decrease in the average trading prices of the Community Common Stock exceeds by more than 15%, the corresponding decrease, if any, in the average trading prices of 15 publicly traded financial institutions comprising an index (the "Comparable Banks") during the same time frame. The Comparable Banks were selected because of their relative similarities to Community. They are named in the Merger Agreement that is attached to this Proxy Statement/Prospectus as Appendix A. If the price of Community Common Stock decreases in this manner, Glen Rock will have the right to terminate the Merger Agreement, unless prior to Glen Rock exercising its right to terminate, Community elects to adjust the Conversion Factor. Community would have the right to adjust the Conversion Factor to a quotient that is obtained by dividing the product of eighty-five hundredths (.85), the price of Community stock on November 7, 2000, and the Conversion Factor by the average closing price of Community stock for the twenty (20) trading days prior to the date that is 25 business days prior to the date on which the Merger is scheduled to close (the "Determination Date"). If Community adjusts the Conversion Factor as prescribed in the Merger Agreement, and described in summary fashion herein, and gives notice to the Glen Rock Board of Directors of the adjustment within five (5) days of receiving notice from the Glen Rock Board of Directors that Glen Rock intends to terminate the Merger Agreement, then Glen Rock may not terminate the Merger Agreement and the Merger will proceed on the basis of the adjusted Conversion Factor. The following table illustrates how Community would be able to adjust the Conversion Factor in two downward fluctuation situations. The table is for illustration purposes only and does not constitute a prediction by Community or Glen Rock concerning a change in the price of Community Common Stock prior to the Merger.

                       Examples of Downward Fluctuations

                                                   Hypothetical %
                         Hypothetical Average   Decrease in Average
                           Closing Price of     Price of Comparable
Closing Price of          Community Stock for   Bank Stocks between
Community Stock on       20 Trading Days prior  November 7, 2000 and  Hypothetical New
November 7, 2000         to Determination Date the Determination Date Conversion Factor
------------------       --------------------- ---------------------- -----------------
Illustration #1:
;$21.125 ($21 1/8)......        $17.42                    1%                .9277(1)
Illustration #2:
$21.125 ($21 1/8).......        $16.90                    3%                .9563(2)

--------
(1)  .85 X $21.125 X .900
    _____________________
                          = .9277
       $17.42

(2) .85 X $21.125 X .900
    ____________________
                          = .9563
       $16.90

  Under the second scenario, Community would have the right to offer to decrease the Conversion Factor if (a) the average trading prices of Community Common Stock increase by more than 20% during the relevant measurement period, which period consists of the twenty (20) trading days prior to the Determination Date, as compared to the price of Community Common Stock on November 7, 2000; and (b) the average trading prices of the Comparable Banks increase more than fifteen (15%) percent between November 7, 2000 and the Determination Date. If the price of Community Common Stock increases in this manner, Community will have the right under the Merger Agreement to terminate the Merger Agreement and the Merger, or within a prescribed number of days following the Determination Date to make an offer to the Glen Rock Board of Directors of a decreased Conversion Factor, which would be the quotient obtained by dividing the product of 1.20, the price of Community stock on November 7, 2000, and the Conversion Factor by the average closing price of Community stock for the twenty (20) trading days prior to the Determination Date.

  Upon receipt of such an offer, the Glen Rock Board of Directors would have five (5) days to accept the offer without seeking further shareholder approval, but Glen Rock would not be obligated to accept the offer. If the Glen Rock Board of Directors accepted the offer of a decreased Conversion Factor, the Merger would proceed on the basis of the adjusted Conversion Factor. If Community did not offer the decreased Conversion Factor, or if Community offered the decreased Conversion Factor and Glen Rock did not accept the offer, then Community would have the right to terminate the Merger Agreement and the Merger. If Community has merged or agreed to merge with another entity, the foregoing right to offer to decrease the Conversion Factor shall not apply. The following table demonstrates the calculation of a decreased Conversion Factor in the event of an upward fluctuation. The table is for illustration purposes only, and it is not a prediction by Community or Glen Rock of any change to the price of Community Common Stock prior to the Merger.

                        Examples of Upward Fluctuations

                                               Hypothetical % Decrease
                         Hypothetical Average    in Average Price of
                           Closing Price of    Comparable Bank Stocks
Closing Price of          Community Stock for    between November 7,
Community Stock on       20 Trading Days prior      2000 and the       Hypothetical New
November 7, 2000         to Determination Date   Determination Date    Conversion Factor
------------------       --------------------- ----------------------- -----------------
Illustration #1:
$21.125 ($21 1/8).......        $25.56                    16%                .8926(1)
Illustration #2:
$21.125 ($21 1/8).......        $26.41                    16%                .8639(2)

--------
(1) 1.20 X $21.125 X .900
    _____________________
                           = .8926
       $25.56

(2) 1.20 X $21.125 X .900
    _____________________
                           = .8639
       $26.41

 Effect of Merger on Glen Rock Options

  Each option to purchase shares of Glen Rock Common Stock pursuant to the Glen Rock Stock Option Plan and the Glen Rock Directors Stock Option Plan (collectively, the "Option Plans"), which is outstanding and unexercised immediately prior to the Merger (each, an "Outstanding Option"), shall be converted on the Effective Date into an option ("Exchange Option") to purchase such number of shares of Community Common Stock at such exercise price as set forth in the Merger Agreement (and otherwise having the same duration and other terms as the original Outstanding Option). The intention is to place the holders of the Outstanding Options in the same economic position, taking into consideration the Conversion Factor, with respect to the Exchange Options after the Effective Date as they were with respect to Outstanding Options prior to the Effective Date.

 Reclassification or Reorganization of Shares

  In addition, subsequent to the date of the Merger Agreement but prior to the Effective Date, whenever: (a) a record date occurs for the purpose of determining the holders of Community Common Stock entitled to receive a dividend declared payable in shares of Community Common Stock; (b) Community subdivides the outstanding shares of Community Common Stock; (c) Community combines the outstanding shares of Community Common Stock into a smaller number of shares; or (d) Community issues by reclassification of its shares of Community Common Stock any shares of stock of Community, the Conversion Factor will also be adjusted so that each share of Glen Rock Common Stock thereafter shall be convertible into and exchangeable for the number of shares of Community Common Stock which the shares of Glen Rock Common Stock would have represented had such shares of Glen Rock Common Stock been converted into and exchanged for shares of Community Common Stock prior to the happening of such event and such Community Common Stock had been entitled to the benefit of the happening of such event.

 Closing; Effective Date

  The Merger Agreement provides that the Closing of the Merger will be held at the executive offices of Community at 10:00 a.m. on the Effective Date which date shall be no later than thirty (30) days after the receipt of all required governmental approvals and shareholder approval and after the expiration of all applicable waiting periods. See "THE MERGER--Terms of the Merger-- Conditions Precedent" below.

 Representations and Warranties

  Glen Rock and Community (with respect to itself, and where applicable, Community subsidiaries) have made certain representations and warranties as set forth in the Merger Agreement. The representations and warranties relate to, among other things:

  (a) proper organization;

  (b) articles of association, bylaws and minute books;

  (c) powers and qualifications of each corporation;

  (d) subsidiaries;

  (e) capital structures;

  (f) leases;

  (g) litigation;

  (h) insurance;

  (i) compliance with environmental laws;

  (j) material contracts and agreements;

  (k) classified loans;

  (l) employee benefit plans;

  (m) no material adverse change in financial condition;

  (n) title to real property and other assets;

  (o) the adequacy of the provision for current taxes payable and other tax matters;

  (p) authorization of the Merger Agreement;

  (q) absence of conflict with other agreements and the consents and approvals that will be required for the consummation of the Merger;

  (r) adequacy of financial statements; brokerage and other fees;

  (s) the absence of false or misleading statements in certain financial statements, proxy statements, reports, documents or other written material; and

  (t) the delivery and filing of certain tax returns and reports.

 Conduct of Business Pending the Merger

  Glen Rock has agreed that prior to the Effective Date of the Merger, it will conduct its business in the ordinary course as previously conducted and that it will use its reasonable best efforts to:

  (a) preserve its business and business organization;

  (b) keep available to Community the services of its present officers (provided, however, that it shall have the right to terminate the employment of any such officer for cause in accordance with its established employee procedures);

  (c) preserve the good will of its customers and others having business relations with it;

  (d) consult with Community prior to the making any decisions or taking any actions in matters other than those made or taken in the ordinary course of business;

  (e) maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted);

  (f) comply with all laws applicable to it and the conduct of its business;

  (g) keep in force, at no less than the present limit, all policies of insurance (including FDIC deposit insurance);

  (h) make no material change in the general terms, policies and conditions upon which it presently does business other than in the ordinary course of business;

  (i) file in a due and timely manner all reports, tax returns and other documents required to be filed with federal, state, local and other authorities; and

  (j) unless it is contesting the same in good faith and has established reasonable reserves therefor, pay when required to be paid all taxes indicated by tax returns so filed or otherwise lawfully levied or assessed upon it or any of its properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected.

  Community has agreed that prior to the Effective Date of the Merger, Community and each of its subsidiaries will conduct its respective business in the ordinary course as previously conducted and use its reasonable best efforts to:

  (i)   preserve its business and business organization;

  (ii) preserve the good will of its customers and others having business relations with it;

  (iii) maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted);

  (iv) comply with all laws applicable to it and the conduct of its business;

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

  (v) keep in force at not less than their present limits all policies of insurance (including FDIC deposit insurance);

  (vi) file in a due and timely manner all reports, tax returns and other documents required to be filed with federal, state, local and other authorities; and

  (vii) unless it is contesting the same in good faith and has established reasonable reserves therefor, pay when required to be paid all taxes indicated by tax returns so filed or otherwise lawfully levied or assessed upon it or any of its properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected.

 Certain Other Agreements

  Pursuant to the Merger Agreement, Glen Rock has also agreed (except as expressly permitted by the Merger Agreement or to the extent that Community otherwise consents in writing), that it will not:

  (a) amend its Articles of Association or Bylaws; enter into any shareholder agreement, understanding or commitment relating to the right to vote its shares of capital stock; or repurchase, redeem or retire or otherwise acquire any share of, or any security convertible into shares of, its capital stock or other equity investment;

  (b) issue, deliver or sell shares of capital stock or securities convertible into any such shares, or issue or grant any right, option or other commitment for the issuance, delivery or sale of any such shares or securities (other than the exercise of stock options or pursuant to Glen Rock's Dividend Reinvestment Plan, as defined in the Merger Agreement);

  (c) declare, set aside, or pay any dividend or other distribution in respect to its capital stock (including, without limitation, any stock dividend or distribution) other than regular quarterly cash dividends payable in accordance with customary dividend policy (which shall mean cash dividends payable with respect to Glen Rock's Common Stock at a quarterly rate not to exceed $0.115 per share for the fourth quarter of 2000 and for each quarter thereafter);

  (d) enter into or amend, or increase the contribution to, or obligation under, any employment contract or any bonus, stock option, profit sharing, pension, retirement, savings, incentive, deferral or similar employee benefit program or arrangement, or authorize the creation of any new or replacement job classifications or staff positions, pay bonuses or other extraordinary compensation, or grant any salary or wage increase with the exception of normal individual increases in compensation to employees in accordance with established employee procedures of Glen Rock; or

  (e)  other than in the Ordinary Course of Business (as defined below),

    (i) authorize or make any material change in its business or operations;

    (ii) incur any material direct or contingent liabilities or commitments;

    (iii) sell or dispose of any shares of its capital stock (other than the exercise of stock options or pursuant to Glen Rock's Dividend Reinvestment Plan) or lease, sell or dispose of any other material part of its assets;

    (iv) establish any new branch banking offices, loan production offices or other offices, or make any capital expenditures in excess in the aggregate of $50,000 (except for ordinary repairs, renewals or replacements);

    (v) waive or release any right or cancel or compromise any of its debts or claims; or

    (vi) otherwise enter into any material contract, transaction or commitment.

  For purposes of the Merger Agreement, the "Ordinary Course of Business" consists of the banking business as presently conducted by Glen Rock and not prohibited by the PBC.

  Glen Rock has also agreed to the following:

  (i) charge-offs and charge-downs of loans will be taken against its allowance for loan losses in the Ordinary Course of Business when a potential loss has been quantified by the executive officers of Glen Rock;

  (ii) Community and its counsel, financial advisors and accountants (all of whom shall be bound by the confidential nature of any of the following) will be given full access, upon reasonable request, to Glen Rock's properties, books, contracts and records, and that Glen Rock shall furnish all information concerning its affairs as such persons may reasonably request;

  (iii) it shall use its reasonable best efforts to cause the Merger Agreement to be submitted to its shareholders for their consideration and vote, and that the Directors of Glen Rock, consistent with their fiduciary duties in the opinion of counsel, will recommend that the Merger Agreement be approved;

  (iv) it will deliver to Community a correct and complete list of Glen Rock's shareholders;

  (v) it will, separately and jointly with Community, use its reasonable best efforts in good faith to take or cause to be taken as promptly as practicable all steps necessary to obtain requisite government approvals of the Merger and to cause the Merger to be consummated;

  (vi) it will give written notice to Community upon becoming aware of any impending or threatened occurrence of any event which would cause or constitute a breach of any of the agreements, representations or warranties of Glen Rock contained or referred to in the Merger Agreement and that it will use its reasonable best efforts to promptly prevent or remedy the same; and

  (vii) it will not take any actions with respect to its business or operations that in its or its accountants' judgment would cause the Merger or any related transaction to fail to meet the relevant criteria for pooling of interests accounting treatment.

  Glen Rock has also agreed that in co-operation with Community, it would promptly prepare for inclusion in the Community Registration Statement (as defined below) and this Proxy Statement/Prospectus for the purpose of submitting the Merger Agreement to Glen Rock's shareholders.

  Pursuant to the terms of the Merger Agreement, Community has agreed to the following:

  (a) Community will use its reasonable best efforts in good faith to take as promptly as practicable all steps necessary to cause the Merger to be consummated as expeditiously as possible;

  (b) as the sole shareholder of Peoples, Community shall by unanimous shareholder action ratify and confirm the Merger and cause the Board of Directors of Peoples to approve the Merger;

  (c) Community will issue shares of Community Common Stock in accordance with the Conversion Factor, and that such shares, when issued and delivered, will be duly authorized and legally and validly issued, fully paid and non-assessable;

  (d) prior to the Effective Date, Community will appoint Wells Fargo Shareowner Services as Exchange Agent for the purpose of exchanging certificates in accordance with the terms of the Merger Agreement;

  (e) prior to the Effective Date, separately and jointly with Glen Rock, Community will use its reasonable best efforts in good faith to take or cause to be taken as promptly as possible all steps necessary to obtain (i) all necessary regulatory approvals, including but not necessarily limited to, prior approval of the Merger by the Federal Reserve Board, the FDIC, and the PDOB, and (ii) all other consents and approvals of government agencies as are required by law or otherwise;

  (f) Community shall promptly give written notice to Glen Rock upon becoming aware of any impending or threatened occurrence of any event which would cause or constitute a breach of any of the agreements, representations or warranties of Community contained or referred to in the Merger Agreement and that it will use its reasonable best efforts to promptly prevent or remedy the same;

  (g) Community will cause Peoples to give Glen Rock and its counsel, financial advisors and accountants (all of whom shall be bound by the confidential nature of any of the following) full access, upon reasonable request, to its properties, books, contracts and records, and that they shall furnish all information concerning their respective affairs as Glen Rock may reasonably request; and

  (h) Community will not take any actions or engage in any transaction following the Merger that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code or fail to qualify for pooling of interests accounting treatment.

  Community has also agreed that it will promptly prepare and file a registration statement with the Securities and Exchange Commission (the "Community Registration Statement") under and pursuant to the provisions of the Securities Act of 1933 (the "Securities Act") for the purpose of registering the Community Common Stock which will be issued in connection with the Merger.

  Pursuant to the terms of the Merger Agreement, Glen Rock and Community have both agreed that: (i) each party to the Merger Agreement shall, and shall cause its directors, officers, attorneys and advisors, to maintain (unless otherwise required by applicable law) the confidentiality of all information obtained in connection with the Merger Agreement which is not otherwise publicly disclosed by the other party or publicly available; and (ii) both Community and Glen Rock shall agree with each other as to the form and substance of any press release related to the Merger Agreement or the transactions contemplated thereby, and shall consult with each other as to the form and substance of other public disclosures related thereto. Glen Rock and Community have also agreed that they shall use their reasonable best efforts to have the Community Registration Statement declared effective under the Securities Act as soon as may be practicable.

 Conditions Precedent

  The obligations of Glen Rock and Community to consummate the Merger are subject to, among other things, the satisfaction of the following conditions:

  (a) the performance by Glen Rock and Community of each of their respective obligations under the Merger Agreement and the accuracy of each of Glen Rock's and Community's respective representations and warranties contained therein;

  (b) the absence of any material adverse change in the financial condition of each of the respective parties and their subsidiaries;

  (c) approval of the Merger Agreement and the transactions contemplated therein by the shareholders of Glen Rock;

  (d) the receipt, by each of the respective parties, of a certificate from the other party as to matters specifically enumerated in the Merger Agreement and the opinion of counsel as required therein;

  (e) the effectiveness of the Community Registration Statement and the absence of stop orders suspending the effectiveness;

  (f) the receipt of all governmental and other approvals required by the Merger Agreement;

  (g) receipt of letters from each party's independent auditor dated the effective date of the Community Registration Statement, as required by the Merger Agreement, subject to satisfaction of the requirements of Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants, if applicable;

  (h) the receipt of an opinion from Mette, Evans & Woodside, counsel to Community, as to certain tax matters; and

  (i) confirmation that the Merger will be accounted for under the pooling of interests method of accounting.

  The obligation of Glen Rock to consummate the Merger is further subject to:
(i) the listing on the AMEX of shares of Community Common Stock to be issued in connection with the Merger; and (ii) the receipt of the Berwind Opinion.

  The obligation of Community to consummate the Merger is further subject to:
(a) the receipt of a letter from Glen Rock's litigation counsel on the Effective Date setting forth pending litigation involving Glen Rock which was not previously disclosed in writing to Community; (b) confirmation that the aggregate number of shares of Glen Rock's Common Stock held by persons who have taken the steps required prior to the Effective Date to perfect their right (if any) to be paid the fair value of such shares under the PBC and BCL ("Dissenting Shares") are not enough to prevent Community from meeting the continuity of business enterprise requirement of Section 368(a)(1)(A) of the Code, and the number of Dissenting Shares, plus the number of shares owned by Community or its affiliates, together with the aggregate number of fractional shares with respect to which persons will receive cash in lieu of Community Common Stock pursuant to the Merger Agreement, shall be less than ten percent (10%) of the number of outstanding shares of Glen Rock's Common Stock or such number, if less, which will allow Community to account for the Merger as a "pooling of interest"; and (c) the receipt by Community of letters from Glen Rock's affiliates (as defined in the Merger Agreement) for purposes of Rule 145 under the Securities Act.

 Waiver; Amendment

  Any provision of the Merger Agreement may be: (a) waived by the party benefitted by the provision; or (b) amended or modified at any time by an agreement in writing duly authorized and executed by each of the parties, except that no amendment which would reduce the amount or change the form of consideration to be delivered to the shareholders of Glen Rock (except for adjustments to the Conversion Factor, as described above in "Terms of the Merger; Adjustments to Conversion Factor") or alter or change any of the terms or conditions of the Merger Agreement so as to materially adversely affect the shareholders of Glen Rock or Community, may be made subsequent to shareholder approvals without obtaining the requisite shareholder approval.

 Termination

  The Merger Agreement provides that it may be terminated by the mutual consent of both Glen Rock and Community at any time prior to the consummation of the Merger.

  The Merger Agreement further provides that it may be terminated by the Board of Directors of Glen Rock: (a) if, (i) in its reasonable opinion, a material adverse change has occurred since September 30, 2000 in the business or financial condition of Community, or (ii) there has been a failure, or prospective failure, on the part of Community to comply with its obligations or any conditions applicable to it under the Merger Agreement; (b) on or after June 30, 2001, if (i) any of the conditions to which the obligations of Glen Rock are subject under the Merger Agreement have not been fulfilled (provided, however, that Glen Rock shall not have the right to terminate the Merger Agreement for a period of three months if Community is engaged in litigation or an appeal procedure relating to an attempt to obtain one or more of the government approvals required by the Merger Agreement), or (ii) such conditions have been fulfilled or waived but Community shall have failed to complete the Merger; (c) if the Merger Agreement is not approved by the affirmative vote of Glen Rock's shareholders owning at least eighty (80%) percent of its capital stock outstanding at the Glen Rock Special Meeting, including any adjournment thereof; provided, however, that Glen Rock and Community may mutually agree to keep the Merger Agreement in effect to call an additional meeting of the Glen Rock shareholders to obtain such shareholder approval; and (d) upon the occurrence of a Downward Fluctuation (as described above in "Terms of Merger; Adjustments to Conversion Factor"), provided, however, that Community may prevent termination of the Merger Agreement in the event of a Downward Fluctuation by agreeing to increase the Conversion Factor as prescribed in the Merger Agreement.

  The Merger Agreement further provides that it may be terminated by the Board of Directors of Community: (a) on or after June 30, 2001 if (i) any of the conditions to which the obligations of Community are subject under the Merger Agreement have not been fulfilled, or (ii) such conditions have been fulfilled or waived by Community but Glen Rock shall have failed to complete the Merger;
(b) if (i) in its reasonable opinion a material adverse change has occurred since September 30, 2000 in the business or financial condition of Glen Rock, or (ii) there has been a failure, or prospective failure, on the part of Glen Rock to comply with its obligations or any conditions applicable to it under the Merger Agreement; and (c) upon the occurrence of an Upward Fluctuation (as described above in "Terms of Merger; Adjustments to Conversion Factor").

  The Merger Agreement further provides that it may be terminated by the Board of Directors of either Glen Rock or Community if any material action, proceeding or investigation is pending or threatened before any court or administrative agency by any governmental agency or other person challenging, or seeking material damages in connection with, the Merger.

  The Merger Agreement further provides that under the Merger Agreement, the power of termination may only be exercised by written notice, signed on behalf of the party by its Chief Executive Officer, to the other party. Additionally, termination of the Merger Agreement will not terminate or affect the obligations of Glen Rock and Community to pay any expenses required by the Merger Agreement, or any other agreement reached between the parties after such termination.

Expenses

  Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated therein shall be paid by the party incurring such costs.

Stock Option Agreement; No Solicitation; Pursuit of Other Transactions

  In the Merger Agreement, Glen Rock has agreed that neither it nor any of its officers or directors shall (and Glen Rock has agreed to direct and use its reasonable best efforts to cause its employees, agents and representatives, including, without limitation, any investment banker, attorney or accountant retained by it not to) initiate, solicit or encourage, directly or indirectly, any inquiries for the making of any proposal or offer (including, without limitation, any proposal or offer to shareholders of Glen Rock, but excluding the transactions contemplated by the Merger Agreement) with respect to a merger, consolidation, or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of Glen Rock (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Glen Rock has agreed to promptly notify Community of any inquiries or proposals regarding an Acquisition Proposal.

  In connection with the Merger Agreement, Community and Glen Rock have entered into a stock option agreement (the "Stock Option Agreement") granting Community an irrevocable option to purchase up to that number of shares of authorized but unissued shares of Glen Rock Common Stock, which, when added to the number of shares of Glen Rock Common Stock owned by Community at the time of the exercise of the option will represent 19.9% of the issued and outstanding shares of Glen Rock Common Stock after exercise of the option, at a purchase price of $16.16 per share.

  Community may exercise the option upon:

  (i) the making by a third party of a tender or exchange offer for at least 19.9% of the outstanding Glen Rock Common Stock;

  (ii) the acquisition by a third party of beneficial ownership of the right to acquire beneficial ownership of 19.9% or more of the outstanding Glen Rock Common Stock;

  (iii) the making by any third party by public announcement or communication to Glen Rock, of a firm proposal to acquire Glen Rock (by merger, consolidation or otherwise) or to make any such tender or exchange offer as described in (i) above; or

  (iv) the failure of Glen Rock's shareholders to approve the Merger if at the time of the Glen Rock Special Meeting there has been an announcement by a third party of an offer or proposal to acquire 19.9% or more of Glen Rock's Common Stock (before giving effect to any exercise of the option), or to acquire, merge or consolidate with Glen Rock, or to purchase all or substantially all of Glen Rock's assets.

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

  To the extent the option has not been exercised, it shall terminate and be of no further force and effect on the earlier of (i) the effective date of the Merger, (ii) the time of termination of the Merger Agreement in accordance with its terms (other than a termination resulting from a wilful breach by Glen Rock of any representation, warranty or covenant contained therein or, following the occurrence of any events set forth in the preceding paragraph above, or failure of Glen Rock's shareholders to approve the Merger by the vote required by law), (iii) six (6) months after termination of the Merger Agreement due to a wilful breach by Glen Rock of the representations, warranties, or covenants contained therein or (iv) six (6) months after failure of Glen Rock's shareholders to approve the Merger by the vote required by law following the occurrence of an event set forth in the preceding paragraph above. The Stock Option Agreement may discourage third parties from making competing offers to acquire Glen Rock and is intended to increase the likelihood that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement.

  The foregoing description is intended only as a summary of the material provisions of the Stock Option Agreement and does not purport to be complete. It is qualified in its entirety by reference to the Stock Option Agreement, which is attached as Appendix D to this Proxy Statement/Prospectus.

Continued Employment of Glen Rock's Employees

  Upon completion of the Merger, all persons employed by Glen Rock as of the date of Merger will be employed upon terms and conditions (including benefits) which are no less favorable with respect to their employment by Peoples than those generally afforded to other employees of Peoples holding similar positions, subject to the terms and conditions under which those employee benefits are made available to such employees. For purposes of determining eligibility for vesting of such employee benefits only (and not for pension benefit accrual purposes), determining levels of short-term disability benefits, vacation benefits, and severance benefits under any severance pay arrangement and, if applicable, for purposes of satisfying any waiting periods concerning pre-existing conditions, service with Glen Rock prior to the Effective Date will be treated as service with the then "employer" to the same extent as if such persons had been employees of Peoples. In addition, any co-payments and expenses paid by Glen Rock employees prior to the Effective Date under Glen Rock's medical benefit plans will be treated as if paid under Peoples medical benefit plans for purposes of determining satisfaction of co-payment and deductible requirements under Peoples medical benefit plans.

  The Merger Agreement provides that in the event Peoples terminates the employment (other than as a result of unsatisfactory performance of their respective duties) of any persons who were officers or employees of Glen Rock on the Effective Date within six (6) months of the Effective Date, Peoples will pay severance benefits to such employees in accordance with such severance policies as Peoples may from time to time adopt and modify with the reasonable consent of Community, which policies may in Peoples' discretion require full releases and covenants not to sue from any employees to whom severance benefits are paid.

Indemnification of Glen Rock's Officers and Directors; Insurance

  In the Merger Agreement, Community has agreed to cause Peoples to indemnify and hold harmless, prior to and after the Effective Date, each present and former director and officer of Glen Rock determined as of the Effective Date (the "Indemnified Parties") against any costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, the "Costs") incurred in connection with any claim, action, suit, proceedings or investigation, whether civil, criminal, administrative or investigative, arising out of an Indemnified Matter. Pursuant to the Merger Agreement, an "Indemnified Matter" includes any matter directly or indirectly involving transactions contemplated by or required in connection with the Merger Agreement, as well as any matter existing or occurring at or prior to the Effective Date, whether asserted or claimed prior to, at or after the Effective Date, to the fullest extent to which such persons were entitled to be indemnified under Glen Rock's articles of incorporation or bylaws in effect as of the date of the Merger Agreement, but only to the extent permitted by applicable law, and also advance expenses as incurred to the fullest extent to which such persons were entitled under Glen Rock's articles of incorporation and bylaws as in effect on the date of the Merger Agreement (to the fullest extent permitted under applicable law), provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. An Indemnified Matter does not include any action or omission by an Indemnified Party resulting from such person's gross negligence or deliberate misconduct. Community has also agreed to cause Peoples, for a period of six years (6) after the Effective Date, to use its reasonable efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Glen Rock; provided, however, that Peoples may substitute therefor policies of comparable coverage; and provided further that in no event shall Peoples be obligated to expend any amount per annum in excess of 150% of the total amount of annual premiums paid as of the date of the Merger Agreement by Glen Rock for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Community has agreed to use its reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

Peoples Shareholder Approval

  Under the Merger Agreement, Community has agreed to approve the Merger as sole shareholder of Peoples.

Listing

  The Merger Agreement provides that Community will file an application to list the shares of Community Common Stock to be issued in the Merger on the AMEX.

Exchange Procedure

 Appointment of Exchange Agent

  Prior to the Effective Date, Community will appoint Wells Fargo Shareowner Services as Exchange Agent for the purpose of exchanging certificates representing shares of Community Common Stock. Thereafter, Community will issue and deliver to the Exchange Agent shares of Community Common Stock, and will pay to the Exchange Agent such amounts of cash as shall be required to be delivered to holders of shares of Glen Rock Common Stock entitled to cash in lieu of fractional shares. Any Community Common Stock and any amounts of cash delivered to the Exchange Agent and unclaimed at the end of two years from the Effective Date will be repaid to Community, in which event the persons entitled thereto shall only look to Community for payment thereof; provided, however, that if Community shall, as required by law, pay to the Commonwealth of Pennsylvania any unclaimed Community Common Stock or monies so repaid to Community, those persons may thereafter look only to the Commonwealth of Pennsylvania for payment thereof.

 Procedure

  As soon as practicable after the Effective Date of the Merger, holders of shares of Glen Rock Common Stock will be furnished a form letter of transmittal for the tender of their shares to the Exchange Agent to be exchanged for new certificates for the appropriate number of shares of Community Common Stock. Community will be required to issue Community Common Stock only upon the actual surrender of Glen Rock shares and will require an indemnity agreement or a bond from any Glen Rock shareholder who is unable to surrender his or her certificate by reason of loss, theft or destruction of the certificate.

  As of the Effective Date of the Merger, Community will issue and deliver to the Exchange Agent certificates representing a sufficient number of shares of Community Common Stock issuable in the Merger and a sufficient amount of cash in lieu of fractional shares payable in the Merger. Upon surrender for cancellation to the Exchange Agent of one or more certificates for shares of Glen Rock Common Stock ("Old Certificates"), accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall, promptly after the Effective Date of the Merger, deliver to each holder of such surrendered Old Certificates new certificates representing the appropriate number of shares of Community Common Stock ("New Certificates"), together with checks for payment of cash in lieu of fractional interests to be issued in respect of the Old Certificates.

  Until Old Certificates have been surrendered and exchanged for New Certificates, each outstanding Old Certificate shall be deemed, for all corporate purposes of Community, to be the number of whole shares of Community Common Stock into which the number of shares of Glen Rock Common Stock shown thereon have been converted. At the option of Community, no dividends or other distributions which are declared on Community Common Stock will be paid to persons otherwise entitled to receive the same until the Old Certificates have been surrendered in exchange for New Certificates in the manner described above, but upon such surrender, such dividends or other distributions, from and after the Effective Date of the Merger, will be paid to such persons in accordance with the terms of such Community Common Stock. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

Regulatory Approvals

  The approval of the FDIC and the PDOB must be obtained before the Merger can be consummated. In addition, the Federal Reserve Board is also required to receive notice of the Merger.

  Glen Rock and Community are not aware of any other governmental approvals or actions that are required for consummation of the Merger, except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought.

  The Merger cannot proceed in the absence of the requisite regulatory approvals. There can be no assurance that all such regulatory approvals will be obtained, and, if the Merger is approved, there can be no assurance as to the date of any such approval. There can also be no assurance that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions set forth in the Merger Agreement. There can likewise be no assurance that the U.S. Department of Justice or the state Attorney General will not challenge the Merger, or if such a challenge is made, as to the result thereof.

Interests of Certain Persons in the Merger

  As of the Record Date, the directors and executive officers of Glen Rock may be deemed to be beneficial owners of 101,873 shares of Glen Rock Common Stock, or 7.5% of the then outstanding shares of Glen Rock Common Stock.

  Certain directors and officers of Glen Rock have interests in the Merger that are in addition to their interests as shareholders of Glen Rock generally. The Merger Agreement provides that from and after the Effective Date, Community will cause Peoples to provide indemnification to each person who is at the Effective Date, or has been at any time prior to the Effective Date, an officer or director of Glen Rock against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Date, whether asserted or claimed prior to, at or after the Effective Date, to the fullest extent to which such persons were entitled under the articles of association or bylaws of Glen Rock in effect on the date of the Merger Agreement, to the extent permitted under applicable law and to advance expenses as incurred to the fullest extent to which such persons were entitled under the articles of association and bylaws as in effect on the date of the Merger Agreement, to the extent permitted under applicable law, provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

  The Merger Agreement also provides that for a period of six years after the Effective Date, Community shall cause Peoples to use all reasonable efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Glen Rock (provided that Peoples may substitute policies of comparable coverage); provided, however, that in no event will Peoples be obligated to expend, in order to maintain such insurance coverage, any amount per annum in excess of 150% of the total amount of the annual premiums paid as of the date of the Merger Agreement by Glen Rock for such insurance.

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  The current members of the Board of Directors of Glen Rock will be appointed to the Board of Directors of Peoples, and they will receive compensation for their service as Peoples directors. Additionally, Glen Rock is a party to change-in-control agreements with Robert G. Coradi, president and CEO of Glen Rock, and J. Scott Sturgill. Mr. Coradi's agreement is currently scheduled to expire on December 18, 2003. In the event of a change of control and a corresponding demotion, loss of title, office, or significant authority, reduction in annual compensation, or relocation of his principal place of employment by more than thirty (30) miles from its location immediately prior to the change of control or the failure to continue in effect certain employee benefit plans in which he is participating prior to the change of control, Mr. Coradi has the right to terminate his employment voluntarily and to receive a sum equal to the product of 2.99 and the average salary, bonuses, and any other cash or deferred compensation paid to Mr. Coradi in the three years prior to his termination. Mr. Coradi is also entitled to receive such benefits following a change of control if his employment is terminated involuntarily, other than a "termination for cause". "Change of Control" is defined to include, among other things, a merger in which Glen Rock is not the surviving entity. Mr. Coradi's cash compensation, including bonuses, for 1999 was approximately $103,000. Mr. Sturgill's agreement is currently set to expire on February 16, 2003. Pursuant to the agreement, Mr. Sturgill is entitled to voluntarily terminate his employment following a change of control for the same reasons contained in Mr. Coradi's agreement. If Mr. Sturgill voluntarily terminates his employment for one of the stated reasons in the contract or if his employment is involuntarily terminated, but is not a "termination for cause", Mr. Sturgill is entitled to be paid a sum equal to the product of 1.5 and the base salary, bonuses, and other cash or deferred compensation due to Mr. Sturgill in the year in which the termination occurs. Mr. Sturgill's cash compensation, including bonuses, for 1999 was approximately $80,000. In the Merger Agreement, it is one of the conditions of Community's and Peoples' obligations to close the Merger that Glen Rock execute modifications of Messrs. Coradi's and Sturgill's change in control agreements. Such modifications will not affect the amount of any consideration to which Messrs. Coradi and Sturgill are entitled under the change in control agreements.

Management of Community and Peoples after the Merger

  On the Effective Date of the Merger, the Board of Directors of Community will consist of the persons who were then members of the Board of Directors of Community.

  From and after the Effective Date of the Merger, the officers of Community and Peoples shall be those persons who are officers of Community and Peoples, respectively, provided that Robert G. Coradi and J. Scott Sturgill may become officers of Community and/or Peoples. On the Effective Date, Community shall appoint all of the then members of the Board of Directors of Glen Rock to the Board of Directors of Peoples so that the Board of Directors of Peoples shall be and consist of those persons who were then members of the Board of Directors of Glen Rock plus those persons who were the members of the Board of Directors of Peoples.

Accounting Treatment

  Community intends to treat the Merger as a "pooling of interests" for accounting purposes.

Certain Federal Income Tax Consequences

  The following is a summary of the anticipated material federal income tax consequences of the Merger. Each shareholder's individual circumstances may affect the tax consequences of the Merger to that shareholder. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. Consequently, each shareholder is advised to consult with his or her own tax advisor as to the specific tax consequences of the Merger.

  It is intended that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, for income tax purposes: (i) the Merger of Glen Rock with and into Peoples upon the terms and conditions of the Merger Agreement will not result in any recognized gain or loss to Community, Peoples or Glen Rock; (ii) except for any cash received in lieu of any

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fractional share, no gain or loss will be recognized by holders of Glen Rock
Common Stock who receive Community Common Stock in exchange for the shares of Glen Rock Common Stock which they hold; (iii) the holding period of Community Common Stock received in exchange for Glen Rock Common Stock will include the holding period of Glen Rock Common Stock for which it is exchanged, assuming the shares of Glen Rock Common Stock are capital assets in the hands of the holder thereof on the Effective Date; and (iv) the basis of Community Common Stock received in exchange for Glen Rock Common Stock will be the basis of Glen Rock Common Stock for which it is exchanged, less any basis attributable to fractional shares for which cash is received.

  The obligation of the parties to consummate the Merger is conditioned upon the receipt of an opinion from Mette, Evans & Woodside, counsel to Community, substantially to the effect that the federal income tax consequences of the Merger are as summarized above.

  Assuming that the Merger satisfies all of the requirements of a reorganization within the meaning of Section 368(a) of the Code, the Merger will have the following tax consequences to a Glen Rock shareholder: except for any cash received in lieu of any fractional share, no gain or loss will be recognized by a Glen Rock shareholder who exchanges his or her shares for Community Common Stock. The tax basis of the Community Common Stock received by a shareholder will be equal to the tax basis of the Glen Rock Common Stock exchanged therefor (less any basis attributable to fractional shares for which cash is received), and, if Glen Rock Common Stock surrendered were a capital asset in the hands of the Glen Rock shareholder, the holding periods of the Community Common Stock received by the shareholder will include the holding periods for the Glen Rock Common Stock.

  EACH SHAREHOLDER IS ENCOURAGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO PARTICULAR FACTS AND CIRCUMSTANCES WHICH MAY BE UNIQUE TO SUCH SHAREHOLDER AND NOT COMMON TO SHAREHOLDERS AS A WHOLE AND ALSO AS TO ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES ARISING OUT OF THE MERGER AND/OR ANY SALE THEREAFTER OF SHARES OF COMMUNITY COMMON STOCK RECEIVED IN THE MERGER.

Rights of Dissenting Shareholders

  Pursuant to the BCL, to which the PBC refers, each holder of record of Glen Rock Common Stock is entitled to dissent from the Merger and receive "fair value" for his or her Glen Rock Common Stock. Glen Rock Shareholders must comply with the terms of Subchapter D of Chapter 15 of the BCL ("Subchapter 15D"). A copy of Subchapter 15D is attached to this Proxy Statement/Prospectus as Appendix C.

  The following description of the applicable statutory procedures to be followed by a holder of Glen Rock Common Stock in order to dissent from the Merger is not intended to be complete and is qualified in its entirety by reference to Subchapter 15D, the text of which is set forth in Appendix C hereto. Any shareholder considering dissenters' rights is advised to review Appendix C and consult legal counsel because the failure to precisely follow all the necessary legal requirements may result in the loss of such rights.

  Holders of record of Glen Rock Common Stock who desire to exercise their dissenters' rights must fully satisfy all of the following conditions. Each holder must not vote to approve the Merger and the Merger Agreement and must give notice in writing prior to the Glen Rock Special Meeting that such holder dissents from the Merger and the Merger Agreement to The Glen Rock State Bank, 57-59 Main Street, Glen Rock, Pennsylvania 17327, Attention: Secretary. Additionally, Glen Rock shareholders intending to dissent from the Merger and Merger Agreement must not buy, sell or otherwise transfer beneficial ownership of any shares of Glen Rock Common Stock after giving such notice.

  HOLDERS OF GLEN ROCK COMMON STOCK SHOULD CAREFULLY CONSIDER APPENDIX C AND SHOULD CONSULT WITH THEIR LEGAL COUNSEL REGARDING THEIR RIGHT TO

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

DISSENT FROM THE MERGER AND TO RECEIVE THE FAIR VALUE OF THEIR SHARES OF GLEN ROCK COMMON STOCK. FAILURE TO FOLLOW PRECISELY ANY STEP REQUIRED BY SUBCHAPTER 15D IN CONNECTION WITH THE EXERCISE OF DISSENTERS' RIGHTS MAY RESULT IN TERMINATION OF SUCH RIGHTS.

                      COMPARISON OF SHAREHOLDERS' RIGHTS

Introduction

  Upon consummation of the Merger, holders of Glen Rock Common Stock, whose rights presently are governed by the PBC and Glen Rock's articles of association (the "Glen Rock Articles") and bylaws (the "Glen Rock Bylaws"), will become shareholders of Community Common Stock. Accordingly, their rights will be governed by the Bank Holding Company Act of 1956, as amended (the "BHCA"), the BCL and Community's articles of incorporation (the "Community Articles") and bylaws (the "Community Bylaws"). Certain differences arise from differences between the Glen Rock and Community Articles and Bylaws, as well as from differences in treatment under the PBC, the BHCA and the BCL. The following discussion is not intended to be a complete statement of all differences affecting the rights of shareholders, but summarizes material differences and is qualified in its entirety by reference to applicable national laws, Pennsylvania corporate and banking laws and the articles of incorporation and bylaws of Glen Rock and Community.

Dividends

 Glen Rock

  The ability of Glen Rock to pay dividends is governed by the PBC and the regulations of the PDOB thereunder.

 Community

  The ability of Community to pay dividends is governed by the BCL and certain other statutory and regulatory limitations applicable to financial holding companies. See "REGULATORY MATTERS--Payment of Dividends" for a general discussion.

Voting Rights Generally

 Glen Rock

  With respect to all matters on which shareholders are entitled to vote, shareholders of Glen Rock Common Stock are entitled to one vote per share. Pursuant to the PBC and the Glen Rock Articles and Bylaws, shareholders of Glen Rock have cumulative voting rights in the election of directors. Accordingly, in such elections, each shareholder of Glen Rock is entitled to as many votes as shall equal the number of shares owned, multiplied by the number of directors to be elected, and may cast all such votes for a single nominee or may distribute them among two or more nominees.

  Except in cases where by law a larger vote is required (i.e., the Merger), any action to be taken by vote of the Glen Rock shareholders shall be authorized upon receipt of the affirmative vote of a majority of the shares of Glen Rock Common Stock represented and entitled to vote at a shareholders' meeting.

 Community

  With respect to all matters on which shareholders are entitled to vote, holders of shares of Community Common Stock are entitled to one vote per share. According to the BCL, shareholders do not have a right to cumulate their votes for directors unless the articles of incorporation so provide. The Community Articles provide that no cumulative voting shall exist. As required by Section 1722 of the BCL, members of the

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

Community Board of Directors do not have to consist of Community shareholders. The election of the Board may be accomplished by the affirmative vote of a majority of the shares of Community Common Stock represented and entitled to vote at a shareholders' meeting. The amendment of the Community Articles or the authorization of any corporate action (defined by the Community Articles to include the amendment of certain articles of the Community Articles, the removal of one or more directors, or any Business Combination (as that term is defined in the Community Articles)) may only be accomplished by the affirmative vote of at least 75% of the votes which all shareholders are entitled to cast thereon; provided, however, that if 66 2/3% of the entire Board of Directors of Community recommends approval of an amendment or the corporate action, the corporate action will be authorized if there are cast in its favor at least 66 2/3% of the votes which all shareholders are entitled to cast thereon.

Classified Board of Directors

 Glen Rock

  The Glen Rock Bylaws provide that the Board of Directors of Glen Rock be divided into three classes of directors as nearly equal in number as possible. At each annual meeting of shareholders, one class of directors is elected for a three-year term. Classification of directors has the effect of making it more difficult for shareholders to change the composition of the board of directors. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in the majority of the Board of Directors of Glen Rock.

 Community

  The BCL permits a corporation's board of directors to be divided into various classes serving staggered terms of office. The Community Bylaws provide that the Board of Directors of Community be divided into four classes of directors as nearly equal in number as possible. At each annual meeting of shareholders, one class of directors is elected for a four-year term. Classification of directors has the effect of making it more difficult for shareholders to change the composition of the board of directors. At least three annual meetings of shareholders, instead of one, will generally be required to effect a change in the majority of the Board of Directors of Community. Such classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Community.

Number of Directors; Term

 Glen Rock

  In accordance with the PBC, the Glen Rock Bylaws establish the number of directors to be no less than 5 and no more than 25. The exact number of members of the Board of Directors of Glen Rock is determined by the affirmative vote of a majority of the shareholders entitled to vote. Currently, there are 8 persons serving on the Glen Rock Board of Directors. The term of office for each director is three years.

 Community

  The Community Bylaws establish the number of directors to be no less than five and no more than twenty-five. The exact number of members of the Board of Directors of Community is determined by the Board of Directors of Community. The term of office for each director is four years with the term of office of at least one class expiring each year.

Removal of Directors

 Glen Rock

  The PBC provides that the entire board of directors, or an individual director, may be removed, without cause, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would

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be entitled to cast at an annual election of directors. If, in the case of an individual director, votes of a sufficient number of shares, which if cumulatively voted at an annual election would be enough to elect one or more directors, are cast against the resolution for removal, that director shall not be removed.

 Community

  The BCL provides that shareholders may remove one or more directors, with or without cause, unless the articles of incorporation provide that directors may be removed only for cause. The Community Articles provide that one or more directors may be removed (with no express requirement that such removal be for cause only) by the shareholders of Community if at least 75% of the votes which all shareholders are entitled to cast thereon are cast in favor of the removal, or, alternatively, if 66 2/3% of the entire Board of Directors of Community recommend such removal, if at least 66 2/3% of the votes which all shareholders are entitled to cast thereon are cast in favor of the removal.

Qualifications of Directors

 Glen Rock

  The PBC requires that every director of a state bank be a citizen of the United States; provided however, that this requirement may be waived for not more than twenty (20%) percent of the directors with the prior written approval of the PDOB, and at least two-thirds of the directors must have resided in Pennsylvania, or at least within 100 miles of the location the bank's office, for at least one year immediately preceding their election, and must reside in Pennsylvania or within a 100 mile territory of the location of the bank during their continuation in office. The Glen Rock Articles and Bylaws do not require any additional qualifications for Glen Rock's directors.

 Community

  The BCL provides that a director of a business corporation must be a natural person of full age. However, the BCL does not require that a director be a resident of Pennsylvania or a shareholder of the corporation, unless otherwise provided in a corporation's articles or bylaws. The Community Bylaws require that its directors be shareholders of the corporation. Additionally, the Community Bylaws limit the age of the corporation's directors to 75.

Filling Vacancies on the Board of Directors

  Both the Glen Rock Bylaws and the Community Bylaws provide that vacancies occurring on the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors even if the number of remaining directors constitutes less than a quorum. Any director so chosen shall have a term of office continuing only until the expiration of the term of office to which the director was appointed.

Call of Special Shareholders' Meetings

 Glen Rock

  Special meetings of the shareholders of Glen Rock may be called by: (a) the President, (b) a majority of the Board of Directors or of its Executive Committee; or (c) by five or more shareholders entitled to cast at least 30% of the shares of Glen Rock entitled to vote at the particular meeting.

 Community

  Special meetings of the shareholders of Community may be called by: (a) the President; (b) the Chairperson of the Board of Directors; (c) a majority of the Board of Directors; or (d) shareholders entitled to cast at least

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

one-third of the votes which all shareholders are entitled to cast at any particular meeting. Such meeting shall be called by the Secretary no later than ten days and no more than sixty days following the request for such meeting.

Notice of Shareholders' Meetings

 Glen Rock

  Notice of a Glen Rock shareholders' meeting must be delivered at least twenty (20) days in advance of any meeting other than adjourned meetings, unless a longer period is required by the PBC. Such notice must contain the time, place and purpose of the meeting.

 Community

  Notice of a Community shareholders' meeting must be delivered at least five days in advance of the scheduled meeting. Such notice must contain the time, place, day and purpose of the meeting.

Quorum Requirements and Adjournment of Meetings

  The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at a meeting constitutes a quorum for both a Glen Rock shareholders' meeting and a Community shareholders' meeting. Shareholders present at a duly convened Glen Rock or Community meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. In the case of a Glen Rock or Community meeting called for the election of directors, such meeting may be adjourned for any period not exceeding fifteen days; those Glen Rock or Community shareholders who attend the meeting which had previously been adjourned shall, even if they are less than a quorum, constitute a quorum for the purpose of electing directors, but for no other purpose.

  If a quorum is not present at a Glen Rock or a Community shareholders meeting, no business may be transacted except to adjourn to a future time.

Dissenters' Rights

 Glen Rock

  Under the PBC, shareholders are generally entitled to the same dissenters' rights as provided under the BCL. The BCL provides that shareholders are generally entitled to dissent from, and demand payment of the fair value of their shares in connection with, a plan of merger, consolidation, share exchange, asset transfer or division.

 Community

  Under the BCL, shareholders are generally entitled to dissent from, and demand payment of the fair value of their shares in connection with, a plan of merger, consolidation, share exchange, asset transfer or division. Additionally, Subchapter 25E of the BCL, which applies to Community, provides shareholders of a registered corporation remedies similar to dissenters' rights where a person or group acquires 20% or more of the voting shares of the registered corporation.

Limitations on Directors' Liability

  Both the Glen Rock Bylaws and the Community Bylaws provide that directors shall not be personally liable to the corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under applicable Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions, however, do not apply to the responsibility or liability of a director for the payment of taxes pursuant to local, state or federal law.

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

Indemnification

  Sections 1741 and 1742 of the BCL generally provide that a corporation may indemnify directors and officers against liabilities they may incur as such, provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.
Section 1743 of the BCL also requires a corporation to indemnify representatives of the corporation against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

  Section 1746 of the BCL also grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of Section 1746 of the BCL, the Community Bylaws provide for indemnification of directors, officers and other agents of the corporation to the extent otherwise permitted by Section 1741 of the BCL and also in certain circumstances not otherwise permitted by Sections 1741 and 1742 of the BCL.

  Specifically, both the Glen Rock and Community Bylaws provide indemnification for any director, officer or employee, or any former director, officer or employee, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Glen Rock or Community) by reason of the fact that such person is or was a director, officer or employee of Glen Rock or Community, or is or was serving at the request of Community as a director, officer, employee or agent of another bank, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Glen Rock or Community, as the case may be, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of Glen Rock or Community, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

  In addition, both the Glen Rock and Community Bylaws provide indemnification for any officer, director or employee, present or former, who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action, suit or proceeding, by or in the right of Glen Rock or Community, as the case may be, to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of Glen Rock or Community, or is or was serving at the request of Glen Rock or Community as a director, officer, employee or agent of another bank, partnership, joint venture, trust or other enterprise, against amounts paid in settlement and expenses (including attorney's fees), actually and reasonably incurred by him or her in connection with the defense or settlement of, or serving as a witness in, such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Glen Rock or Community, and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his or her duty to Glen Rock or Community, as the case may be.

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

  Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer or employee of Glen Rock or Community is entitled to indemnification as provided by their respective Bylaws, unless either a majority of the members of the Board who are not involved in such proceedings ("disinterested directors") or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of Glen Rock or Community determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of Glen Rock or Community, as appropriate. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of Glen Rock or Community, shall request of independent counsel, who may be the outside general counsel of Glen Rock or Community, as appropriate, a written opinion as to whether or not the parties involved are entitled to indemnification under the Glen Rock or Community Bylaws.

  Also, expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Glen Rock or Community, as the case may be, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Community.

  The indemnification provided by Glen Rock or Community shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in his or her official capacity which serving as a director, officer, or employee, or as to any action in another capacity while holding such office. The respective Boards of Directors may, by resolution, provide for additional indemnification or advancement of expenses to or for any director, officer, or employee provided said indemnification is not inconsistent with the provisions of the applicable Bylaws, Articles, applicable provisions of the PBC or BCL or other applicable provisions of law. Indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs and personal representatives of such person.

  The Glen Rock and Community Bylaws also provide that no director shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, in the director's capacity as a director of Glen Rock or Community or pursuant to the request of Peoples or Community unless:
(a) the director has breached or failed to perform the duties of his or her office as set forth in the BCL; or (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Anti-Takeover Law Provisions

 Glen Rock

  The articles of incorporation of Glen Rock provide that a merger or consolidation must be approved by the votes of the holders of at least eighty percent (80%) of its capital stock.

 Community

  Article 10 of the Community Articles provides that the Community Board of Directors, in its sole discretion, may oppose any offer, proposed or attempted by any corporation or other business entity, person or group to: (a) make any tender or other offer to acquire any of Community's securities; (b) merge or consolidate Community with or into another entity; (c) purchase or otherwise acquire all or substantially all of Community's assets; or (d) make any transaction similar in purpose or effect to any of the above. In considering whether to oppose, recommend or remain neutral with respect to any such offers, proposals or plans, the Community Board of Directors must evaluate what is in the best interests of Community, and may, but is not legally obligated to, consider any pertinent factors, including, but not limited to:
(i) whether the offering price is adequate and acceptable based upon both the current market price of Community's securities and the historical and present operating results or financial condition of the corporation; (ii) whether a more fordable price to the shareholders may be obtained now or in the future;
(iii) the impact the offer would have on the employees, depositors, clients and customers of Community and its subsidiaries and the communities which they serve; (iv) the present and historical financial position of the offeror, its reputation and related factors; (v) an analysis of the value of securities (if any) offered in exchange for Community's securities; and (vi) any anti-trust or other legal or regulatory issues raised by the offer.

  The Change in Bank Control Act and the BHCA prohibit a person or group from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given sixty days' prior written notice of the proposed acquisition and within that time period the Federal Reserve Board has not issued a disapproval or extended for up to another thirty days the period during which such a disapproval may be issued.

  The BCL contains certain "anti-takeover" provisions that are only applicable to registered corporations. These provisions do not apply to Glen Rock. Because Community is a registered corporation, however, certain of these provisions are applicable to Community.

  Subchapter 25E of the BCL is a "cash-out" anti-takeover statute which generally provides that if any person or group acquires twenty percent (20%) or more of the voting shares of a corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium.

  Under Subchapter 25F of the BCL, Community is prohibited from engaging in specified business combination transactions with an interested stockholder (defined in general as any beneficial owner of at least 20% of Community's outstanding voting shares) during the five-year period following the date such person became an interested stockholder unless: (a) the business combination or share acquisition is approved by the Board of Directors of Community prior to the date such person becomes an interested stockholder; (b) the business combination is approved by unanimous vote of the holders of all outstanding common stock; or (c) the interested shareholder owns at least 80% of Community's outstanding voting shares, the business combination is approved by a majority of the holders of Community voting shares (not including shares held by the interested shareholder), and the interested shareholder complies with specified procedural and minimum fair price criteria. After the five-year period, a business combination may be effected if: (i) the transaction is approved by a majority of the outstanding Community voting shares (not including shares held by the interested shareholder); or (ii) the transaction is approved by a majority of the outstanding Community voting shares (including shares held by the interested shareholder) and the interested shareholder complies with specified procedural and minimum fair price criteria. Community is also subject to another somewhat similar Pennsylvania law provision, Section 2538 of the BCL, which requires certain fundamental transactions with an interested shareholder to be approved by a majority of the corporation's directors who are unaffiliated with such shareholder.

  Pennsylvania's control share acquisition statute (Subchapter 25G of the BCL) provides that: (i) the restoration of voting rights of control shares requires the vote of both the majority of the disinterested shares and the majority of all outstanding shares; and (ii) a Pennsylvania corporation may redeem the control shares at the market price of the corporation's shares rather than the "fair value".

  Subchapter 25H of the BCL requires persons who acquire 20% of the voting power of a corporation, or who announce that they may acquire control of the corporation and then sell shares within 18 months thereafter, to disgorge to the corporation profits made from such transactions.

Amendment of Articles of Incorporation

 Glen Rock

  Amendment of certain anti-takeover provisions in the Glen Rock Articles requires the affirmative vote of the holders of at least 80% of the votes which all shareholders are entitled to cast thereon.

 Community

  Amendment of the Community Articles 5, 7-12 require shareholder approval by the affirmative vote of 75% of the votes of all shareholders entitled to vote; provided, however, that if 66 2/3% of the entire Board of Directors recommends approval of the amendment of the Community Articles, such action shall be authorized if shareholder approval by the affirmative vote of 66 2/3% of the votes which all shareholders entitled to cast is obtained. Pursuant to
Section 1714 of the BCL, most of the remainder of the articles of the Community Articles may be amended upon receipt of the affirmative vote of a majority of the votes cast by all Community shareholders. Certain minor amendments, such as a change in corporate name or providing for perpetual corporate existence, for example, only require approval by the Board of Directors and do not require shareholder approval.

Amendment of Bylaws

 Glen Rock

  Amendments to the Glen Rock Bylaws may be made at any meeting of the shareholders of Glen Rock called for such purpose by the affirmative vote of a majority of such shareholders or at any meeting of the Board of Directors called for such purpose by an affirmative vote of the majority of the members of Board of Directors of Glen Rock, except that the Directors may not make any amendment to the bylaws fixing their qualification, classification, or term of office.

 Community

  Amendments to the Community Bylaws may be made by the affirmative vote of 75% of the outstanding shares of Community Common Stock at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject to the power of the shareholders to change such action of the Board by the affirmative vote of the holders of 75% of the outstanding shares of Community Common Stock.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

  The following unaudited pro forma combined condensed financial statements assume a business combination between Community and Glen Rock that qualifies as a pooling of interests for financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Community and Glen Rock are carried forward to Community at their recorded amounts, income of Community includes income of Community and Glen Rock for the entire fiscal year in which the Merger occurs, and the reported income of Community and Glen Rock for prior periods is combined and restated as income of Community. The pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Community, which are incorporated by reference in this Proxy Statement/Prospectus, and the historical financial statements of Glen Rock, which are attached to this Proxy Statement/Prospectus, and should be read in conjunction with such historical financial statements and the notes thereto.

  The unaudited pro forma combined condensed balance sheet data are presented as if the Merger occurred on the dates thereof. The unaudited pro forma combined condensed statements of earnings data are presented as if the Merger occurred at the beginning of the earliest period presented. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented with respect to the unaudited pro forma combined condensed statements of income or with respect to the pro forma combined condensed balance sheets, nor is it necessarily indicative of the future operating results or financial position of Community. The pro forma information does not give effect to any synergies that may occur due to the integration of Community's and Glen Rock's operations. Additionally, the unaudited pro forma financial information excludes the transaction costs of the Merger, and the nonrecurring costs and expenses associated with integrating the operations of the businesses.

  Certain material, nonrecurring adjustments will be recorded in conjunction with the Merger, but the amounts of these adjustments cannot be determined until Community reviews all facilities, operations and systems of Glen Rock and finalizes its plans with respect to integrating the businesses. The aggregate amount of these adjustments will include costs associated with consolidating operations and systems, severance pay for involuntary termination, and related employee benefits; conforming accounting practices; and expenses incurred in connection with the Merger. Community has not yet quantified any of these adjustments. The impact of these adjustments, except for conforming accounting principles, are expected to be recorded in 2001.

                            COMMUNITY AND GLEN ROCK

             PRO FORMA UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in thousands, except per share data)

                                       Nine Months Ended September 30, 2000
                                   --------------------------------------------
                                                          Pro Forma  Pro Forma
                                   Community  Glen Rock  Adjustments  Combined
                                   ---------- ---------- ----------- ----------
Total Interest income............  $   58,261 $    9,840             $   68,101
Total Interest expense...........      30,280      5,509                 35,789
                                   ---------- ----------  --------   ----------
Net interest income before
 Provision for loan losses.......      27,981      4,331                 32,312
Provision for credit losses......       1,429        115                  1,544
                                   ---------- ----------  --------   ----------
Net interest income after
 provision for loan losses.......      26,552      4,216                 30,768
Total non-interest income........       5,555        680                  6,235
Total non-interest expense.......      19,385      3,407                 22,792
                                   ---------- ----------  --------   ----------
Income (loss) before income
 taxes...........................      12,722      1,489                 14,211
Provision for income taxes.......       3,206        391                  3,597
                                   ---------- ----------  --------   ----------
Net income (loss)................  $    9,516 $    1,098             $   10,614
                                   ========== ==========  ========   ==========
Earnings (loss) per share
 (diluted) (1)...................  $     1.32 $     0.82             $     1.26
                                   ========== ==========  ========   ==========
Weighted average number of shares
 outstanding (diluted)...........   7,195,000  1,337,000  (134,000)   8,398,000
                                   ========== ==========  ========   ==========
                                       Nine Months Ended September 30, 1999
                                   --------------------------------------------
                                                          Pro Forma  Pro Forma
                                   Community  Glen Rock  Adjustments  Combined
                                   ---------- ---------- ----------- ----------
Total Interest income............  $   48,431 $    9,146             $   57,577
Total Interest expense...........      23,478      4,634                 28,112
                                   ---------- ----------  --------   ----------
Net interest income before
 Provision for loan losses.......      24,953      4,512                 29,465
Provision for credit losses......         787        215                  1,002
                                   ---------- ----------  --------   ----------
Net interest income after
 provision for loan losses.......      24,166      4,297                 28,463
Total non-interest income........       4,229        670                  4,899
Total non-interest expense.......      17,019      3,427                 20,446
                                   ---------- ----------  --------   ----------
Income (loss) before income
 taxes...........................      11,376      1,540                 12,916
Provision for income taxes.......       2,668        458                  3,126
                                   ---------- ----------  --------   ----------
Net income (loss)................  $    8,708 $    1,082             $    9,790
                                   ========== ==========  ========   ==========
Earnings (loss) per share
 (diluted) (1)...................  $     1.19 $     0.81             $     1.15
                                   ========== ==========  ========   ==========
Weighted average number of shares
 outstanding (diluted)...........   7,314,000  1,334,000  (133,000)   8,515,000
                                   ========== ==========  ========   ==========

--------
(1) Per share data has been restated to reflect stock dividends and splits.

                                           Year Ended December 31, 1999
                                   --------------------------------------------
                                                          Pro Forma  Pro Forma
                                   Community  Glen Rock  Adjustments  Combined
                                   ---------- ---------- ----------- ----------
Total Interest income............  $   66,264 $   12,275             $   78,539
Total Interest expense...........      32,213      6,221                 38,434
                                   ---------- ----------  --------   ----------
Net interest income before
 Provision for loan losses.......      34,051      6,054                 40,105
Provision for credit losses......       1,298        290                  1,588
                                   ---------- ----------  --------   ----------
Net interest income after
 provision for loan losses.......      32,753      5,764                 38,517
Total non-interest income........       5,668        906                  6,574
Total non-interest expense.......      22,937      4,607                 27,544
                                   ---------- ----------  --------   ----------
Income (loss) before income
 taxes...........................      15,484      2,063                 17,547
Provision for income taxes.......       3,681        576                  4,257
                                   ---------- ----------  --------   ----------
Net income (loss)................  $   11,803 $    1,487             $   13,290
                                   ========== ==========  ========   ==========
Earnings (loss) per share
 (diluted) (1)...................  $     1.62 $     1.11             $     1.56
                                   ========== ==========  ========   ==========
Weighted average number of shares
 outstanding (diluted)...........   7,305,000  1,334,000  (133,000)   8,506,000
                                   ========== ==========  ========   ==========
                                           Year Ended December 31, 1998
                                   --------------------------------------------
                                                          Pro Forma  Pro Forma
                                   Community  Glen Rock  Adjustments  Combined
                                   ---------- ---------- ----------- ----------
Total Interest income............  $   57,000 $   12,053             $   69,053
Total Interest expense...........      26,887      6,127                 33,014
                                   ---------- ----------  --------   ----------
Net interest income before
 Provision for loan losses.......      30,113      5,926                 36,039
Provision for credit losses......       1,464        590                  2,054
                                   ---------- ----------  --------   ----------
Net interest income after
 provision for loan losses.......      28,649      5,336                 33,985
Total non-interest income........       4,960        614                  5,574
Total non-interest expense.......      20,025      4,421                 24,446
                                   ---------- ----------  --------   ----------
Income (loss) before income
 taxes...........................      13,584      1,529                 15,113
Provision for income taxes.......       3,534        348                  3,882
                                   ---------- ----------  --------   ----------
Net income (loss)................  $   10,050 $    1,181             $   11,231
                                   ========== ==========  ========   ==========
Earnings (loss) per share
 (diluted) (1)...................  $     1.36 $     0.89             $     1.31
                                   ========== ==========  ========   ==========
Weighted average number of shares
 outstanding (diluted)...........   7,368,000  1,331,000  (133,000)   8,566,000
                                   ========== ==========  ========   ==========

--------
(1) Per share data has been restated to reflect stock dividends and splits.

                                           Year Ended December 31, 1997
                                   --------------------------------------------
                                                          Pro Forma  Pro Forma
                                   Community  Glen Rock  Adjustments  Combined
                                   ---------- ---------- ----------- ----------
Total Interest income............  $   52,287 $   12,188             $   64,475
Total Interest expense...........      24,423      6,137                 30,560
                                   ---------- ----------  --------   ----------
Net interest income before
 Provision for loan losses.......      27,864      6,051                 33,915
Provision for credit losses......       1,317        500                  1,817
                                   ---------- ----------  --------   ----------
Net interest income after
 provision for loan losses.......      26,547      5,551                 32,098
Total non-interest income........       4,229        459                  4,688
Total non-interest expense.......      19,360      3,975                 23,335
                                   ---------- ----------  --------   ----------
Income (loss) before income
 taxes...........................      11,416      2,035                 13,451
Provision for income taxes.......       3,491        567                  4,058
                                   ---------- ----------  --------   ----------
Net income (loss)................  $    7,925 $    1,468             $    9,393
                                   ========== ==========  ========   ==========
Earnings (loss) per share
 (diluted) (1)...................  $     1.08 $     1.10             $     1.10
                                   ========== ==========  ========   ==========
Weighted average number of shares
 outstanding (diluted)...........   7,364,000  1,329,000  (133,000)   8,560,000
                                   ========== ==========  ========   ==========

--------
(1)Per share data has been restated to reflect stock dividends and splits.

                            COMMUNITY AND GLEN ROCK

                              UNAUDITED PRO FORMA
                       COMBINED CONDENSED BALANCE SHEET
                           As of September 30, 2000
                            (dollars in thousands)

                                     Nine Months Ended September 30, 2000
                                  --------------------------------------------
                                                Glen     Pro Forma  Pro Forma
                                  Community     Rock    Adjustments  Combined
                                  ----------  --------  ----------- ----------
Assets
Cash and due from banks.........  $   33,532  $  5,765              $   39,297
Investment securities, available
 for sale.......................     346,944    45,651                 392,595
Loans, net......................     676,757   121,877                 798,634
Premises and equipment, net.....      17,475     3,047                  20,522
Goodwill........................         243       --                      243
Other real estate owned.........         555        23                     578
Loans held for sale.............       4,197       --Z                   4,197
Accrued interest receivable and
 other assets...................      29,320     7,736                  37,056
                                  ----------  --------    ------    ----------
    Total Assets................   1,109,023   184,099               1,293,122
                                  ==========  ========    ======    ==========
Liabilities
Deposits........................     791,829   135,116                 926,945
Short-term borrowings...........      13,261     8,000                  21,261
Long-term debt and capital
 notes..........................     218,725    23,358                 242,083
Accrued interest payable and
 other liabilities..............       7,981     1,350                   9,331
                                  ----------  --------    ------    ----------
    Total Liabilities...........   1,031,796   167,824               1,199,620
                                  ----------  --------    ------    ----------
Stockholders' Equity
Preferred stock no par value....         --        --                      --
Common stock....................      36,695     2,678    (2,678)A      42,720
                                                           6,025 A
Surplus.........................      29,107     2,943    (2,943)A      29,107
Retained Earnings...............      26,037    11,135      (404)A      36,768
Net accumulated other
 comprehensive income (loss)....      (8,650)     (481)                 (9,131)
Less: Treasury stock at cost....      (5,962)      --                   (5,962)
                                  ----------  --------    ------    ----------
    Total Stockholders' Equity..      77,227    16,275                  93,502
                                  ----------  --------    ------    ----------
    Total Liabilities and
     Stockholder's Equity.......   1,109,023   184,099               1,293,122
                                  ==========  ========    ======    ==========

--------
(A) Reflects the exchange of 1,205,000 shares of Community Banks, Inc. common stock for 1,339,000 shares of Glen Rock State Bank common stock. Shares of Community Banks, Inc. and Glen Rock State Bank have par values of $5 and $2, respectively.

                            COMMUNITY AND GLEN ROCK

                                   UNAUDITED
                           PRO FORMA CAPITAL SCHEDULE
                            As of September 30, 2000
                             (dollars in thousands)

                                      Nine Months Ended September 30, 2000
                                    ------------------------------------------
                                                          Pro Forma  Pro Forma
                                    Community  Glen Rock Adjustments Combined
                                    ---------  --------- ----------- ---------
Short-Term and Long-Term Debt
Short-term borrowings.............. $ 13,261    $ 8,000              $ 21,261
Long-term debt.....................  218,725     23,358               242,083
                                    --------    -------    -------   --------
    Short-Term and Long-Term Debt.. $231,986    $31,358              $263,344
                                    ========    =======    =======   ========
Stockholders' Equity
Preferred stock no par value.......      --         --         --         --
Common stock....................... $ 36,695    $ 2,678    $(2,678)A $ 42,720
                                                             6,025 A
Surplus............................   29,107      2,943     (2,943)A   29,107
Retained Earnings..................   26,037     11,135       (404)A   36,768
Accumulated other comprehensive
 income (loss).....................   (8,650)      (481)               (9,131)
Less: Treasury stock at cost           5,962        --                 (5,962)
                                    --------    -------    -------   --------
    Total Stockholders' Equity..... $ 77,227    $16,275              $ 93,502
                                    ========    =======    =======   ========

                             BUSINESS OF GLEN ROCK

                       GLEN ROCK MANAGEMENT'S DISCUSSION
                      AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  Management's discussion and analysis of Glen Rock's financial condition and results of operations are contained in the 1999 Glen Rock annual report, which
is included in this Proxy Statement/Prospectus at pages        .

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          AND MANAGEMENT OF GLEN ROCK

  To the knowledge of Glen Rock, on the Record Date, no shareholders are entitled to cast more than 5% of the total votes to be cast at the Meeting. The table below sets forth, as of the Record Date, approximate information regarding the beneficial ownership of Glen Rock Common Stock by each director and executive officer of Glen Rock.

                                                           Beneficial Ownership
                                                                    of
                                                          Glen Rock Common Stock
                                                          ----------------------
                                                           Number of  Percent of
                                                          Shares(/1/)   Total
                                                          ----------- ----------
Directors and Executive Officers:
Janie Busch..............................................    39,549      2.9%
Robert G. Coradi.........................................    14,239      1.1
Harold Shaffer...........................................    15,560      1.2
James Holley.............................................     3,000      0.2
Gordon Shive.............................................     3,200      0.2
David Hogg...............................................     4,194      0.3
Gregory Saubel...........................................     8,104      0.6
Robert Williams..........................................     9,823      0.7
J. Scott Sturgill........................................     4,204      0.3
                                                            -------      ---
                                                            101,873      7.5%

--------
(1) These numbers include options held. One-third of the options held by Coradi (6,142) and Sturgill (4,204) are immediately exercisable and could be voted at the Special Meeting.

                          ADJOURNMENT OF THE MEETING

  If there is an insufficient number of votes cast in person or by proxy at the Glen Rock Special Meeting to approve the Merger and the Merger Agreement, the Board of Directors of Glen Rock intends to adjourn the Special Meeting to a later date for the solicitation of additional votes in favor of the Merger and the Merger Agreement. The affirmative vote of a majority of the shares present, in person or by proxy, at the Glen Rock Special Meeting, even if a quorum is not present, is required in order to approve any such adjournment. The place and date to which the Glen Rock Special Meeting would be adjourned would be announced at the Glen Rock Special Meeting.

  The Board of Directors of Glen Rock recommends that the Glen Rock shareholders vote "FOR" the proposal to adjourn the Glen Rock Special Meeting if necessary to permit further solicitation of proxies to approve the Merger and the Merger Agreement.

                                    EXPERTS

Community

  The consolidated financial statements of Community incorporated in this Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Glen Rock

  The consolidated financial statements of Glen Rock included in this Proxy
Statement/Prospectus at pages    by reference to the Annual Report for the
year ended December 31, 1999 have been so included in reliance on the report of Stambaugh Ness, P.C., independent accountants, given on the authority of said firm as experts in accounting and auditing. The opinion of independent financial advisor included as Appendix B to this Proxy Statement/Prospectus has been so included in reliance on the authority of Berwind Financial, LP as experts in the field of financial services and investment banking.

                                LEGAL OPINIONS

  The legality of the Community Common Stock issued in connection with the Merger and the tax consequence of the Merger will be passed upon by Mette, Evans & Woodside, Harrisburg, Pennsylvania, legal counsel to Community. Certain legal matters relating to Glen Rock will be passed upon at the effective time of the Merger by Reed Smith LLP, Harrisburg, Pennsylvania, legal counsel to Glen Rock.

                                OTHER BUSINESS

  No other business is expected to be brought before the Glen Rock Special Meeting for consideration by the shareholders.

                                          By Order of the Board of Directors,

                                          Harold E. Shaffer, Chairman
                                          Glen Rock State Bank

                               1999 Annual Report

                            The Glen Rock State Bank

                         The Neighbor You Can Count On

                               BOARD OF DIRECTORS

     Janie C. Busch         President of York Stenographic Services, Inc.

     Robert G. Coradi       President and CEO, The Glen Rock State Bank

     James Hemminger        Owner of Trail Tool, Inc.

     David H. Hogg          President of Springwood Management Corp.

     James R. Holley        President of James R. Holley & Associates

     Gregory V. Saubel      President of Saubels, Inc.

     Harold E. Shaffer      Chairman of the Board
                            Owner, Shaffer's Sales & Service

     Gordon D. Shive        Lutheran Brotherhood Insurance

     Robert L. Williams     Retired President of Glen Rock State Bank

                                    OFFICERS

     Harold E. Shaffer      Chairman of the Board

     Robert G. Coradi       President and CEO

     J. Scott Sturgill      Executive Vice President and COO

     Robert W. Krebs        Senior Vice President, Operations and
                            Residential Mortgage Lending

     Gary Townsend          Vice President, Commercial Loan Officer

     Mary-clair Bolth CRCM  Assistant Vice President, Controller

     Shirley M. Shaw        Assistant Vice President, Branch Administrator

     Mary L. Snyder         Assistant Vice President, Human Resources

     Richard E. Snyder      Auditor

     Joyce E. Markel        Assistant Vice President, Loan Review

     Susan J. Batzer        Community Office Manager

     Jay L. Good            Community Office Manager

     Kimberly P. Griffin    Community Office Manager

     Glenn M. Snyder        Community Office Manager

     Tina M. Miller         Community Office Assistant Manager

     Tammy L. Ream          Community Office Assistant Manager

     Jane Stiffler          Community Office Assistant Manager

     Melissa Sweitzer       Community Office Assistant Manager

                                    CONTENTS

                                                                           Page
                                                                           -----
     Management's Discussion and Analysis................................. 59-65

     Independent Auditors' Report.........................................    66

     Financial Statements

       Balance Sheets.....................................................    67

       Statements of Income...............................................    68

       Statements of Stockholders' Equity.................................    69

       Statements of Cash Flow............................................    70

       Notes to Financial Statements......................................    71

TO OUR SHAREHOLDERS

  We concluded a successful year in 1999 as the quality of the Bank's loan portfolio continued to improve, revenues generated from non-traditional sources increased, and costs were contained. Net income for the year grew to $1,487,000, a $306,000 or 25.9% increase over levels achieved in 1998. Earnings per share in 1999 rose to $1.11 per share from $.89 per share in 1998, a 24.7% increase. Total dividends declared in 1999 were $.40 per share, compared to $.30 per share in 1998, a 33% increase. Return on average core equity improved to 9.45% in 1999 from 8.02% in 1998. Total balance sheet growth slowed in 1999, with total assets increasing by 4.5% to $179.5 million from $171.7 million in 1998. This was due to a highly competitive market for loans and deposits as well as a challenging interest rate environment. Interest rates moved higher in 1999, due in part to tightening by the Fed in its attempt to slow the growing economy. This has led to a decline in the market value of the Bank's fixed income security portfolio, and is reflected in accumulated other comprehensive income on the balance sheet. We encourage you to read Management's Discussion and Analysis which provides more significant detail on the Bank's financial performance in 1999.

  As has been indicated previously, the Bank's growth must accelerate in order to sustain higher earnings in the future. Management is committed to growing The Glen Rock State Bank franchise through entering new markets and by taking advantage of technology. Later this year we will begin construction on a new office in Red Lion, a growing area in York County that promises an exciting future. In addition, we will be offering Internet Banking in the very near future with a full complement of home banking features, including bill presentment.

  While 1999 was an excellent year for earnings in the banking industry, bank stocks were clearly out of favor. This was due in part to higher interest rates, more investor interest in the technology sector, and a decline in the merger premiums that were previously built into share prices. Shares of The Glen Rock State Bank as well as other local bank stocks have not been immune to softer pricing. Looking ahead, we believe investors will be rewarded by holding our stock as we follow through on our business plan to expand the franchise and build a more diversified financial services company.

  We are pleased to have been able to enter the new millennium smoothly without any significant problems. Preparedness for the year 2000 date change required a significant focus on internal system and customer delivery issues over the past two years. We are confident that both the Bank's employees and customers will benefit from these extensive efforts, as our systems were assessed under a variety of scenarios and alternatives were considered in an objective manner.

  We wish to thank our dedicated team of employees for their hard work and efforts in the past year. As we move our way through the next stage of the Bank's business plan, our employees will be called on to continue their enthusiastic support of all initiatives, including the delivery of technological capabilities to customers which serve to enhance our expanding array of products and services.

  While there are near term challenges including the current interest rate environment that is continuing to put downward pressure on the Bank's net interest margin due to our liability sensitive position, we are confident that 2000 will be a good year. Our business plan prioritizes the importance of building value for shareholders. We strongly believe that shareholder value will be enhanced through attaining our business objectives.

Sincerely,                                Sincerely,


[LOGO]                                    [LOGO]


Robert G. Coradi                          Harold E. Shaffer
President & CEO                           Chairman of the Board

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

Results of Operations

  The Bank posted income of $1,487,000 in 1999, an increase of $306,000, or 25.9% over 1998. Earnings per share increased $.22 per share or 24.7% to $1.11 in 1999 from $.89 in 1998. Return on average core equity rose to 9.45% in 1999 from 8.02% in 1998. These increases are due primarily to lower provisions for loan losses and higher fee-based income in 1999 when compared to 1998. Non-interest expenses rose 4.2% or $186,000 in 1999 over 1998 levels. These increases were due primarily to higher personnel and advertising costs. In addition, depreciation costs were higher as the depreciation schedules on computers, software and other equipment were shortened during the year in order to more accurately reflect the estimated useful life of these assets.

 Net Interest Income

  The difference between interest income earned on loans and investment securities and the expense incurred on deposits and borrowings, or net interest income, is the Bank's primary revenue source. Net interest income is affected by the changes in asset and liability volume, the changes in the relative mix of individual asset and liability components, and their respective yields and costs.

                                    TABLE 1
                           Volume and Rate Analysis

                                                           1999 compared to
                                                                 1998
                                                               Increase
                                                          (Decrease) due to
                                                          --------------------
                                                          Volume  Rate    Net
                                                          ------  -----  -----
                                                               (000's)
Interest Income
  Loans.................................................. $ 537   $(446) $  91
  Investment Securities..................................   322    (200)   122
  Federal Funds Sold and Other...........................    22    (413)     9
                                                          -----   -----  -----
    Total Interest Income................................   881    (659)   222
                                                          -----   -----  -----
Interest Expense
  NOW Accounts...........................................    16    (442)    14
  Money Market Funds.....................................   162      41    203
  Savings Accounts.......................................  (111)      0     (1)
  Certificates of Deposit................................  (117)   (333)  (450)
  Borrowed Funds.........................................   412    (484)   328
                                                          -----   -----  -----
    Total Interest Expense...............................   472    (378)    94
                                                          -----   -----  -----
NET INTEREST INCOME...................................... $ 409   $(281) $ 128
                                                          =====   =====  =====
                                                           1998 compared to
                                                                 1997
                                                               Increase
                                                          (Decrease) due to
                                                          --------------------
                                                          Volume  Rate    Net
                                                          ------  -----  -----
                                                               (000's)
Interest Income
  Loans.................................................. $ 339   $ 527  $(188)
  Investment Securities..................................    34     (27)     7
  Federal Funds Sold and Other...........................    12      34     46
                                                          -----   -----  -----
    Total Interest Income................................   385    (520)  (135)
                                                          -----   -----  -----
Interest Expense
  NOW Accounts...........................................    30      (9)    21
  Money Market Funds.....................................    20      44     64
  Savings Accounts.......................................   (12)    (59)   (71)
  Certificates of Deposit................................    10    (206)  (196)
  Borrowed Funds.........................................   199    (427)   172
                                                          -----   -----  -----
    Total Interest Expense...............................   247    (257)   (10)
                                                          -----   -----  -----
NET INTEREST INCOME...................................... $ 138   $(263) $(125)
                                                          =====   =====  =====

  Net interest income increased $128,000 in 1999 from 1998 despite a lower net interest margin. While the net interest margin declined from 3.93% in 1998 to 3.73% in 1999, net interest income was favorably impacted by income gained as the result of a $9.8 million rise in average earning assets. Average earning assets were $162.2 million in 1999 versus $152.4 million in 1998. Market interest rates moved up in the third and fourth quarters of 1999 due in part to monetary tightening action initiated by the Federal Reserve. The higher interest rate environment which ensued in the second half of the year served to put downward pressure on the Bank's net interest margin as interest-bearing liabilities repriced upward at a quicker pace than interest-earning assets. In addition, we relied more heavily on borrowings from the Federal Home Loan Bank of Pittsburgh to purchase investment securities, thereby generating a comparatively narrow spread which also put downward pressure on the net interest margin. However, the net interest income earned through this leveraging activity positively impacts average return on equity and earnings per share.

 Provision for Loan Losses

  In 1999, the Bank's loan loss provision decreased by $300,000 or 50.8% from 1998's level, to $290,000. The Bank was able to reduce the provision for 1999 due to the improvement in the quality of the loan portfolio.

 Other Income

  Other income rose $292,000 or 47.5% in 1999 when compared to 1998. Fee based income increased in most areas of the Bank's business. Dividend income on Federal Home Loan Bank Stock increased by $40,000 as higher average borrowings required the purchase by the Bank of additional stock in the Federal Home Loan Bank of Pittsburgh. Earnings on life insurance policies purchased on members of senior management in 1998 reflect a full year of income in 1999 when compared to 1998. Other operating income increased by $127,000 or 136.6% in 1999 to $220,000 from $93,000 in 1998, due primarily to income generated over a full year by our third party investment brokerage arrangement with LM Financial Partners.

 Other Expenses

  Other expenses increased by 4.2% or $186,000 in 1999. Personnel expenses were up $147,000 or 6.2%, due primarily to $90,000 in costs associated with terminating the Bank's defined benefit pension plan. Higher furniture and equipment expenses resulted from more aggressive depreciation schedules deployed on certain investments in technology to more accurately reflect the estimated useful lives of those assets. Other operating expenses declined by $88,000 in 1999 as comparatively more equipment was taken out of service and subsequently written-off in 1998, when compared to 1999.

 Income Taxes

  The Bank's effective tax rate is driven primarily by tax free income generated by state and municipal investments and loans. In 1999, the effective tax rate of 27.9% was higher than 1998's 22.8% rate due to the relatively lower impact of loan charge-offs which totaled $431,000 in 1999 versus $1,204,000 in 1998.

 Analysis of 1998 Compared to 1997

  The Bank earned $1,181,000 in 1998, a decrease of $287,000, or (19.6%) from 1997. Earnings per share decreased $.21 per share or 19.0% to $.89 from $1.10 in 1997, taking into account the two-for-one stock split issued in the form of a dividend in April 1999. These decreases were attributed to a combination of factors, including a lower net interest margin due to the competitive environment, a change in the composition of the loan portfolio, with a larger portion being deployed in consumer installment loans rather than mortgage and commercial loans where earning yields have traditionally been higher. Higher levels of non-accrual loans in 1998 also contributed to the lower net interest margin. Loan loss provisions increased $90,000 in 1998 from 1997 due to higher levels of non-performing loans. The increase in the provision was deemed necessary to cover higher levels of non-performing loans in 1998, including loans to one borrower which required a total charge-off by the Bank of approximately $731,000 in 1998.

  Other income increased $207,000 or 50.9% in 1998 when compared to 1997, netting out the impact of investment security gains in 1997. Fee based income increased in all areas of the Bank's business in 1998, including service charges on deposit accounts as well as other income and fees on loans. Other operating income increased by $53,000 or 132.5% in 1998 to $93,000 from $40,000 in 1997, due primarily to income generated by the Bank's third party investments arrangement with LM Financial Partners. Also, tax-free income generated by life insurance policies purchased on members of senior management in 1998 replacing other insurance policies previously in effect had a favorable impact on other operating income. Income earned from the Bank's arrangement with LM Financial Partners and on the new life insurance arrangement was generated in the second half of the year.

  In addition, non-interest expenses increased 11.2% or $446,000 in 1998 over 1997 levels. These increases were due primarily to higher expenses associated with opening the Bank's fourth branch location in York New-Salem, and to expenses incurred due to the write-off and disposition of older computer equipment.

  The Bank's effective tax rate of 22.8% in 1998 was lower than 1997's rate of 27.9% due to the impact of loan charge-offs which totaled $1,204,000 in 1998.

Financial Condition--Balance Sheet Review

  The Bank's total assets increased $7.8 million, or 4.5% in 1999, to $179.5 million from $171.7 million in 1998. Higher levels of investment securities and loans were funded primarily through new borrowings from the Federal Home Loan Bank.

 Loans

  Total loan growth in 1999 was minimal at $1.2 million, or 1.0% and comprised primarily of higher residential mortgage and consumer loan activity offsetting lower levels of commercial loans.

 Investment Securities

  The investment securities portfolio provides a substantial revenue stream to the Bank, which is second only to the loan portfolio. In addition, investment securities provide liquidity, as well as collateral for deposits of local government entities and borrowings at the Federal Home Loan Bank and the Federal Reserve. Investment securities purchases and sales are supported by a policy which includes liquidity, interest rate sensitivity, and credit risk standards. In addition, the investment policy emphasizes long-term objectives, while providing the flexibility to prudently manage near-term interest rate risk, liquidity, and overall balance sheet strategies. Total investment securities were $5.5 million higher in 1999 when compared to 1998 due primarily to the purchases of U.S. Government Agency and Mortgage-backed securities which served to more than offset securities which matured or were called due to the availability of comparatively lower cost funding.

  The investment securities portfolio and the respective gains and losses, net of applicable taxes, are accounted for under FASB Statement of Financial Accounting Standards No. 115.

 Bank Premises and Equipment

  Bank premises and equipment declined by approximately $322,000 in 1999, to $2.4 million, due primarily to depreciation on furniture, fixtures and equipment. The tract of land which was originally purchased to accommodate the construction of an operations facility is under contract, subject to the buyer attaining a satisfactory feasibility study for the intended use and subject further to various government approvals.

 Other Assets

  Other assets totaled $7.4 million at December 31, 1999, increasing by approximately $870,000 over 1998, due primarily to a higher level of Federal Home Loan Bank stock. Other assets at December 31, 1999 include

$2.7 million in officers' life insurance, $2.2 million in Federal Home Loan Bank stock, and $1.1 million in accrued interest. In addition, assets designated as other real estate owned totaled $210,000. A commercial property located adjacent to the Bank's Loganville office was foreclosed upon in 1999 and transferred into the Bank Premises and Equipment category, subsequent to the end of the year. It is the Bank's intention to use the property to accommodate future growth for the Bank's operations area.

Funding Sources

 Deposits

  The Bank's primary source of funding for its loan and investment portfolios is its deposit base. Total deposits grew marginally by .52% in 1999 as competition for time deposits was very strong in the Bank's local market. Lower time deposit balances were offset by higher money market accounts, due primarily to growth in a tiered money market account which offers higher rates tied to a treasury index.

 Borrowed Funds

  Borrowings have become an increasingly important source of funding and serve to support the Bank's loan growth strategies. In addition, borrowed funds are used from time to time to take advantage of investment opportunities. As indicated previously, borrowings from the Federal Home Loan Bank have funded the purchase of investment securities, thereby generating a relatively narrow spread for a specified period of time, while still serving to enhance return on average equity and earnings per share. Certain borrowings have a guaranteed fixed interest rate for a period of time, after which the interest rate floats with a variable index until maturity. An additional provision of these borrowings allows for the Bank to pay off the respective advance upon its conversion to a variable rate of interest.

 Stockholders' Equity

  The Bank's total stockholders' equity was $15.2 million at December 31, 1999, down $.2 million from December 31, 1998. This decrease is due to a $1.2 million decline in accumulated other comprehensive income which reflects lower valuations in the Bank's investment portfolio net of the income tax impact due to the higher interest rates at the end of 1999 versus 1998. The increase in the amounts reflected as common stock is the result of funds being transferred from retained earnings in order to account for the two-for-one stock split issued in the form of a 100% stock dividend in 1999.

  Dividends declared increased 33%, or $.10 per share in 1999 over the amount declared in 1998. The dividend payout ratio also increased, however by a smaller amount, from 33.8% in 1998 to 35.9% as net income was higher in 1999. The Bank maintains a dividend reinvestment plan for stockholders, providing them the opportunity to invest their cash dividends and cash payments limited to $500 per quarter in the Bank's shares of common stock.

  The Bank maintains capital adequacy ratios in excess of the limits defined as "Well Capitalized," pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991.

Risk Management

 Credit Quality

  The Bank maintains a loan policy with established loan underwriting standards and guidelines. Loans are made to individuals and to business borrowers located primarily in York County, Pennsylvania and Northern Maryland. Management recognizes that there are inherent risks associated with lending activities, and as a result, these risks are continually monitored.

  Commercial borrowers experiencing operating difficulties and/or declining financial trends are placed on the Bank's watch list, and monitored on a regular basis. The watchlist includes loans which are already past-due for contractual payments and loans to borrowers believed by management to be at risk of encountering payment problems in the future. Consumer borrowers are added to the watch list typically when their individual loans have become past-due. Part of management's analysis and monitoring process includes an ongoing assessment of the underlying collateral securing the watch list loans. This process allows management to determine the relative probability of full collection of the loan if repossession and liquidation of the collateral becomes necessary. This information is used to measure the adequacy of the Bank's loan loss reserve, which is explained further under the heading, Allowance for Loan Losses.

  Nonperforming assets are reflected in Table 2. Assets classified as nonperforming include loans on non-accrual, loans accruing interest which are past due by 90 days or more, and real estate and other assets which have been foreclosed upon and are in the process of liquidation. Loans are generally placed on non-accrual status when payments are past due by 90 days or more, or earlier if it is believed by management that full collection of interest and principal is in doubt. At such time that a loan is placed on non-accrual, any accrued and unpaid interest accrued in the current year is reversed out of income in the current year. Unpaid interest accrued in the prior year is charged to the allowance for loan losses. A loan may be returned to accrued status if the borrower has performed satisfactorily over a period of time since the loan was placed on non-accrual, and if management believes that satisfactory performance will continue going forward.

                                    TABLE 2
                             Nonperforming Assets

                                                       December 31,
                                            ----------------------------------
                                             1999   1998   1997   1996   1995
                                            ------ ------ ------ ------ ------
                                                      (in thousands)
Non-accrual loans.......................... $1,900 $2,070 $2,142 $1,657 $  526
Accruing loans past due 90 days or more....      0      5     67  1,459  2,699
Other real estate & other repossessed
 assets....................................    210    278    300    457      0
                                            ------ ------ ------ ------ ------
TOTAL NONPERFORMING ASSETS................. $2,110 $2,353 $2,509 $3,573 $3,225
                                            ------ ------ ------ ------ ------
Impaired Loans............................. $2,303 $2,160 $2,949 $3,086 $3,319
                                            ====== ====== ====== ====== ======

  Non-accrual loans at December 31, 1999 were $1.9 million, slightly less than the amount reported one year earlier. Throughout 1999, non-accrual loans were substantially less than 1998, averaging $1.8 million, down from a $3.0 million average in 1998. Average non-accrual loans were higher in 1998 due primarily to one borrower whose loans exceeded $1 million and were placed on non-accrual in the second quarter of 1998. The assets securing the Borrower's loans were subsequently liquidated in the fourth quarter of 1998 and required a charge-off by the Bank of approximately $731,000.

  Loans reported as impaired under FASB Statement of Financial Accounting Standards No. 114 include all non-accrual loans and those loans identified by management where non-compliance with loan terms in the future is deemed probable.

 Allowance for Loan Losses

  The allowance for loan losses is used to absorb potential losses incurred on the Bank's loan portfolio. Charged-off loans are charged directly to the allowance and recoveries of charged-off loans serve to increase the allowance. Loans are considered for charge-off when payments from the borrower are 90 days delinquent and are not being received on a regular basis, and when repayment through repossession and subsequent liquidation of the collateral is deemed by management to be insufficient to cover the full principal balance.

  Please refer to Note E in the Financial Statements which sets forth a five year history of the Bank's allowance for loan losses. As indicated in Note E, total charge-offs declined by $773,000 in 1999 from 1998, to

$431,000. The commercial loan category accounted for 94.4% of total loan charge-offs in 1999, and consisted primarily of three borrowers, with charged-off amounts ranging between $62,000 and $200,000 per borrower. Commercial loans accounted for 96.8% of total loan charge-offs in 1998, led by the $731,000 charge-off discussed earlier. Six borrowers, with charged-off amounts ranging between $9,000 and $174,000 accounted for the remaining commercial loan charge-offs in 1998.

  Evaluation of the allowance for loan losses is performed periodically by management to determine the relative adequacy of the allowance to cover future loan losses. The adequacy test is based on several factors, which include past and current trends, economic conditions, portfolio composition, delinquency levels, and estimated collateral valuation of problem loans. Loan categories (commercial, residential, consumer) are assigned factors based on past charge-off history and current local and national trends. Using the total loan balance of each loan category, a dollar amount is computed which serves as an allocated portion of the allowance. Specific problem loans, which include non-accrual and impaired loans are evaluated based on the estimated liquidation value of the underlying collateral. The difference between the specific problem loan principal balance and the estimated liquidation value of the collateral is also allocated within the allowance for loan losses. Based on all relevant information available, management believes the allowance for loan losses as stated at December 31, 1999 is adequate to cover potential future loan losses arising from the loan portfolio but there can be no assurance that the allowance will prove to be adequate or that significant additions to the allowance will not be required.

 Liquidity

  The Bank's ability to generate funds needed to support loan volume and deposit withdrawals are monitored by the Asset and Liability Management Committee.

  Sources of liquidity include regular monthly cashflows from loan repayments, prepayments of loans which typically increase in a declining interest rate environment, and the sale of residential mortgage loans. Other sources include cashflows generated from the investment portfolio, either through established maturities, prepayments or call provisions, and from an increasing level of capital due primarily to retained profits. In addition, the Bank maintains borrowing relationships with correspondent banks, and the Federal Home Loan Bank of Pittsburgh and at the discount window through the Federal Reserve Bank of Philadelphia. Borrowing capacity from the Federal Home Loan Bank of Pittsburgh on December 31, 1999 was approximately $37.3 million, thereby providing substantial funds availability to meet liquidity needs.

 Market Risk--Interest Rate Sensitivity

  Interest rate risk can result from a variety of factors including timing differences in the maturity/repricing of the Bank's assets and liabilities, the effect of loan prepayments and deposit withdrawals, and the differences in the behavior of lending and funding rates, sometimes referred to as basis risk.

  The Bank uses gap and simulation analysis to measure interest rate risk. Under a gap analysis, interest earning assets and interest bearing liabilities are measured by time frame which reflects scheduled maturity and/or repricing dates. Estimates on prepayments of the loan and securities portfolios are projected through evaluation of their respective prepayment histories and current market conditions in the simulation analysis. Typically, prepayments on loans and mortgage-backed securities accelerate in periods of declining rates; and conversely, prepayments typically slow down in a rising interest rate environment. Table 3 reflects the Bank's simulation analysis as of December 31, 1999 which includes estimated principal cashflows of the Bank's interest-bearing assets and liabilities. Estimates of prepayments on loans and mortgage-backed securities and call activity on other debt instruments are built into the analysis. Certain interest-bearing liabilities, including NOW and savings accounts are treated as core deposits in the simulation. Other variable rate deposits are analyzed with deposits and borrowings that are scheduled to mature within one year. Current market interest rates as of December 31, 1999 were used in the simulation. As of December 31, 1999, the Bank is in a liability sensitive position with liabilities maturing or re-pricing within one year exceeding assets that mature or re-price in one year by approximately $43 million. On a cumulative basis, interest sensitive assets as a percentage of interest sensitive liabilities are 49.7% within a one year period. It should be noted that although certain assets and liabilities may share certain similar characteristics with respect to maturity, repricing, and historical prepayment velocity, they may react differently in the future based on circumstances and events at that time, including market and economic conditions as well as the prevailing level of competition for loans and deposits. In addition, there can be no assurance that the Bank's assets and liabilities will behave as estimated in the simulation analysis due to the inherent uncertainty of the assumptions employed in the model.

                                    TABLE 3
             December 31, 1999--Expected Cash Flows (in thousands)

                           2000      2001      2002      2003     2004   Thereafter  Total
                         --------  --------  --------  --------  ------  ---------- -------
         Assets
Fed Funds Sold
 variable rate.......... $    332  $    --   $    --   $    --   $  --    $   --    $   332
 avg. int. rate.........     5.50%      --        --        --      --        --       5.50%

Debt securities
 available for sale
 Fixed rate.............    7,699     4,932     3,236     3,393   8,526    15,810    43,596
 avg. int. rate.........     6.77%     6.10%     6.52%     6.68%   6.54%     7.14%     6.76%
 var. rate..............    3,899       --        --        --      --        --      3,899
 avg. int. rate.........     7.12%      --        --        --      --        --       7.12%

Loans
 Fixed rate.............   21,432    16,807    16,987    14,194  11,933    25,853   107,206
 avg. int. rate.........     7.99%     7.99%     8.40%     8.40%   8.16%     7.68%     7.95%
 var. rate..............    9,934       --        --        --      --        --      9,934
 avg. int. rate.........     9.39%      --        --        --      --        --       9.39%

Total interest-bearing
 assets
 Fixed rate.............   29,131    21,739    20,223    17,587  20,459    41,663   150,802
 avg. int. rate.........     7.67%     7.56%     7.79%     7.78%   7.49%     7.47%     7.61%
 var. rate..............   14,165       --        --        --      --        --     14,165
 avg. int. rate.........     8.68%      --        --        --      --        --       8.68%
      Liabilities
Interest-bearing
 deposits
 Fixed rate............. $ 44,870  $ 22,662  $  1,053  $    987  $  688   $   --    $70,260
 avg. int. rate.........     4.85%     5.37%     5.15%     5.25%   5.28%      --       5.03%
 var. rate..............   21,333       --        --        --      --     30,649    51,982
 avg. int. rate.........     4.21%      --        --        --      --       1.69%     2.72%

Borrowed funds
 Fixed rate.............   19,480     5,017        18     4,018      19       278    28,830
 avg. int. rate.........     5.51%     4.75%     3.75%     5.19%   3.75%     3.75%     5.32%
 var. rate..............    1,445       --        --        --      --        --      1,445
 avg. int. rate.........     5.80%      --        --        --      --        --       5.80%

Total interest-bearing
 liabilities
 Fixed rate.............   64,350    27,679     1,071     5,005     707       278    99,090
 avg. int. rate.........     5.05%     5.26%     5.12%     5.20%   5.24%     3.75%     5.11%
 var. rate..............   22,778       --        --        --      --     30,649    53,427
 avg. int. rate.........     4.31%      --        --        --      --       1.69%     2.81%

Interest Rate
 Sensitivity Gap:
 Cumulative Total....... $(43,832) $(49,772) $(30,620) $(18,038) $1,714   $12,450
Cumulative interest-
 earning assets as a
 percentage of
 cumulative deposits and
 cumulative deposits and
 borrowings.............     49.7%     56.6%     73.6%     85.1%  101.4%    108.2%

                         INDEPENDENT AUDITORS' REPORT

Board of Directors
The Glen Rock State Bank

  We have audited the accompanying balance sheets of The Glen Rock State Bank as of December 31, 1999 and 1998, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Glen Rock State Bank at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

York, Pennsylvania
February 3, 2000

                            THE GLEN ROCK STATE BANK

                                 BALANCE SHEETS

                                                                December 31,
                                                             ------------------
                                                               1999      1998
                                                             --------  --------
                                                                In thousands
                           ASSETS
ASSETS
  Cash and due from banks................................... $  5,110  $  4,546
  Interest-bearing deposits in other banks..................      332       126
  Federal funds sold........................................      863     1,279
  Securities:
    Available-for-sale......................................   46,206    40,667
  Loans receivable, net.....................................  117,181   115,834
  Bank premises and equipment...............................    2,394     2,716
  Other assets..............................................    7,434     6,565
                                                             --------  --------
                                                             $179,520  $171,733
                                                             ========  ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits:
    Demand.................................................. $ 11,127  $ 10,517
    NOW.....................................................   13,322    13,163
    Money market funds......................................   20,688    15,955
    Savings.................................................   17,648    18,191
    Certificates of deposit.................................   69,946    74,222
                                                             --------  --------
                                                              132,731   132,048
  Federal Home Loan Bank advances and other borrowings......   30,275    22,872
  Other liabilities.........................................    1,286     1,396
                                                             --------  --------
                                                              164,292   156,316
STOCKHOLDERS' EQUITY
  Common stock, $2 par; authorized 2,000,000 shares; issued
   and outstanding 1,335,716 shares, 1999 and 666,454
   shares, 1998.............................................    2,671     1,333
  Additional paid-in-capital................................    2,909     2,863
  Retained earnings.........................................   10,498    10,880
  Accumulated other comprehensive income....................     (850)      341
                                                             --------  --------
                                                               15,228    15,417
                                                             --------  --------
                                                             $179,520  $171,733
                                                             ========  ========

                       See notes to financial statements.

                            THE GLEN ROCK STATE BANK

                              STATEMENTS OF INCOME

                                                      Years ended December 31,
                                                     --------------------------
                                                       1999     1998     1997
                                                     -------- -------- --------
                                                      In thousands, except per
                                                             share data
INTEREST INCOME
  Interest and fees on loans........................ $  9,439 $  9,348 $  9,536
  Interest on securities:
    Taxable.........................................    2,220    2,065    2,051
    Tax-exempt......................................      394      427      434
  Other.............................................      222      213      167
                                                     -------- -------- --------
                                                       12,275   12,053   12,188
INTEREST EXPENSE....................................
  Deposits..........................................    4,894    5,128    5,310
  Interest on Federal Home Loan Bank advances and
   other borrowings.................................    1,327      999      827
                                                     -------- -------- --------
                                                        6,221    6,127    6,137
                                                     -------- -------- --------
      Net interest income...........................    6,054    5,926    6,051
PROVISION FOR LOAN LOSSES...........................      290      590      500
                                                     -------- -------- --------
      Net interest income after provision for loan
       losses.......................................    5,764    5,336    5,551
OTHER INCOME........................................
  Service charges on deposit accounts...............      205      216      141
  Other service charges and fees....................      187      157      138
  Dividends on Federal Home Loan Bank Stock.........      143      103       88
  Earnings on insurance policies....................      151       45      --
  Securities gains..................................      --       --        52
  Other operating income............................      220       93       40
                                                     -------- -------- --------
                                                          906      614      459
OTHER EXPENSES......................................
  Salaries and employee benefits....................    2,500    2,353    2,244
  Occupancy expense.................................      208      227      156
  Furniture and equipment expenses..................      485      389      295
  Provision for loss on sale of other real estate...       43       84      101
  Advertising.......................................      169       91       80
  Bank shares tax...................................      136      123      111
  Other operating expenses..........................    1,066    1,154      988
                                                     -------- -------- --------
                                                        4,607    4,421    3,975
                                                     -------- -------- --------
    Income before income taxes......................    2,063    1,529    2,035
INCOME TAXES........................................      576      348      567
                                                     -------- -------- --------
      NET INCOME.................................... $  1,487 $  1,181 $  1,468
                                                     ======== ======== ========
BASIC EARNINGS PER SHARE............................ $   1.11 $    .89 $   1.10
                                                     ======== ======== ========

                       See notes to financial statements.

                            THE GLEN ROCK STATE BANK

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                  Years Ended December 31, 1999, 1998 and 1997

                                                            Accumulated
                                      Additional               Other
                               Common  Paid-In   Retained  Comprehensive
                               Stock   Capital   Earnings     Income      Total
                               ------ ---------- --------  ------------- -------
                                                 In thousands
BALANCE, JANUARY 1, 1997.....  $  660   $2,661   $ 9,692      $     3    $13,016
Comprehensive income:
  Net income.................     --       --      1,468          --       1,468
  Net change in unrealized
   gain on securities
   available-for-sale, net of
   income taxes..............     --       --        --           109        109
                               ------   ------   -------      -------    -------
    Total comprehensive
     income..................                                              1,577
                               ------   ------   -------      -------    -------
Cash dividends declared, $.30
 per share...................     --       --       (397)         --        (397)
Two-for-one stock split in
 form of 100% stock
 dividend....................     665      --       (665)         --         --
Stock issued (2,346 shares)..       4      133       --           --         137
                               ------   ------   -------      -------    -------
BALANCE, DECEMBER 31, 1997...   1,329    2,794    10,098          112     14,333
Comprehensive income:
  Net income.................     --       --      1,181          --       1,181
  Net change in unrealized
   gain on securities
   available-for-sale, net of
   income taxes..............     --       --        --            33         33
  Transfer of held-to-
   maturity securities to
   available-for-sale
   securities, net of income
   taxes.....................     --       --        --           196        196
                               ------   ------   -------      -------    -------
    Total comprehensive
     income..................                                              1,410
                               ------   ------   -------      -------    -------
Cash dividends declared, $.30
 per share...................     --       --       (399)         --        (399)
Stock issued (2,072 shares)..       4       69       --           --          73
                               ------   ------   -------      -------    -------
BALANCE, DECEMBER 31, 1998...   1,333    2,863    10,880          341     15,417
Comprehensive income:
  Net income.................     --       --      1,487          --       1,487
  Net change in unrealized
   gain on securities
   available-for-sale, net of
   income taxes..............     --       --        --        (1,191)    (1,191)
                               ------   ------   -------      -------    -------
    Total comprehensive
     income..................                                                296
                               ------   ------   -------      -------    -------
Cash dividends declared, $.40
 per share...................     --       --       (534)         --        (534)
Two-for-one stock split in
 form of 100% stock
 dividend....................   1,335      --     (1,335)         --         --
Stock issued (1,404 shares)..       3       46       --           --          49
                               ------   ------   -------      -------    -------
BALANCE, DECEMBER 31, 1999...  $2,671   $2,909   $10,498      $  (850)   $15,228
                               ======   ======   =======      =======    =======

                       See notes to financial statements.

                            THE GLEN ROCK STATE BANK

                            STATEMENTS OF CASH FLOW

                                                   Years ended December 31,
                                                  ----------------------------
                                                    1999      1998      1997
                                                  --------  --------  --------
                                                         In thousands
OPERATING ACTIVITIES
  Net income..................................... $  1,487  $  1,181  $  1,468
  Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
    Depreciation.................................      383       275       210
    Amortization and accretion on securities.....        2       (10)       34
    Provision for loan losses....................      290       590       500
    Deferred income taxes (benefit)..............      170       337       (96)
    Realized (gains) losses on sales of:
      Available-for-sale securities..............      --        --        (52)
      Equipment..................................       22        80       --
      Other real estate owned....................       43        54         1
      Loans held for resale......................      (20)       (2)       (2)
    Increase in other assets.....................     (420)   (2,902)     (894)
    Decrease in other liabilities................      (44)     (580)     (178)
                                                  --------  --------  --------
        NET CASH PROVIDED BY (USED IN) OPERATING
         ACTIVITIES..............................    1,913      (977)      991
INVESTING ACTIVITIES
  Net decrease (increase) in:
    Interest-bearing deposits in other banks.....     (206)      (14)       98
    Federal funds sold...........................      416      (579)    2,815
  Proceeds from sales and maturities of:
    Available-for-sale securities................   12,141     7,884    14,827
    Held-to-maturity securities..................      --      3,042     1,935
  Purchases of:
    Available-for-sale securities................  (19,487)   (5,459)  (11,610)
    Held-to-maturity securities..................      --     (4,423)   (9,900)
  Net increase in loans..........................   (2,154)  (10,952)   (5,811)
  Purchases of bank premises and equipment.......     (104)     (335)   (1,049)
  Proceeds from sale of other real estate owned..      510       809       178
  Proceeds from sale of equipment................      --          2       --
                                                  --------  --------  --------
        NET CASH USED IN INVESTING ACTIVITIES....   (8,884)  (10,025)   (8,517)
FINANCING ACTIVITIES
  Net increase (decrease) in:
    Deposits..................................... $    683  $  6,328  $   (363)
    Federal Home Loan Bank advances and other
     borrowings..................................    7,403     4,143     9,231
  Issuance of common stock.......................       49        73       137
  Cash dividends paid............................     (600)     (399)     (347)
                                                  --------  --------  --------
        NET CASH PROVIDED BY FINANCING
         ACTIVITIES..............................    7,535    10,145     8,658
                                                  --------  --------  --------
        NET INCREASE (DECREASE) IN CASH AND CASH
         EQUIVALENTS.............................      564      (857)    1,132
Cash and cash equivalents at beginning of year...    4,546     5,403     4,271
                                                  --------  --------  --------
Cash and cash equivalents at end of year......... $  5,110  $  4,546  $  5,403
                                                  ========  ========  ========

                       See notes to financial statements.

                           THE GLEN ROCK STATE BANK

                         NOTES TO FINANCIAL STATEMENTS
                       December 31, 1999, 1998 and 1997

Note A--Summary of Significant Accounting Policies

 Nature of Operations

  The Glen Rock State Bank operates four branches in suburban communities in south central Pennsylvania. The Bank primarily provides financial services to small and middle market businesses and to individuals.

 Management Estimates and Assumptions

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and, to a much lesser extent, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

 Securities

  The Bank currently accounts for its investments in equity securities that have readily determinable fair values and for all investments in debt securities in accordance with the provisions of Statement of Financial Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities". All affected investment securities are classified at the time of acquisition as either trading, available-for-sale, or held-to-maturity and such classifications are reevaluated at each balance sheet date or more frequently if deemed necessary. Trading securities are carried at fair value with realized and unrealized gains and losses included in net income. At December 31, 1999, 1998 and 1997, there were no securities held in the portfolio classified as trading.

  Available-for-sale securities are carried at fair value with unrealized gains and losses reported as a component of stockholders' equity. Held-to-maturity securities are carried at cost adjusted for amortization of premiums and accretion of discounts, both computed on the interest method. Held-to-maturity securities primarily consist of debt securities. Interest and dividends on securities are recognized as income when earned. Gains or losses on the sale of securities are determined using the specific identification method. At December 31, 1999 and 1998 there were no securities held in the portfolio classified as held-to-maturity.

  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of certain foreign currency exposures. This statement was to become effective for fiscal years beginning after June 15, 1999. Earlier adoption was encouraged. In June 1999 SFAS No. 137 was issued deferring the effective date of SFAS No. 133 to all years beginning after June 15, 2000. The Bank had adopted SFAS No. 133 in its fourth fiscal quarter of

                           THE GLEN ROCK STATE BANK

                       December 31, 1999, 1998 and 1997

1998, including its provision for the potential reclassification of investments, resulting in a $15,084,000 transfer of securities from held-to-maturity to available-for-sale and an increase of $196,000 of unrealized gains, net of taxes, on securities available-for-sale. The adoption of this statement did not affect operating results of the Bank. As of December 31, 1999 the Bank had not entered into any derivative instruments which would require these accounting and reporting standards to be effective in light of the Bank's early adoption of SFAS No. 133.

 Loan Revenue Recognition

  Interest on loans is accrued and credited to operations based upon principal amounts outstanding.

  Loan origination and commitment fees and certain direct loan origination costs are deferred and amortized as an adjustment of the related loan's yield, generally over the contractual life of the related commitments or loans.

  Loans are generally placed on a nonaccrual basis when principal or interest is past due 90 days or more and when, in the opinion of management, full collection of principal or interest is unlikely. After a loan is placed on nonaccrual status, income is recognized only to the extent of cash received if collection of principal is not in doubt.

 Allowance for Loan Losses

  The allowance for loan losses is maintained at a level believed adequate to absorb potential loan losses. The determination of the adequacy of the allowance is based upon reviews of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance.

 Other Real Estate

  Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of the Bank's cost or fair value less estimated costs to sell. Revenue and expenses from operations and additions to the valuation allowance are included in losses on other real estate.

 Bank Premises and Equipment

  Land is carried at cost. Bank premises and furniture and equipment are carried at cost, less accumulated depreciation and amortization computed principally on the straight-line method over the estimated useful lives of the various assets.

 Change in Accounting Estimate

  During 1999, the Bank reviewed the estimated useful lives of certain technology equipment. Previously these fixed assets were being depreciated over a period of four to ten years. These assets are now being depreciated over three years to better reflect the estimated periods during which such assets will remain in service. The change had the effect of increasing depreciation expense and decreasing income before income taxes by $59,000.

                           THE GLEN ROCK STATE BANK

                       December 31, 1999, 1998 and 1997


 Income Taxes

  Income taxes include federal income taxes currently payable and those deferred or prepaid because of temporary differences between financial statement and tax basis of assets and liabilities.

  Deferred income tax assets and liabilities are determined based on the differences between financial statement carrying amounts and the tax basis of existing assets and liabilities. These differences are measured at the enacted tax rates expected to be in effect when these differences reverse. As changes in tax laws or rates are enacted, deferred income tax assets and liabilities are adjusted through the provision for income taxes.

 Off-Balance-Sheet Financial Instruments

  In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

 Basic Earnings Per Share

  Basic earnings per share is computed by dividing net income by the weighted-average number of common shares outstanding during the year. The weighted-average shares outstanding, giving effect to the two-for-one stock split effected in the form of a stock dividend, were as follows: 1999, 1,335,716 shares; 1998, 1,330,454 shares; and 1997, 1,328,764 shares. The Bank does not have dilutive potential common shares outstanding during any of the years.

 Comprehensive Income

  SFAS No. 130, "Reporting Comprehensive Income" was adopted as of January 1, 1998. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section on the balance sheet, such items, along with net income, are components of comprehensive income. The adoption of SFAS No. 130 had no effect on the Bank's net income or shareholders' equity other than expanded disclosure.

 Reclassifications

  Certain amounts in the 1998 and 1997, financial statements have been reclassified for comparative purposes to conform with the presentation in the 1999 financial statements.

Note B--Supplemental Cash Flows Disclosures

  Cash payments of interest expense and income taxes were as follows:

                                                             1999   1998   1997
                                                            ------ ------ ------
                                                                In thousands
     Interest paid......................................... $6,335 $6,680 $6,123
                                                            ====== ====== ======
     Income taxes paid..................................... $  503 $  305 $  545
                                                            ====== ====== ======

                           THE GLEN ROCK STATE BANK

                       December 31, 1999, 1998 and 1997


  Excluded from the statements of cash flows was the effect of certain noncash investing activities. Such exclusions were as follows:

                                                               1999    1998 1997
                                                              -------  ---- ----
                                                                In thousands
     Unrealized gain (loss) on securities available-for-
      sale:
       Net change in unrealized gain (loss) on securities
        available-for-sale, net of income taxes (benefit) of
        ($614,000), 1999, $118,000, 1998, and $56,000,
        1997................................................  $(1,191) $229 $109
                                                              =======  ==== ====
     Real estate acquired as a result of foreclosure of
      loans.................................................  $   537  $434 $404
                                                              =======  ==== ====

Note C--Restrictions on Cash and Due From Bank Accounts

  The Bank is required to maintain certain average reserve balances as established by the Federal Reserve Bank and other correspondent banks. The average amounts of these restricted balances for the years ended December 31, 1999 and 1998 were $1,025,000. Balances at correspondent banks normally exceed federal deposit insurance limits with individual institutions. Management periodically reviews the financial stability of these institutions.

Note D--Securities

  The following is a summary of available-for-sale securities:

                                                 Gross      Gross    Estimated
                                     Amortized Unrealized Unrealized   Fair
                                       Cost      Gains      Losses     Value
                                     --------- ---------- ---------- ---------
                                                   In thousands
     December 31, 1999
     Available-for-sale securities:
       U.S. Treasury................  $ 4,748     $--       $   52    $ 4,696
       U.S. Government agencies.....   11,675      --          417     11,258
       State and political
        subdivisions................    8,073       21         289      7,805
       Mortgage-backed..............   19,099        4         438     18,665
       Corporate notes and bonds....    3,899      --          117      3,782
                                      -------     ----      ------    -------
                                      $47,494     $ 25      $1,313    $46,206
                                      =======     ====      ======    =======
     December 31, 1998
     Available-for-sale securities:
       U.S. Treasury................  $ 6,257     $135      $  --     $ 6,392
       U.S. Government agencies.....    4,050       22         --       4,072
       State and political
        subdivisions................    8,150      201         --       8,351
       Mortgage-backed..............   17,727      334          39     18,022
       Corporate notes and bonds....    3,966      --          136      3,830
                                      -------     ----      ------    -------
                                      $40,150     $692      $  175    $40,667
                                      =======     ====      ======    =======

  The amortized cost and fair value of securities at December 31, 1999, as presented in the following table, are segregated by contractual maturity. Applicable contractual principal amortization schedules were utilized, adjusted for annual prepayment assumptions based on actual experience. Expected maturities may differ from

                           THE GLEN ROCK STATE BANK

                       December 31, 1999, 1998 and 1997

contractual maturities because the issuers of the securities may have the right to prepay obligations without prepayment penalties.

                         U.S. Treasury and Other
                             U.S. Government
                         Agencies and State and      Mortgage-Backed     Corporate Notes
                         Political Subdivisions        Securities           and Bonds             Total
                         ------------------------  ------------------- ------------------- -------------------
                                                             Estimated           Estimated           Estimated
                          Amortized    Estimated   Amortized   Fair    Amortized   Fair    Amortized   Fair
                            Cost      Fair Value     Cost      Value     Cost      Value     Cost      Value
                         -----------  -----------  --------- --------- --------- --------- --------- ---------
                                                            In thousands
Available-for-sale:
  Due in one year or
   less.................  $     1,909  $     1,909  $   --    $   --    $  --     $  --     $ 1,909   $ 1,909
  Due after one year
   through five years...       13,489       13,251    1,663     1,632      --        --      15,152    14,883
  Due after five years
   through ten years....        3,097        3,063    3,135     3,104      --        --       6,232     6,167
  Due after ten years...        6,001        5,536   14,301    13,929    3,899     3,782     24,201    23,247
                          -----------  -----------  -------   -------   ------    ------    -------   -------
                          $    24,496  $    23,759  $19,099   $18,665   $3,899    $3,782    $47,494   $46,206
                          ===========  ===========  =======   =======   ======    ======    =======   =======

  Securities with an amortized cost of $11,988,000 on December 31, 1999 and $3,995,000 on December 31, 1998 were pledged to secure public deposits and for certain other purposes as required by law.

  Gross realized gains and losses of securities were as follows:

                                                                  1999 1998 1997
                                                                  ---- ---- ----
                                                                   In thousands
     Available-for-sale securities:
       Gross realized gains...................................... $--  $--  $52
       Gross realized losses.....................................  --   --  --
                                                                  ---- ---- ---
                                                                  $--  $--  $52
                                                                  ==== ==== ===

Note E--Loans Receivable

  The major components of the loan portfolio at December 31 are as follows:

                                                               1999      1998
                                                             --------  --------
                                                               In thousands
     Commercial, financial and agricultural................. $ 58,235  $ 61,811
     Real estate, construction..............................      535       229
     Real estate, mortgage..................................   25,935    23,978
     Home equity lines of credit............................    1,540     1,443
     Installment loans to individuals.......................   29,154    27,146
     Student loans..........................................    3,644     3,242
                                                             --------  --------
                                                              119,043   117,849
     Less:
       Deferred fees, net...................................     (342)     (361)
       Allowance for loan losses............................   (1,520)   (1,654)
                                                             --------  --------
                                                             $117,181  $115,834
                                                             ========  ========

                           THE GLEN ROCK STATE BANK

                       December 31, 1999, 1998 and 1997


  The primary market area for the Bank's loan originations is south central Pennsylvania and northern Maryland. The commercial loan portfolio has been evaluated by management to determine if any significant concentrations of credit risk exist based upon standard industry codes. The results of this evaluation revealed no group of loans in similar industries that exceeded ten percent (10%) of the Bank's commercial loan portfolio at December 31, 1999. The evaluation revealed a concentration in residential real estate investment of 10.4% at December 31, 1998. These results differ from the grouping of real estate investment, real estate development and restaurant loans in one group that had been used in prior years.

  Non-accrual loans at December 31, 1999 and 1998 were $1,900,000 and $2,070,000, respectively.

  Interest income that would have been recorded under the original terms of nonaccrual loans totaled $245,000, $359,000, and $254,000 for 1999, 1998 and
1997, respectively. Interest income on these loans, which is recorded only when received and collection of principal is not in doubt, was $0, $12,000 and $36,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

  An analysis of the allowance for loan losses for the years ending December
31:

                                              1999   1998   1997   1996   1995
                                             ------ ------ ------ ------ ------
                                                        In thousands
   Balance at beginning of year............. $1,654 $2,265 $1,977 $1,619 $1,474
     Charge-offs............................
       Commercial...........................    407  1,166    230     93    221
       Residential..........................    --      25    --      34     50
       Consumer.............................     24     13     17      8      6
                                             ------ ------ ------ ------ ------
       Total charge-offs....................    431  1,204    247    135    277
       Recoveries...........................      7      3     35     13      2
                                             ------ ------ ------ ------ ------
       Net charge-offs/(recoveries).........    424  1,201    212    122    275
       Provision charged to operations......    290    590    500    480    420
                                             ------ ------ ------ ------ ------
   Balance at year-end...................... $1,520 $1,654 $2,265 $1,977 $1,619
                                             ====== ====== ====== ====== ======

  Impairment of loans having recorded investments of approximately $2,303,000 at December 31, 1999 and $2,160,000 at December 31, 1998 has been recognized. The total allowance related to these loans was $303,000 and $370,000 at December 31, 1999 and 1998, respectively. Interest income on impaired loans of approximately $42,000, $81,000 and $171,000 was recognized for cash payments received in 1999, 1998, and 1997 respectively. Management has determined that the average recorded investment in impaired loans during 1999 and 1998 is approximately $2,355,000 and $4,021,000, respectively.

  The Bank services mortgage loans that it has sold to Fannie Mae. As of December 31, 1999 and 1998, the principal balance of loans the Bank was servicing was $8,734,000 and $9,216,000, respectively. Servicing fee income for the years ended December 31, 1999, 1998, and 1997 were $23,000, $26,000, and $13,000, respectively. As of December 31, 1999 and 1998, the Bank did not have any mortgage loans that were classified as available-for-sale.

  Certain directors and executive officers of the Bank and their affiliates are customers of the Bank. Any transactions with such parties, including loans and commitments, were in the ordinary course of business at normal terms, including interest rates and collateralization, prevailing at the time consummated and did not represent more than normal risks. The aggregate amount of loans and commitments to such related parties at

                           THE GLEN ROCK STATE BANK

                       December 31, 1999, 1998 and 1997

December 31, 1999 and 1998 were $409,000 and $380,000, respectively. During 1999, new loans and commitments to such related parties were $300,000 and repayments aggregated $271,000.

Note F--Bank Premises and Equipment

  A summary of bank premises and equipment is as follows:

                                                                1999     1998
                                                               -------  -------
                                                                In thousands
     Land..................................................... $   478  $   500
     Buildings and improvements...............................   1,900    1,897
     Furniture and equipment..................................   1,840    1,851
                                                               -------  -------
                                                                 4,218    4,248
     Accumulated depreciation.................................  (1,824)  (1,532)
                                                               -------  -------
                                                               $ 2,394  $ 2,716
                                                               =======  =======

Note G--Deposits

  The aggregate amounts of certificates of deposit with a minimum denomination of $100,000 were approximately $7,366,000 and $8,460,000 at December 31, 1999 and 1998, respectively. Interest expense on certificates of deposit with a minimum denomination of $100,000 amounted to approximately $416,000 in 1999, $455,000 in 1998, and $514,000 in 1997.

  At December 31, 1999, the scheduled maturities of certificates of deposits are as follows:

                                                                       Amount
                                                                    ------------
                                                                    In thousands
     2000..........................................................   $44,549
     2001..........................................................    22,669
     2002..........................................................     1,053
     2003..........................................................       988
     2004..........................................................       687
                                                                      -------
                                                                      $69,946
                                                                      =======

                           THE GLEN ROCK STATE BANK

                       December 31, 1999, 1998 and 1997


Note H--Federal Home Loan Bank (FHLB) Advances and Other Borrowings

  Borrowings consist of the following:

     Maturity               Interest Rate                     1999                  1998
     --------          -----------------------               -------               -------
                                                                  In thousands
     1999              5.09%, fixed                          $   --                $ 5,000
     2000              4.06%, variable                         1,445                   --
     2000              6.25%, fixed                            2,880                   --
     2000              5.73%, fixed                            2,000                   --
     2000              5.73%, fixed                              585                   --
     2000              5.66%, fixed                            5,000                   --
     2000              5.82%, fixed                            1,500                   --
     2002              5.51%, fixed until 1999                   --                  5,000
     2008              5.15%, fixed until 2000                 5,000                 5,000
     2008              4.70%, fixed until 2000                 2,500                 2,500
     2008              4.75%, fixed until 2001                 5,000                 5,000
     2009              5.20%, fixed until 2003                 4,000                   --
     2015              3.75%, fixed                              365                   372
                                                             -------               -------
                                                             $30,275               $22,872
                                                             =======               =======

  All borrowings are with the FHLB except for the $2,880,000 borrowing with Bear Stearns, which is secured by a pledged security. The borrowings that are due in 2008 and 2009 have an option for the FHLB to convert the rate to a floating rate after expiration of the fixed rate period. The subsequent floating rate is subject to quarterly adjustments until maturity. The Bank has the option to pay off the loan on each quarterly adjustment date. The loan due in 2015 is the only loan that requires principal payments. Principal payments scheduled for 2000, 2001, 2002, 2003, and 2004 and thereafter are $8,000, $8,000, $8,000, $8,000, and $333,000, respectively. The FHLB notes are secured by qualifying assets. Included in other assets is the value of FHLB stock of $2,259,000 at December 31, 1999.

  The FHLB of Pittsburgh has an established credit policy which permits the borrowing of amounts up to the Bank's MBC (Maximum Borrowing Capacity) which is calculated on the "Qualifying Collateral" assets at a negotiated interest rate. At December 31, 1999 and 1998, additional borrowings available under this policy were approximately $37,268,000 and $44,600,000, respectively.

  A credit agreement with the Federal Reserve Bank of Philadelphia permits the Bank to borrow to meet short-term liquidity requirements in amounts up to $800,000. At December 31, 1999 and 1998, there were no borrowings under this credit agreement.

  The Bank arranged for a special credit agreement with the Federal Reserve Bank of Boston whereby the Bank could borrow to meet short-term liquidity requirements in amounts up to $6,000,000. This arrangement was to address any liquidity needs that might arise in connection with the Year 2000 issues. This arrangement provided funding for a short time before and after December 31, 1999. At December 31, 1999, there were no borrowings under this credit agreement.

                           THE GLEN ROCK STATE BANK

                       December 31, 1999, 1998 and 1997


Note I--Income Taxes

  Federal income taxes consist of the following:

                                                                1999 1998 1997
                                                                ---- ---- ----
                                                                 In thousands
     Current payable........................................... $499 $ 11 $663
     Deferred taxes (benefit)..................................   77  337  (96)
                                                                ---- ---- ----
       Total income taxes...................................... $576 $348 $567
                                                                ==== ==== ====

  The provision for income taxes includes $18,000 in 1997, of applicable income tax related to gains on sales of securities of $52,000.

  Deferred income taxes result from temporary differences in the recognition of income and expense for tax and financial statement reporting purposes. The source of those temporary differences and the related tax effect are as follows:

                                                             1999  1998  1997
                                                             ----  ----  -----
                                                              In thousands
     Loan fee income........................................ $  5  $ 29  $  27
     Loan losses............................................   57   290   (132)
     Depreciation...........................................   (6)   (3)     7
     Pension................................................  (25)   14     45
     Earnings on insurance policies.........................   37    11    --
     Other..................................................    9    (4)   (43)
                                                             ----  ----  -----
     Deferred taxes (benefit)............................... $ 77  $337  $ (96)
                                                             ====  ====  =====

  Income tax expense is different from the amounts computed by applying the statutory federal income tax rate to income before income taxes because of the following:

                                                               Percentage of
                                                               Income Before
                                                               Income Taxes
                                                              -----------------
                                                              1999  1998   1997
                                                              ----  -----  ----
     Income tax expense at federal statutory rate............ 34.0%  34.0% 34.0%
     Tax-exempt interest income.............................. (6.1) (10.5) (6.1)
     Effect of graduated tax brackets........................  --     (.7)  --
                                                              ----  -----  ----
     Effective tax rate...................................... 27.9%  22.8% 27.9%
                                                              ====  =====  ====

                           THE GLEN ROCK STATE BANK

                       December 31, 1999, 1998 and 1997


  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                                   1999   1998
                                                                  ------ ------
                                                                  In thousands
     Deferred tax assets:
       Deferred loan fees........................................ $  --  $    2
       Allowance for loan losses.................................    365    422
       Collateral mortgage obligations...........................     18     17
       Alternative minimum tax...................................    --      93
       Securities valuation adjustment...........................    438    --
       Interest income on nonaccrual loans.......................     62     68
                                                                  ------ ------
                                                                     883    602
     Deferred tax liabilities:
       Depreciation and amortization.............................    102    108
       Pension liability.........................................    --      25
       Investment accretion......................................     18     11
       Securities valuation adjustment...........................    --     176
       Earnings on insurance policies............................     48     11
                                                                  ------ ------
                                                                     168    331
                                                                  ------ ------
         Net deferred tax asset.................................. $  715 $  271
                                                                  ====== ======

  Management has determined that a valuation reserve for the net deferred tax asset is not required since it is more likely than not that the net deferred tax asset can be realized through carry back to taxable income in prior years and future reversals of existing taxable temporary differences.

Note J--Stock Incentive Plan

  A stock incentive plan was established in 1999. The plan was approved by shareholders in 1999 authorizing 140,000 shares for grants of options, as restated for the two for one stock split in the form of a 100% stock dividend in 1999. Options granted under the plan are subject to ten year terms and vest and become fully exercisable at the end of three years of continued employment. The plan is accounted for in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25. Therefore, no compensation cost has been recognized in the financial statements. Had the Bank applied the provisions of Statement of Financial Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", the Bank would have recognized compensation expense based on the prevailing fair value of the options on their respective grant dates. The Bank's net income and earnings per share for 1999 would have been reduced to the pro forma amounts as shown below.

                                                                    In Thousands
                                                                    ------------
     Net Income
       As reported.................................................    $1,487
       Pro forma...................................................    $1,428
     Earnings per Share
       As reported.................................................    $ 1.11
       Pro forma...................................................    $ 1.07

                           THE GLEN ROCK STATE BANK

                       December 31, 1999, 1998 and 1997


  Fair value of the options is determined using the Black-Scholes option pricing model, which requires certain significant assumptions as follows:

     Risk-free interest rate...........................................     6.0%
     Expected life..................................................... 10 Years
     Expected volatility...............................................    9.22%
     Expected dividends................................................     2.5%

  Following is a summary of the options granted under the plan.

                                                                        Exercise
                                                                Options  Price
                                                                ------- --------
     Granted, December 1, 1999................................. 18,692   $16.00
     Exercised.................................................    --       --
     Forfeited.................................................    --       --
                                                                ------   ------
     Outstanding, December 31, 1999............................ 18,692   $16.00
                                                                ======   ======
     Exercisable, December 31, 1999............................    --       --
                                                                ======   ======

Note K--Dividend Reinvestment Plan

  The Bank has a Dividend Reinvestment and Common Stock Purchase Plan which provides each stockholder of fifty or more shares of common stock a method of purchasing additional common shares without payment of any brokerage commission, service charge, or other similar expense. A participant in the Plan may direct any cash dividends paid on their shares of common stock toward automatic investment in additional shares of common stock. All participants who are eligible to participate in the Plan may also elect to make voluntary cash payments of not less than $100 or more than $500 per quarter. A participant may withdraw from the Plan at any time.

  The Plan Agent may purchase shares from the Bank or in the open market for the Reinvestment and Purchase Plan. The price of shares purchased from the Bank by a participant in the Plan will be the average of the low bid and high asked quotations for the shares obtained by the Plan Agent on the purchase date or, if no such bid and asked prices are quoted on that date, the most recent prior date on which such prices were quoted. The purchase price per share allocated to each participant will be the participant's pro rata portion of the actual price of all shares purchased under the Plan at each dividend date.

Note L--Retirement Plan

  The Bank has a defined contribution retirement plan which covers a significant number of its employees. The Plan provides for a qualified matching contribution by the Bank. The Plan is intended to provide retirement benefits in return for services rendered, to provide an individual account for each participant, and to have terms that specify how contributions to the participant's account are to be determined rather than the amount of pension benefits the participant is to receive. Beginning in the fourth quarter of 1999, the Bank increased the amount of the qualified matching contribution. The expense for the defined contribution plan was $24,000, $17,000 and $14,000 in 1999, 1998 and 1997, respectively.

  The Bank's noncontributory defined benefit pension plan was terminated as of September 30, 1999. The Bank has filed for government approvals for the plan termination and intends to pay out the assets as Plan benefits once those approvals are received. A complete curtailment of benefits has occurred and the actual settlement of the Plan benefits is expected to take place during the second or third quarter of 2000.

                            THE GLEN ROCK STATE BANK

                        December 31, 1999, 1998 and 1997


  The following table provides a reconciliation of the change in the plan's benefit obligations and fair value of assets as of September 30, 1999, the date of Plan termination.

                                             Before     Effect of     After
                                           Termination Termination Termination
                                           ----------- ----------- -----------
                                                      In thousands
     Assets and obligations:
       Accumulated benefit obligation.....   $(1,619)    $ 1,619      $ --
                                             -------     -------      -----
       Effects of projected future
        compensation......................       (28)         28        --
                                             -------     -------      -----
       Projected benefit obligation.......    (1,647)      1,647        --
       Plan assets at fair value..........     1,446      (1,446)       --
       Cash contribution..................                  (173)       --
       Items not yet recognized:
         Unrecognized net gain............        28         (28)       --
                                             -------     -------      -----
       Accrued pension expense............   $  (173)    $   --       $ --
                                             =======     =======      =====

  The net periodic pension expense for the years ending December 31 were as follows:

                                                               1999  1998  1997
                                                               ----  ----  ----
                                                                In thousands
     Service costs............................................ $ 71  $ 81  $ 81
     Interest cost............................................   72    87    75
     Expected return on assets................................  (71)  (76)  (68)
     Net amortization and deferral............................  --     (8)   (7)
     Net loss from curtailment................................  101   --    --
                                                               ----  ----  ----
       Net periodic pension expense........................... $173  $ 84  $ 81
                                                               ====  ====  ====

  The following rates were used in determining the actuarial present value of the projected benefit obligations:

                                                                  1998    1997
                                                                 ------- ------
     Discount rate..............................................   6.00%  6.25%
     Rate of increase in future compensation....................   3.00%  3.00%
     Expected return on plan assets.............................   6.50%  6.25%

Note M--Financial Instruments With Off-Balance-Sheet Risk

  Financial instruments with off-balance-sheet risk are summarized as follows:

                                                                  1999    1998
                                                                 ------- ------
                                                                  In thousands
     Commitments to extend credit:
       Loan origination commitments............................. $ 4,125 $  812
       Unused lines of credit...................................   8,755  8,310
                                                                 ------- ------
                                                                 $12,880 $9,122
                                                                 ======= ======
     Standby letters of credit.................................. $   594 $  773
                                                                 ======= ======

                           THE GLEN ROCK STATE BANK

                       December 31, 1999, 1998 and 1997


  Commitments to extend credit are agreements to lend to a customer as long as there are no violations of conditions established in the commitment agreement. Commitment agreements generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis using the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation and generally consists of receivables, inventory, and real estate.

  Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Bank holds collateral, when deemed necessary, supporting those commitments.

Note N--Disclosures About Fair Value of Financial Instruments

  The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

  The information presented is based on pertinent information available to management as of December 31, 1999 and 1998. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued since that time and current estimated fair value of these financial instruments may have changed significantly.

                                                 1999               1998
                                          ------------------ ------------------
                                                   Estimated          Estimated
                                          Carrying   Fair    Carrying   Fair
                                           Amount    Value    Amount    Value
                                          -------- --------- -------- ---------
                                                      In thousands
   Financial assets:
     Cash and due from banks............  $  5,110 $  5,110  $  4,546 $  4,546
     Interest-bearing deposits in other
      banks.............................       332      332       126      126
     Federal funds sold.................       863      863     1,279    1,279
     Securities, available-for-sale.....    46,206   46,206    40,667   40,667
     Loans receivable, net..............   117,181  115,923   115,834  116,156
     Interest receivable................     1,066    1,066       934      934

   Financial liabilities:
     Demand deposits....................    11,127   11,127    10,517   10,517
     NOW deposits.......................    13,322   13,322    13,163   13,163
     Money market funds deposits........    20,688   20,688    15,955   15,955
     Savings deposits...................    17,648   17,648    18,191   18,191
     Certificates of deposit............    69,946   69,986    74,222   74,639
     Federal Home Loan Bank advances and
      other borrowings..................    30,275   29,760    22,872   22,872
     Interest payable...................       844      844       850      850

                           THE GLEN ROCK STATE BANK

                       December 31, 1999, 1998 and 1997


  The following methods and assumptions were used to estimate fair value of each class of financial instruments for which it is practicable to estimate that value. For short-term instruments, the carrying amount is a reasonable estimate of fair value. The fair value of investment securities is based on quoted market prices, dealer quotes and prices obtained from independent pricing services. For floating rate loans which experienced no significant change in credit risk and for deposits with floating interest rates, it is presumed that estimated fair values generally approximate the carrying amount. The fair value of fixed rate loans and time deposits is estimated by discounting cash flows using estimated market discount rates. Management believes that the risk factor embedded in the currently offered rates results in a fair valuation of the loan portfolio. The primary risks included in the risk factor are credit risk and prepayment risk. Rates currently available to the Bank for debt with similar terms and remaining maturities are used to estimate fair value of other borrowings.

  There is no material difference between the notional amount and the estimated fair value of off-balance-sheet items which total approximately $13,474,000. Off-balance-sheet items are primarily comprised of unfunded loan commitments, which are generally priced at market at the time of funding.

Note O--Contingent Liabilities

  The Bank is a party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material.

Note P--Regulatory Capital Requirements

  Quantitative measures established by regulation to ensure capital adequacy requires maintaining minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 1999, that the Bank meets capital adequacy requirements to which they are subject. Tier 1 Capital includes common stock, additional paid in capital and retained earnings. Tier 2 includes the allowance for loan loss, up to a maximum of 1.25% of risk-weighted assets. The leverage ratio divides Tier 1 capital by total assets.

  The following table presents the total risk-based, Tier 1 risk-based and Tier 1 leverage requirements for the Bank as of December 31:

                                                                1999     1998
                                                              -------- --------
                                                                In thousands
     Tier 1 capital.......................................... $ 16,078 $ 15,076
     Tier 2 capital..........................................    1,498    1,655
                                                              -------- --------
                                                              $ 17,576 $ 16,731
                                                              ======== ========

     Risk-weighted on-balance sheet assets................... $110,511 $104,716
     Risk-weighted off-balance sheet exposure................    9,349    9,083
                                                              -------- --------
     Total risk-weighted assets.............................. $119,860 $113,799
                                                              ======== ========

     Ratios:
     Tier 1 risk-weighted capital ratio......................    13.4%    13.2%
     Minimum required for December 31........................     4.0%     4.0%

     Total risk-weighted capital ratio.......................    14.7%    14.7%
     Minimum required for December 31........................     8.0%     8.0%

     Tier 1 leverage ratio...................................     9.0%     8.8%
     Minimum required for December 31........................     4.0%     4.0%

                           THE GLEN ROCK STATE BANK

                       December 31, 1999, 1998 and 1997


Note Q--Year 2000 Matters

  The Year 2000 matter has passed without any disruptions of business. We have not become aware of any third party vendors or commercial customers that reported any significant problems. Cash inventories were increased at the end of 1999 to be prepared for possible customer withdrawals. The Bank experienced no liquidity problems and excess cash was reduced through the course of regular business activity. In addition, excess cash was returned to the Federal Reserve Bank within the first ten business days of January 2000. The Bank will continue to monitor its systems, third party vendors and commercial customers. The full impact of the Year 2000 issues, if any, may not be determinable until later in 2000.

                             CUSTOMER SERVICE STAFF

     Glen Rock Office       Ruth A. Baer, Head Teller       Gloria Hammerstein
                            Teila Eveler                    Pamela J. McKnight
                            Christine E. Goodling           Llewella Tracey

     New Freedom Office     Robin G. Neutzel, Head Teller   Fern V. Boyer
                            Sherri Badders                  Renee Edwards
                            Marci Bostdorf
                            Linda Brose

     Loganville Office      Deborah A. Rush, Head Teller    Marie Lewis
                            Vardella Diehl                  Lorraine McClain
                            Amanda Gentzler                 Linda A. Markey

     Salem Heights Office   Crystal Torbert, Head Teller
                            Heidi Ferree
                            Bethany Walker

     Floating Tellers       Daisy Brenneman
                            Mindy Sweitzer

     LM Financial Partners, Inc.
     At The Glen Rock State Bank
     John Russell
     Linda Deveney

                            OPERATIONS CENTER STAFF

    Deposit Processing Supervisor         Data Processing Supervisor
    Shirley M. Wilt                       Carla J. Rebert


    Loan Processing Supervisor            Branch Support Specialist
    Tammy S. Meckley                      Lois Glatfelter


    Deposit Processor I                   Deposit Processor II
    Sandra Bortner                        Mya Krebs
    Candace S. Riley                      Luann Mundis
    Sandra Nafe                           Brenda Talley
    Tanna Sechrist                        Joyce Whitcraft


    Loan Processors                       Data Processors
    Sandra M. Roginski                    Leah Thomason
    Carolyn Smith                         Laurie Winemiller
    Linda M. Yoakum

                                          Credit Officer
    Mortgage Underwriter/Processor        Kyna Sechrist
    Lori Hohman
    Kim Raffensperger                     Compliance/Resource Recovery Officer

                                          Cara Lynn Clabaugh
    Communications Staff
    Mary Bondurant                        Courier Service
    Elsie Joines                          Robert Schlaline
    Cindy Miller                          L. Gene McCullough, Assistant

                             NOTICE TO SHAREHOLDER

              ANNUAL DISCLOSURE STATEMENT--Notice of Availability

    Financial information about this bank (The Glen Rock State Bank) is available to our shareholders, customers and general public on request.

    In accordance with Federal regulations to facilitate more informed decision making by depositors, investors and the general public, we will provide an ANNUAL DISCLOSURE STATEMENT containing financial information for this bank for the previous two years. This information will be updated annually and available as of March 31.

    TO OBTAIN A COPY OF THE ANNUAL DISCLOSURE STATEMENT please contact:

                                Robert G. Coradi
                            The Glen Rock State Bank
                                  P.O. Box 127
                              Glen Rock, PA 17327
                                 (717) 235-1200

                      September 30, 2000 Quarterly Report

                            The Glen Rock State Bank

                         The Neighbor You Can Count On

          Glen Rock Office                          Loganville Office
          57-59 N. Main St.                          234 N. Main St.
  8:30 to 5:00 Monday thru Thursday        8:30 to 5:00 Monday thru Wednesday
         8:30 to 8:00 Friday                8:30 to 7:00 Thursday and Friday
           (717) 235-1200                   (717) 428-1199 or (717) 235-1200


             New Freedom                             York New Salem
               Office                             Salem Heights Office
     Corner of Susquehanna Trail                   Corner of Noss Road
          and Freedom Road                             and Rt. 616
 8:30 to 5:00 Monday thru Wednesday        8:30 to 5:00 Monday thru Wednesday
  8:30 to 7:00 Thursday and Friday          8:30 to 7:00 Thursday and Friday
       8:30 to 12:00 Saturday                    8:30 to 12:00 Saturday
           (717) 235-1200                            (717) 792-7797

                   Coming Soon--Our Red Lion Community Office



           Email: First Initial & Last Name@glenrockstatebank.com or
                           info@glenrockstatebank.com

                            THE GLEN ROCK STATE BANK
                         The Neighbor You Can Count On

                                Glen Rock Office
                               57-59 N. Main St.
                       8:30 to 5:00 Monday thru Thursday
                              8:30 to 8:00 Friday
                                 (717) 235-1200

                               Loganville Office
                                234 N. Main St.
                       8:30 to 5:00 Monday thru Wednesday
                        8:30 to 7:00 Thursday and Friday
                        (717) 428-1199 or (717) 235-1200

                               New Freedom Office
                            16576 Susquehanna Trail
                       8:30 to 5:00 Monday thru Wednesday
                        8:30 to 7:00 Thursday and Friday
                             8:30 to 12:00 Saturday
                                 (717) 235-1200

                                 York New Salem
                              Salem Heights Office
                              Corner of Noss Road
                                  and Rt. 616
                       8:30 to 5:00 Monday thru Wednesday
                        8:30 to 7:00 Thursday and Friday
                             8:30 to 12:00 Saturday
                                 (717) 792-7797

                   Coming Soon--Our Red Lion Community Office

To our Shareholders:

  The Bank's earnings for the nine-month period ending September 30, 2000 are $1,098,000, up slightly from nine-month earnings one year ago. Net interest income continues to be impacted by a shrinking margin, due in part to competitive factors and the Bank's liability sensitive position. Earnings per share were $.82 for the first nine months of 2000 compared to $.81 in the same period last year.

  As of September 30, 2000, net loans increased by 6.26% from the period ended September 30, 1999. In addition, total deposit growth was 3.36% as of September 30, 2000 when compared to the same period in the prior year.

  Our new branch in Red Lion will be opening at the end of October, and our grand opening is scheduled for Saturday, November 11th. We will be promoting the new office using a "racing" theme which we believe will play well in this new market. We are looking forward to accelerating the Bank's growth rate with this new office, and while it will have a near-term impact on earnings, we anticipate the office to begin contributing favorably to income on a proforma quarterly basis within two years.

  The third quarter dividend is $.115 per share, payable to shareholders of record as of September 30, 2000. Dividends declared in 2000 are 15% higher than dividends declared during the same period last year.

  We remain committed to building value for shareholders by expanding our core business and seeking new opportunities in our surrounding markets.

Sincerely,

[LOGO]

Robert G. Coradi
President & Chief Executive Officer

                                 BALANCE SHEETS

                                                             Sept.     Sept.
                                                            30, 2000  30, 1999
                                                            --------  --------
                                                               (Thousands)
                                                               (Unaudited)
                          ASSETS
Cash and due from banks.................................... $  5,765  $  4,387
Interest-bearing deposits in other banks...................      367         0
Federal funds sold.........................................      300       685
Securities:
  Available-for-sale.......................................   45,651    45,287
Loans receivable, net......................................  121,877   114,696
Bank premises and equipment................................    3,047     2,589
Other assets...............................................    7,092     6,871
                                                            --------  --------
Total assets............................................... $184,099  $174,515
                                                            ========  ========

                        LIABILITIES
Deposits:
  Demand................................................... $ 10,419  $  9,513
  NOW......................................................   13,348    13,140
  Money market funds.......................................   22,932    19,572
  Savings..................................................   17,704    18,753
  Certificates of deposit..................................   70,713    69,746
                                                            --------  --------
                                                             135,116   130,724
Federal Home Loan Bank advances and other borrowings.......   31,358    26,996
Other liabilities..........................................    1,350     1,444
                                                            --------  --------
Total liabilities..........................................  167,824   159,164

                   STOCKHOLDERS' EQUITY
Common stock, $2 par; authorized 4,000,000 shares; issued
 and outstanding 1,338,846 shares, September 30, 2000 and
 1,335,716 shares, September 30, 1999......................    2,678     2,671
Additional paid-in-capital.................................    2,943     2,909
Retained earnings..........................................   11,135    10,226
Accumulated other comprehensive income.....................     (481)     (455)
                                                            --------  --------
                                                              16,275    15,351
                                                            --------  --------
                                                            $184,099  $174,515
                                                            ========  ========

                              STATEMENTS OF INCOME

                                                           Sept. 30, Sept. 30,
                                                             2000      1999
                                                           --------- ---------
                                                               (Thousands)
                                                               (Unaudited)
INTEREST INCOME
Interest and fees on loans................................  $7,406    $7,079
Interest on securities:
  Taxable.................................................   1,994     1,587
  Tax-exempt..............................................     267       294
Other.....................................................     173       186
                                                            ------    ------
                                                             9,840     9,146
INTEREST EXPENSE
Deposits..................................................   4,036     3,668
Interest on Federal Home Loan Bank advances and other
 borrowings...............................................   1,473       966
                                                            ------    ------
                                                             5,509     4,634
Net interest income.......................................   4,331     4,512
PROVISION FOR LOAN LOSSES.................................     115       215
                                                            ------    ------
Net interest income after provision for loan losses.......   4,216     4,297
OTHER INCOME
Service charges on deposit accounts.......................     156       153
Other service charges and fees............................     207       213
Other operating income....................................     317       304
                                                            ------    ------
                                                               680       670
OTHER EXPENSES
Salaries and employee benefits............................   1,894     1,951
Occupancy expense.........................................     157       166
Furniture and equipment expenses..........................     352       350
Other operating expenses..................................   1,004       960
                                                            ------    ------
                                                             3,407     3,427
                                                            ------    ------
Income before income taxes................................   1,489     1,540
INCOME TAXES..............................................     391       458
                                                            ------    ------
NET INCOME................................................  $1,098    $1,082
                                                            ======    ======
PER SHARE DATA
BASIC EARNINGS............................................  $ .820    $ 0.81
CASH DIVIDENDS............................................  $ .345    $ 0.30

                               BOARD OF DIRECTORS

Janie C. Busch
President of York Stenographic Services, Inc.

Robert G. Coradi
President and CEO, The Glen Rock State Bank

James Hemminger
Owner of Trail Tool, Inc.

David H. Hogg
President of Springwood Management Corp.

James R. Holley
President of James R. Holley & Associates

Gregory V. Saubel
President of Saubels, Inc.

Harold E. Shaffer
Chairman of the Board
Owner, Shaffer's Sales & Service

Gordon D. Shive
Lutheran Brotherhood Insurance

Robert L. Williams
Retired President of Glen Rock State Bank

                                    OFFICERS

Harold E. Shaffer
Chairman of the Board

Robert G. Coradi
President and CEO

J. Scott Sturgill
Executive Vice President and COO

Robert W. Krebs
Senior Vice President, Operations and
Residential Mortgage Lending

Gary Townsend
Vice President, Commercial Loan Officer

Mary-claire Bolth CRCM
Assistant Vice President, Controller

Shirley M. Shaw
Assistant Vice President, Branch Administrator

Mary L. Snyder
Assistant Vice President, Human Resources

Richard E. Snyder
Auditor

Joyce E. Markel
Assistant Vice President, Loan Review

                               SEPTEMBER 30, 2000



                         The Neighbor You Can Count On

                                  APPENDIX A
                         AGREEMENT AND PLAN OF MERGER

                         AGREEMENT AND PLAN OF MERGER
                                      OF
                           THE GLEN ROCK STATE BANK
                                 WITH AND INTO
                            THE PEOPLES STATE BANK,
                         A WHOLLY OWNED SUBSIDIARY OF
                             COMMUNITY BANKS, INC.

  THIS AGREEMENT AND PLAN OF MERGER ("Agreement") made and entered into this 7th day of November, 2000 by and among THE GLEN ROCK STATE BANK ("Glen Rock"), a Pennsylvania chartered banking institution, having its headquarters at P.O. Box 127, Glen Rock, PA 17327; THE PEOPLES STATE BANK ("Peoples"), a Pennsylvania chartered banking institution, having its headquarters at 100 East King Street, East Berlin, Pennsylvania 17316; and COMMUNITY BANKS, INC. ("Community"), a Pennsylvania business corporation having its corporate headquarters at 150 Market Square, Millersburg, Pennsylvania 17061.

  WHEREAS, the Boards of Directors of Glen Rock, Peoples, and Community deem it advisable and in the best interest of their respective shareholders that under and pursuant to the terms and conditions herein set forth, Glen Rock be merged with and into Peoples (the "Merger"); and

  WHEREAS, this Agreement has been approved by the Board of Directors of each party hereto; and

  WHEREAS, the parties hereto desire to adopt this Agreement as a Plan of Merger and to consummate the Merger in accordance with the provisions of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

  WHEREAS, Community and Glen Rock have entered into a Stock Option Agreement of even date herewith, attached hereto as Exhibit "A" (the "Stock Option Agreement") pursuant to which Glen Rock has granted to Community the option to purchase certain authorized but unissued shares of the common stock, par value $2.00 per share, of Glen Rock ("Glen Rock Common Stock").

  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, acting pursuant to resolutions of their respective Boards of Directors, and in accordance with the provisions of the laws of the Commonwealth of Pennsylvania, Glen Rock, Peoples, and Community hereby agree as follows:

                                   ARTICLE I

                                  The Merger

  1.1 Glen Rock shall be merged into Peoples upon the terms and provisions of this Agreement and under the Articles of Incorporation and By-Laws of Peoples. The Merger shall be pursuant to the provisions of, and with the effect provided in, the Pennsylvania Banking Code of 1965 as amended and shall be expressly conditioned upon receipt of all necessary regulatory and corporate approvals.

  1.2 The name of the surviving banking institution shall be THE PEOPLES STATE BANK. The Articles of Incorporation and the Bylaws of the surviving banking institution shall be the Articles of Incorporation and the Bylaws of Peoples in effect immediately prior to the Merger.

  1.3 The business of the surviving banking institution after the Effective Date of the Merger shall be a Pennsylvania chartered banking institution which shall be conducted by Peoples at its main office as then located and at its legally established branches including all branches and the main office of Glen Rock immediately prior to the Merger.

  1.4 At the Effective Date of the Merger, the separate existence of Glen Rock shall cease and Peoples, as the surviving entity, shall continue unaffected and unimpaired by the Merger and shall be liable for all of the liabilities of Glen Rock existing at the Effective Date.

  1.5 All assets, rights, privileges, immunities, powers, franchises and interests of Glen Rock in and to every type of property (real, personal and mixed) and choses in action, as they exist as of the Effective Date, shall pass and be transferred to and vest in Peoples by virtue of the Merger on the Effective Date without any deed, conveyance or other transfer; the separate existence of Glen Rock shall cease and the existence of Peoples as the surviving Pennsylvania chartered bank and as a Pennsylvania chartered banking institution organized under the Pennsylvania Banking Code of 1965 shall continue unaffected and unimpaired by the Merger; and Peoples shall be deemed to be the same institution as Glen Rock and shall be subject to all of its duties and liabilities of every kind and description.

  Peoples, upon the Merger and without any order or other action on the part of any court or otherwise, shall possess, hold and enjoy all rights, privileges, immunities, franchises and interests, both as a public nature and as a private nature, in the same manner and to the same extent as such rights, privileges, immunities, franchises and interests were possessed, held, or enjoyed by Glen Rock as of the Effective Date. All property, real, personal and mixed, and all debts due on whatever account, including subscriptions to share and all other choses in action, and all and every other interest, of or belonging to or due to Glen Rock, shall be taken and deemed to be transferred to and vested in Peoples without further act or deed. The title to any real estate, or any interest therein, vested in Glen Rock shall not revert or be in any way impaired by reason of the Merger.

  1.6 Peoples shall be responsible and liable for all the liabilities and obligations of Glen Rock and any claim existing or action or proceeding pending by or against Glen Rock may be prosecuted as if the Merger had not taken place, or Peoples may be substituted in its place. Neither the rights of creditors nor any liens upon the property of Glen Rock shall be impaired by reason of the Merger.

  1.7 The shares of capital stock of Peoples issued and outstanding immediately prior to the Effective Date shall at the Effective Date continue to be issued and outstanding.

  1.8 Peoples shall operate the five existing banking offices of Glen Rock as the "Glen Rock State Bank Division of Peoples State Bank" for a minimum period of two (2) years after the Effective Date, unless a majority of the members of Peoples Board of Directors shall vote to merge Peoples with or into another financial institution or unless Peoples changes its name.

                                  ARTICLE II

              Conversion and Exchange of Glen Rock's Common Stock

  2.1 At the Effective Date of the Merger, by virtue of the Merger and without any action on the part of any holder thereof:

    (a) Each share of Glen Rock's Common Stock issued and outstanding immediately prior to the Effective Date of the Merger, except for (i) Perfected Dissenting Shares (as defined in Section 2.4) and (ii) shares of Glen Rock's Common Stock held and beneficially owned by Community or any Community subsidiary (other than shares of Glen Rock's Common Stock held in a fiduciary or similar capacity on behalf of others) which shall be canceled by virtue of the Merger, shall automatically be converted into .900 shares (as adjusted pursuant to Section 2.6 herein the "Conversion Factor") of common stock, $5.00 par value, of Community ("Community Common Stock")

    (b) Each share of Glen Rock's Common Stock which, immediately prior to the Effective Date of the Merger, was issued and held in the treasury of Glen Rock, if any, will be canceled and retired.

    (c) No Perfected Dissenting Shares will be converted into Community Common Stock under this Section 2.1, but such Perfected Dissenting Shares will be subject to the provisions of Section 2.4.

    (d) Each authorized but unissued share of Glen Rock's Common Stock will cease to exist.

    (e) Each share of Community Common Stock issued and outstanding shall remain issued and outstanding.

  2.2 Neither certificates nor scrip for fractional interests in Community Common Stock will be issued, but in lieu thereof each holder of shares of Glen Rock's Common Stock who would otherwise have been entitled to a fraction of a share of Community Common Stock will be paid an amount in cash equal to such fraction multiplied by the average of the closing sales price of Community Common Stock as reported on the American Stock Exchange for twenty (20) consecutive trading days prior to and including the twenty (20) trading days preceding the Effective Date of the Merger.

  2.3 As soon as practicable after the Effective Date of the Merger, holders of shares of Glen Rock's Common Stock shall be furnished a form letter of transmittal for the tender of their shares to an Exchange Agent appointed by Community, to be exchanged for new certificates for the appropriate number of shares of Community Common Stock. Community shall be required to issue Community Common Stock only upon the actual surrender of Glen Rock's shares and will require an indemnity agreement or a bond from any Glen Rock shareholder who is unable to surrender his or her certificate by reason of loss, theft or destruction of the certificate.

  2.4 Each outstanding share of Glen Rock's Common Stock, the holder of which has timely filed a written notice of intention to demand appraisal for his shares pursuant to the Pennsylvania Banking Code and Subchapter D of the Pennsylvania Business Corporation Law of 1988 as amended (the "BCL") is herein called a "Dissenting Share." Dissenting Shares, the holders of which have not effectively withdrawn or lost (for failure to timely file a demand for appraisal of their shares or otherwise) their dissenters' rights under the BCL ("Perfected Dissenting Shares"), shall not be converted pursuant to Section
2.1 hereof, but the holders thereof shall be entitled only to such rights as are granted by Subchapter D of the BCL. Each holder of Dissenting Shares who becomes entitled to payment for his Glen Rock's Common Stock pursuant to the provisions of Subchapter D of the BCL shall receive payment therefor from Community but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions.

  2.5 (a) As of the Effective Date of the Merger, Community will issue and will deliver to the Exchange Agent certificates representing a sufficient number of shares of Community Common Stock issuable in the Merger and a sufficient amount of cash in lieu of fractional shares payable in the Merger.

  (b) Upon surrender for cancellation to the Exchange Agent of one or more certificates for shares of Glen Rock's Common Stock ("Old Certificates"), accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall, promptly after the Effective Date of the Merger, deliver to each holder of such surrendered Old Certificates new certificates representing the appropriate number of shares of Community Common Stock ("New Certificates") together with checks for payment of cash in lieu of fractional interests to be issued in respect of the Old Certificates.

  (c) Until Old Certificates have been surrendered and exchanged as herein provided for New Certificates, each outstanding Old Certificate shall be deemed, for all corporate purposes of Community, to be the number of whole shares of Community Common Stock into which the number of shares of Glen Rock's Common Stock shown thereon have been converted. At the option of Community, no dividends or other distributions which are declared on Community Common Stock will be paid to persons otherwise entitled to receive the same until the Old Certificates have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions, from and after the Effective Date of the Merger, will be paid to such persons in accordance with the terms of such Community Common Stock. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

  2.6 The Conversion Factor shall be subject to adjustment from time to time as follows:

  (a) Whenever, subsequent to the date hereof but prior to the Effective Date of the Merger, (i) a record date occurs for the purpose of determining the holders of Community Common Stock entitled to receive a dividend declared payable in shares of Community Common Stock, (ii) Community subdivides the outstanding shares of Community Common Stock, (iii) Community combines the outstanding shares of Community Common Stock into a smaller number of shares, or (iv) Community issues by reclassification of its shares of Community Common Stock any shares of stock of Community (all shares so issued being included in the "Community Common Stock" as used in this Section 2.6), the Conversion Factor shall be adjusted so that each share of Glen Rock's Common Stock shall under Section 2.1(a) thereafter be convertible into and exchangeable for the number of shares of Community Common Stock which the shares of Glen Rock's Common Stock would have represented had such shares of Glen Rock's Common Stock been converted into and exchanged for shares of Community Common Stock prior to the happening of such event and such Community Common Stock had been entitled to the benefit of the happening of such event.

  2.7 (a) Each option to purchase shares of Glen Rock's Common Stock pursuant to The Glen Rock State Bank 1999 Stock Incentive Plan (the "Option Plan"), which is outstanding and unexercised immediately prior thereto (each, an "Outstanding Option"), shall be converted as to each whole share subject to such Outstanding Option into, at the Effective Date, an option (each, an "Exchange Option") to purchase such number of shares of Community Common Stock at such exercise price as is determined as provided below (and otherwise having the same duration and other terms as the original option):

    (A) the number of shares of Community Common Stock to be subject to the Exchange Option shall be equal to the product of the number of shares of the Glen Rock Common Stock subject to the original option multiplied by the Conversion Factor (as may be adjusted as provided in paragraph 2.6), the product being rounded, if necessary, up or down, to the nearest whole share;

    (B) the exercise price per share of Community Common Stock under the new option shall be equal to (i) the aggregate exercise price for the shares of Glen Rock Common Stock subject to the Outstanding Option, divided by (ii) the number of shares of Community Common Stock for which the Exchange Option is exercisable as determined pursuant to clause (A) above, the result being rounded, if necessary, up or down, to the nearest cent.

    (C) the duration and other terms of such Outstanding Options shall be unchanged except that all references to Glen Rock shall be deemed references to Community, and that each such Exchange Option shall be fully exercisable as of the Effective Date, and shall remain exercisable at least until the stated expiration date of the corresponding Outstanding Option; and

    (D) to the extent Outstanding Options qualify as "incentive stock options" under Section 422 of the Code, the Exchange Options exchanged therefor shall also so qualify.

  (b) The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

  (c) The Exchange Options with respect to Outstanding Options shall be delivered by Community at the Effective Date. Prior to the Effective Date, Community shall reserve for issuance, and if not previously registered pursuant to the Securities Act of 1933, as amended, register, a sufficient number of Community Common Stock to satisfy Community's obligations with respect to the issuance of the Community Common Stock pursuant to the exercise of Exchange Options.

  The intention of the foregoing provisions of this Section 2.7 is to place the holders of the Outstanding Options in the same economic position, taking into consideration the Conversion Factor, with respect to the Exchange Options after the Effective Date as they were with respect to Outstanding Options prior to the Effective Date.

                                  ARTICLE III

                 Board of Directors and Officers of Community

  3.1 On the Effective Date, Community shall appoint the then members of the Board of Directors of Glen Rock to the Board of Directors of Peoples so that the Board of Directors of Peoples shall be and consist of those persons who were then members of the Board of Directors of Glen Rock and those persons who are then members of the Board of Directors of Peoples. From and after the Effective Date, the officers of Peoples shall be and consist of those persons who were then officers of Peoples. Such officers shall hold office until such time as their successors have been duly elected or appointed and have qualified, unless sooner removed, resigned, disqualified, or deceased.

                                  ARTICLE IV

                             Amendment and Waiver

  4.1 This Agreement may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of the Merger by the shareholders of Glen Rock; provided, however, that after such approval by the shareholders of Glen Rock no such amendment, without further shareholder approval, shall reduce the amount or change the form of the consideration to be delivered to the shareholders of Glen Rock as contemplated by this Agreement or alter or change any of the terms or conditions of this Agreement if such alteration or change would materially adversely affect the shareholders of Glen Rock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  4.2 Any of the terms or conditions of this Agreement may be waived at any time by whichever of the parties is, or the shareholders of which are, entitled to the benefit thereof, in the case of a party, by action taken by the Board of Directors of such party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, covenant, representation or warranty.

                                   ARTICLE V

                        Representations and Warranties

  5.1 Representations and Warranties of Glen Rock. Glen Rock represents and warrants to Community that:

    (a) Glen Rock is a Pennsylvania state chartered banking institution that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended ("FDIA").

    (b) The copies of the Articles of Incorporation and the Bylaws of Glen Rock delivered to Community and which are included in Schedule I attached hereto and made a part hereof by reference thereto are complete and accurate copies thereof as in effect on the date hereof. The minute books of Glen Rock which have been made available for inspection by Community contain a complete and accurate record of all meetings of Glen Rock, except for recent meetings for which minutes have not yet been prepared.

    (c) Glen Rock (i) has corporate power to own its properties and to conduct its business as currently conducted, (ii) has substantially complied with, and is not in default in any material respect under, any laws, regulations, ordinances, orders or decrees applicable to the conduct of its business and the ownership of its properties, including regulatory minimum capital requirements, the non-compliance with which or the default under which in the aggregate would materially adversely affect the business of Glen Rock, (iii) has not failed to file with the proper federal, state, local or other authorities any material report or other document required to be so filed, and (iv) has all approvals, authorizations, consents, licenses, clearances and orders of, and has currently effective all registrations with, all governmental and regulatory authorities, which are necessary to the business or operations of Glen Rock, the non-receipt of which would in the aggregate materially adversely affect the business of Glen Rock.

    (d) The authorized capital stock of Glen Rock consists of 4,000,000 shares of Glen Rock Common Stock, par value $2.00 per share, of which 1,341,534 shares of Common Stock were validly authorized, issued and outstanding, fully paid and non-assessable as of November 3, 2000. Other than options (for an aggregate of 26,692 shares) issued pursuant to the Stock Option Plan and the options granted to Community pursuant to the Stock Option Agreement of even date herewith and shares issued from time to time under the Glen Rock State Bank Dividend Reinvestment Plan and the 401(k) Plan, as of the date hereof there are outstanding no subscriptions, options, warrants, calls or rights or other agreements or commitments of any kind obligating Glen Rock to issue or dispose of any securities of Glen Rock or securities of Glen Rock convertible into any shares of Glen Rock's Common Stock. From December 31, 1999 to the date hereof, no dividends or other distributions (including, without limitation, any stock dividend or distribution) have been declared, set aside or paid to the holders of Glen Rock's Common Stock except those permitted under Section 6.2(a)(3) below.

    (e) Except as disclosed in Schedule I, Glen Rock does not own, directly or indirectly, any equity interest in any bank, corporation, general partnership, limited partnership or other equity, except in a fiduciary capacity.

    (f) (1) Glen Rock has delivered to Community a copy of the following financial statements, each of which (including any related notes and schedules) is included in Schedule I and presents fairly the financial condition and results of operations of Glen Rock, at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. (It being understood that Glen Rock's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of Glen Rock, necessary for a fair presentation of such financial statements):

      (A) Balance Sheet (the "Glen Rock 1999 Balance Sheet"), Statement of Income, Statement of Stockholders' Equity and Statement of Cash Flows, together with notes thereto, at December 31, 1999 and for the twelve months then ended, audited by Stambaugh Ness, P.C.;

      (B) Balance Sheets, Statements of Income, Statements of Stockholders' Equity and Statements of Cash Flows, together with notes thereto, at December 31, 1998, and for the year then ended, audited by Stambaugh Ness, P.C.

      (C) Interim Balance Sheets (the "Glen Rock September 30, 2000 Balance Sheet") and Statements of Income at September 30, 2000, and for the nine months then ended.

    (2) Glen Rock has provided Community with copies of all financial statements, proxy statements, reports and other documents issued to its shareholders after December 31, 1999 which are included in Schedule I.

    (g) (1) Glen Rock has delivered to Community copies of:

      (A) its Annual Report to Shareholders for the years ended December 31, 1999 and 1998;

      (B) all proxy statements and other written materials furnished to Glen Rock's shareholders since January 1, 1998;

  true and correct copies of which are included in Schedule I.

    (2) No statement contained in any of the documents referred to in Section 5.1(g)(1), as of the date of such document or other materials, contained any untrue statement of material fact, or, at the date thereof, omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date.

    (h) (1) Glen Rock has timely filed all federal, state, county and local returns in respect of taxes, including, without limitation, estimated tax returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Act returns, and all other reports or other information required or requested to be filed by it, and each such return, report or other information is complete and accurate in all material respects. Glen Rock has paid the amounts shown as owing on such returns (collectively, "Taxes"). No waivers of statutes of limitations, and no agreement relating to assessment or collection, are in effect in respect of any Taxes. Except as disclosed in Schedule I, there are no claims pending against Glen Rock for the alleged deficiency in the payment of any Taxes, and Glen Rock does not know of any pending or threatened audits, investigations or claims for unpaid Taxes or relating to any liability in respect of Taxes.

    (2) Glen Rock has heretofore delivered to Community copies of its United States federal and Pennsylvania tax returns for the fiscal years ended December 31, 1999 and 1998, true and correct copies of which are included in Schedule I.

    (3) To the extent required by generally accepted accounting principles, the provision for current taxes payable reflected in "Other Liabilities" in the Glen Rock 1999 Balance Sheet, as of the date hereof and as of the Effective Date, is and will be adequate to cover (A) all or substantially all accrued and unpaid taxes of Glen Rock, whether or not disputed, for the period ended December 31, 1999, and for all prior periods, and (B) all or substantially all Taxes that may become due and payable by Glen Rock in future periods (i) in respect of transactions, sales or services occurring or performed on or prior to December 31, 1999, which by virtue of tax or accounting treatment will not be included in income until subsequent to such date, or (ii) in respect of deductions, costs or other allowances taken for federal income tax purposes which Glen Rock's auditors have reason to believe are likely to be disallowed by the Internal Revenue Service if audited by such Service. The provision for applicable taxes stated on the consolidated books of Glen Rock as of the date hereof and as of the Effective Date, is and will be adequate to cover (A) all accrued and unpaid federal, state, county and local taxes of Glen Rock, whether or not disputed, for the period ended on the date hereof or on the Effective Date, as the case may be, and for all prior periods, and (B) all federal, state, county and local Taxes that may become due and payable by Glen Rock in future periods (i) in respect of such transactions, sales or services occurring or performed on or prior to the date hereof or the Effective Date, as the case may be, which by virtue of tax or accounting treatment will not be included in income until subsequent to such dates, or (ii) in respect of deductions, costs or other allowances taken for federal income tax purposes which Glen Rock's auditors have reason to believe are likely to be disallowed by the Internal Revenue Service if audited by such Service.

    (4) No consent has been filed relating to Glen Rock pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

    (i) Since September 30, 2000, (1) there has been no material adverse change in the business or financial condition of Glen Rock, and (2) except as set forth in Schedule I, no event described in Section 6.2(a)has occurred.

    (j) (1) Except as disclosed in Schedule I, Glen Rock has good and marketable title, free and clear of all liens and encumbrances, and the right of possession subject to existing leaseholds, to all real properties and good title to all other property and assets, tangible and intangible, reflected in Glen Rock's 1999 Balance Sheet or purported to have been acquired by it since the date thereof (except property held as lessee under leases and disclosed in writing prior to the date hereof and except real or personal property sold or otherwise disposed of since December 31, 1999, in the Ordinary Course of Business (as defined in Section 6.2(a)(5) hereof)), except liens for taxes or assessments not delinquent, pledges to secure deposits, repurchase agreements in the Ordinary Course of Business and such other liens and encumbrances and imperfections of title as do not materially affect the value of such property or as reflected in Glen Rock's 1999 Balance Sheet or as currently shown on the books and records of it and which do not interfere with or impair its present and continued use. All real properties owned or leased by Glen Rock which are material to the business, operations or financial condition of Glen Rock are in substantially good operating condition and repair (ordinary wear and tear excepted). To the best of its knowledge, Glen Rock has full right and authority to use the names "Glen Rock" and "The Glen Rock State Bank" in the Ordinary Course of Business. Glen Rock has not been notified by any court, administrative agency, business entity of any kind or individual that the use of said names is in violation of any law, regulation, court order, statutory right or common law right.

    (2) All properties held by Glen Rock under leases are held by it under valid, binding and enforceable leases (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity), with such exceptions as are not material and do not interfere with the conduct of its business, as the case may be, and it enjoys quiet and peaceful possession of such leased properties. Glen Rock is not in default in any material respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

    (k) Except as specifically disclosed in Schedule I, and other than loans in the Ordinary Course of Business, time deposits and leases of less than two years duration on which less than $5,000 in annual rental is payable, Glen Rock is not a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by it of more than $25,000 and which is made for a fixed period expiring more than one year from the date hereof, and Glen Rock is not a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed in Schedule I pursuant to this Section 5.1(k) are valid, binding and enforceable (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity) and no breach or default (and no condition which, with notice or passage of time, could become a breach or default) exists as to with respect thereto, except such as in the aggregate are not material to the business or financial condition of Glen Rock.

    (l) Except as specifically disclosed in Schedule I, as of September 30, 2000, there are no commercial, commercial real estate or residential real estate loans of Glen Rock in excess of $25,000 that have been classified by any financial institution examiner as "Other Loans Especially Mentioned," "Special Mention," "Substandard," "Doubtful" or "Loss" or internally classified in a similar or comparable category. Except as specifically disclosed in Schedule I, as of June 30, 2000, there are no consumer loans that are delinquent more than thirty (30) days as to payment of principal and interest. Except as specifically disclosed in Schedule I, as of September 30, 2000, the reserve for loan losses in Glen Rock's September 30, 2000 Balance Sheet is adequate under the requirements of generally accepted accounting principles and standard banking practice to provide for possible losses on outstanding loans, net of recoveries. Except as disclosed in the notes to the Audited Financial Statements for the year ended December 31, 1999, or as disclosed in Schedule I, there are no loans or loan commitments outstanding to executive officers or directors of Glen Rock, including their immediate families and entities with which they are associated. All such loans and commitments to loan were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features and, except as disclosed in Schedule I, none of such loans and commitments to related parties disclosed in said Audited Financial Statements or in writing to Community are delinquent in payment of principal or interest.

    (m) Except for pledges to secure public and trust deposits, repurchase agreements in the Ordinary Course of Business, and other pledges required by law, none of the investments reflected in the Glen Rock September 30, 2000 Balance Sheet under the heading "Investment Securities," and none of the investments made since September 30, 2000, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Glen Rock freely to dispose of such investment at any time.

    (n) Except as otherwise identified and disclosed in Schedule I, Glen Rock has no pension, retirement, stock purchase, stock bonus, savings, or profit sharing plan, any deferred compensation, consultant, bonus, life insurance, death or survivor benefit health insurance, sickness, disability, medical, surgical, hospital, severance, layoff, or vacation plan or group insurance contract, or any other incentive, welfare, or employee benefit plan or arrangement ("Benefit Plans"). With respect to each qualified retirement plan and other Benefit Plans, included in Schedule I is an accurate and complete copy of (a) the most recent plan documents, (b) the most recent annual report filed with the United States Department of Labor and the Internal Revenue Service, (c) the most recent financial and actuarial reports, (d) the most recently issued Internal Revenue Service rulings or determination letters, and (e) all notices to the Pension Benefit Guaranty Corporation of "Reportable Events" as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"). As of January 1, 2000, all accrued contributions and other payments to be made under each qualified retirement plan for such purpose have been set aside therefor. Glen Rock does not have any union or collective bargaining agreements, any contracts or other agreements with any labor organization or, except as specifically disclosed in Schedule I, any contracts or other agreements with any member of management or any management or consultation agreement not terminable at will by it without liability, and no such contract or agreement has been requested by or is under discussion by management with any group of employees, any member of management or any other person.

    (o) Except as specifically disclosed in Schedule I, there are no actions, suits, investigations or proceedings instituted, pending or, to the knowledge of Glen Rock, threatened against Glen Rock before any court, any arbitrator of any kind or any government agency (including any bank regulatory authority), and Glen Rock is not subject to any potential adverse claim, the outcome of which could involve the payment by Glen Rock of an amount in excess of $25,000 or, which could materially affect Glen Rock or its business or property or the transactions contemplated hereby. Glen Rock has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act or before the Equal Employment Opportunity Commission, the Office of Federal Contract Compliance, any Human Relations Commission or any other federal, state or local government agency.

    (p) (1) The execution and delivery of this Agreement has been duly authorized by the Board of Directors of Glen Rock and, when the Merger has been duly approved by the affirmative vote of the shareholders of Glen Rock owning at least eighty percent (80%) of its common stock outstanding at a meeting of shareholders duly called and held in accordance with the provisions of Pennsylvania law, this Agreement shall be duly and validly authorized by all necessary action on the part of Glen Rock.

    (2) This Agreement has been duly executed and delivered by Glen Rock and (assuming due execution and delivery by Community) shall constitute, a valid, binding and enforceable obligation of Glen Rock, subject to (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws from time to time in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of Pennsylvania state chartered banking institutions, (ii) laws relating to the safety and soundness of depository institutions and their holding companies, and (iii) general principles of equity, and except that the availability of equitable remedies or injunctive relief is within the discretion of the appropriate court.

    (3) The execution and delivery by Glen Rock of this Agreement and the consummation of the transactions herein contemplated do not violate any provision of the Articles of Incorporation or Bylaws of Glen Rock or any provisions of federal or state law or any governmental rule or regulation, and do not require any consent of any person under, conflict with or result in a breach of or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which Glen Rock is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which it is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of its properties or assets.

    (q) Except for Berwind Financial Group, L.P., which will be entitled to a fee to be paid by Glen Rock for rendering a fairness opinion and for other services related to the Merger, no broker, agent, finder, consultant or other party (other than legal and accounting advisors) has been retained by Glen Rock or is entitled to be paid based upon any agreements, arrangements or understandings made by Glen Rock in connection with any of the transactions contemplated by this Agreement.

    (r) Glen Rock is, and continuously since at least January 1, 1997 has been, insured with reputable insurers against all risks normally insured against by financial institutions, and all of the insurance policies or bonds maintained by it are in full force and effect. Glen Rock is not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

    (s) To the best of its knowledge, Glen Rock is not in violation of any applicable federal, state or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation ("Environmental Violations") could have a material adverse effect on the business, properties or financial condition of Glen Rock. Additionally, Glen Rock has not received notice of a potential or actual Environmental Violation.

    To the best knowledge of Glen Rock, improvements on any real estate owned or leased by Glen Rock do not contain friable asbestos or substances containing asbestos and deemed hazardous by any federal, state or local laws, regulations or orders respecting such materials. Glen Rock does not know of any liability or class of liability of Glen Rock under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

    (t) The information pertaining to Glen Rock, which has been or will be furnished to Community by or on behalf of Glen Rock for inclusion in the Community Registration Statement, the Prospectus or the Proxy Statement (each as hereinafter defined in Section 7.1 hereof), or in the applications to be filed to obtain the Government Approvals (the "Applications"), will contain no untrue statement of any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that information as of a later date shall be deemed to modify the information as of an earlier date.

    (u) No representation or warranty by Glen Rock and no statement by Glen Rock in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation, warranty or statement not misleading to Community; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

  5.2 Representations, Warranties and Covenants of Community. Community, for itself and on behalf of each of its bank and non-bank subsidiaries, represents and warrants to Glen Rock that:

    (a) Community is a corporation duly incorporated, validly existing and in good standing under the Pennsylvania Business Corporation Law (BCL), and is a registered bank holding company under the Bank Holding Company Act of 1956 as amended (the "BHC Act"). Community has corporate power to own its properties and to conduct its business as currently conducted, and Community has corporate power to enter into this Agreement and to carry out all of the terms and provisions hereof to be carried out by it, subject to receipt of Government Approvals. As of September 30, 2000, the authorized capital stock of Community consists of 20,000,000 shares of Community Common Stock, $5.00 par value, of which 7,036,943 shares are validly authorized, issued and outstanding, fully paid and non-assessable, and 301,987 shares are held as treasury shares, and 500,000 shares of preferred stock of which no shares have been issued. The outstanding Community Common Stock has been duly and validly registered pursuant to Section 12(g) of the 1934 Act, which registration is in full force and effect, and is validly listed on the American Stock Exchange. As of the date hereof, there are outstanding no subscriptions, options, warrants, calls or rights or other agreements or commitments of any kind obligating Community to issue or dispose of any securities of Community or securities of Community convertible into any shares of Community Common Stock or preferred stock, other than options to purchase 511,292 shares pursuant to the Community Long Term

  Incentive Plan as amended and an aggregate of 39,816 shares pursuant to the Community Directors Stock Option Plan, and the Employee Stock Purchase Plan ("ESPP"), and the Community Dividend Reinvestment Plan.

    (b) Community Banks, Inc. owns 100% of the issued and outstanding shares of Community Banks, N.A., Peoples, Community Banks Life Insurance Company, Inc., and Community Bank Investment, Inc.; Peoples owns 100% of the issued and outstanding shares of PSB Realty Company; and Community Banks, N.A. owns 100% of the issued and outstanding shares of UDNB Investments, Inc. free and clear of any liens, claims, security interests, encumbrances, charges, restrictions, or rights of third parties of any kind whatsoever. Community Bank Investments, Inc.; Community Banks, N.A.; Peoples; UDNB Investments, Inc.; PSB Realty Company; and Community Banks Life Insurance Company, Inc. are collectively referred to herein as the "Subsidiaries".

    (c) Peoples is a Pennsylvania state chartered banking institution that is duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania. CBNA is a national banking association that is duly organized, validly existing, and in good standing under the laws of the United States. CBNA and Peoples are "Insured Depository Institutions" as defined in the Federal Deposit Insurance Act, as amended ("FDIA"), and are members of the Federal Reserve System. Community Banks Life Insurance Company, Inc. is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona. Community Bank Investment, Inc., and UDNB Investments, Inc. are corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware.

    (d) The copies of the Articles of Incorporation, Articles of Association, and By-Laws of Community and its Subsidiaries heretofore delivered to Glen Rock and which are included in Schedule II attached hereto and made a part hereof and incorporated herein by reference thereto are complete and accurate copies thereof as in effect on the date hereof. The minute books of Community and its Subsidiaries which have been made available for inspection by Glen Rock contain a complete and accurate record of all meetings of said corporations.

    (e) Community and its Subsidiaries (i) have corporate power to own their respective properties and to conduct their respective businesses as currently conducted, (ii) have substantially complied with, and are not in default in any material respect under, any laws, regulations, ordinances, orders or decrees applicable to the conduct of their businesses and the ownership of their respective properties, the non-compliance with which or the default under which in the aggregate would materially adversely affect their businesses on a consolidated basis, (iii) have not failed to file with the proper federal, state, local or other authorities any material report or other document required to be so filed, and (iv) have all approvals, authorizations, consents, licenses, clearances and orders of, and have currently effective all registrations with, all governmental and regulatory authorities, which are necessary to the business or operations of Community and its subsidiaries as they are now being conducted.

    (f) Except as disclosed in Schedule II and except for the Subsidiaries, neither Community Banks, Inc. nor the Subsidiaries own, directly or indirectly, any equity interest in any bank, corporation, general partnership, limited partnership, or other equity, except in a fiduciary capacity.

    (g) (1) Community has delivered to Glen Rock a copy of the following consolidated financial statements, each of which (including any related notes and schedules) is included in Schedule II and presents fairly the consolidated financial condition and results of operations of Community and its consolidated subsidiaries at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements (it being understood that Community's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of Community, necessary for a fair presentation of such financial statements):

      (A) Consolidated Balance Sheet (the "Community 1999 Balance Sheet"), Consolidated Statement of Income, Consolidated Statement of
    Stockholders' Equity and Consolidated Statement of Cash Flows, together with the notes thereto, at December 31, 1999, and for the year then ended, audited by Price Waterhouse Coopers, L.L.P.; and

      (B) Consolidated Balance Sheets, Consolidated Statements of Income, Consolidated Statements of Stockholders' Equity, and Consolidated Statements of Cash Flows, together with the notes thereto, at December 31, 1998, 1997 and 1996 and for the years then ended, audited by Price Waterhouse Coopers, L.L.P.

      (C) Consolidated Balance Sheets (the "Community June 30, 2000 Balance Sheet"), Consolidated Statements of Income, Consolidated Statements of Stockholders' Equity, and Consolidated Statements of Cash Flows, at June 30, 2000 and for the six months then ended.

    (2) Community has delivered to Glen Rock a copy of consolidating balance sheets, consolidating statements of income, consolidating statements of stockholders' equity, and consolidating statements of cash flows (the "Consolidating Statements") for Community and the Subsidiaries as of December 31, 1999 and 1998 and for the 12-month periods then ending, and such interim statements as of June 30, 2000 and for the six months then ending, which are included in Schedule II, each of which presents fairly the separate financial condition and results of operations of Community and the Subsidiaries at the dates and for the periods covered by such statements.

    (3) Community has provided Glen Rock with copies of all financial statements, proxy statements, reports and other documents issued to its shareholders after December 31, 1999. Community has delivered to Glen Rock copies of:

      (a) its annual report to shareholders for the years ending December 31, 1999 and 1998;

      (b) its annual report to the Securities and Exchange Commission (the "SEC") on Form 10-K for the years ending December 31, 1999 and 1998;

      (c) Community Banks, N.A.'s annual report to the Comptroller of the Currency for the years ending December 31, 1999 and 1998;

      (d) Peoples' annual report to the Pennsylvania Department of Banking and the FDIC for the years ending December 31, 1999 and December 31, 1998;

      (e) all other periodic reports filed by Community or the subsidiaries with the SEC (including all quarterly reports on Form 10-Q and all current reports on Forms 8-K), the Federal Reserve Board, the FDIC, the Office of the Comptroller of the Currency since January 1, 1999;

      (f) all proxy statements and other written materials furnished to Community shareholders since January 1, 1999.

  No statement contained in any of such documents, in any financial statement, proxy statement, report, document or other written materials to be provided to Glen Rock as required above, as of the date of such document or other materials, contain any untrue statement of material fact, or, at the date thereof, omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date.

    (h) Except as specifically disclosed in Schedule II and other than loans by any of the Subsidiaries in the Ordinary Course of Business, time deposits and leases of less than two years' duration on which less than $50,000 in annual rental is payable, neither Community nor any of the Subsidiaries is a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by it of more than $100,000 and which is made for a fixed period expiring more than one year from the date hereof, and neither Community nor any of the Subsidiaries is a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed in Schedule II pursuant to this Section 5.2(h) are valid, binding and enforceable (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity) and no breach or default (and no condition which, with notice or passage of time, could become a breach or default) exists with respect thereto, except such as in the aggregate are not material to the business or financial condition of Community and its Subsidiaries taken as a whole.

    (i) Except as specifically disclosed in Schedule II, as of June 30, 2000, there are no commercial, commercial real estate or residential real estate loans of Community or the Subsidiaries in excess of $25,000 that have been classified by any financial institution examiner as "Other Loans Especially Mentioned," "Special Mention," "Substandard," "Doubtful" or "Loss" or internally classified in a similar or comparable category. Except as specifically disclosed in Schedule II, as of December 31, 1999, there are no consumer loans that are delinquent more than thirty (30) days as to payment of principal and interest. Except as specifically disclosed in
  Schedule II, as of December 31, 1999 the reserve for loan losses in the Community 1999 Balance Sheet is adequate under the requirements of generally accepted accounting principles and standard banking practice to provide for possible losses on outstanding loans, net of recoveries. Except as disclosed in the notes to the Audited Consolidated Financial Statements for the year ended December 31, 1999, or as disclosed in Schedule II, there are no loans or loan commitments outstanding to executive officers or directors of Community or the Subsidiaries, including their immediate families and entities with which they are associated. All such loans and commitments to loan were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features and, except as disclosed in Schedule II, none of such loans and commitments to related parties disclosed in said Audited Consolidated Financial Statements or in writing to Glen Rock are delinquent in payment of principal or interest.

    (j) Except for (i) Community Defined Benefit Pension Plan which covers eligible employees of Community and its Subsidiaries, (ii) the Community Banks 401(k) Plan, (iii) Community Long Term Incentive Plan, (iv) the Community Banks Directors' Stock Option Plan, (v) the Community Banks, N.A. Survivor Income Agreement, the ESPP, (vi) as otherwise identified and disclosed in Schedule II, neither Community nor any of the Subsidiaries has any pension, retirement, stock purchase, stock bonus, savings, or profit sharing plan, any deferred compensation, consultant, bonus, life insurance, death or survivor benefit health insurance, sickness, disability, medical, surgical, hospital, severance, layoff, or vacation plan or group insurance contract, or any other incentive, welfare, or employee benefit plan or arrangement ("Benefit Plans"). With respect to each qualified retirement plan and other Benefit Plans, including but not limited to the Defined Benefit Pension Plan and 401(k) Plan, included in Schedule II is an accurate and complete copy of (a) the most recent plan documents, (b) the most recent annual report filed with the United States Department of Labor and the Internal Revenue Service, (c) the most recent financial and actuarial reports, (d) the most recently issued Internal Revenue Service rulings or determination letters, and (e) all notices to the Pension Benefit Guaranty Corporation of "Reportable Events" as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"). As of January 1, 2000, all accrued contributions and other payments to be made under the Defined Benefit Group Pension Plan have been made or reserves adequate for such purpose have been set aside therefor. As of the date hereof, there was no unfunded liability and no funding deficiency existing with regard to the Defined Benefit Pension Plan. Neither Community nor any of the Subsidiaries has any union or collective bargaining agreements, any contracts or other agreements with any labor organization or, except as specifically disclosed in Schedule II, any contracts or other agreements with any member of management or any management or consultation agreement not terminable at will by it without liability, and no such contract or agreement has been requested by or is under discussion by management with any group of employees, any member of management or any other person.

    (k) Except as disclosed in Schedule II, since June 30, 2000, (i) Community has not incurred any material liability or obligation, accrued or contingent and whether due or to become due, other than as a result of operations in the ordinary course of business, and (ii) there has been no material adverse change in the business or financial condition of Community and its subsidiaries on a consolidated basis.

    (l) Except as disclosed in Schedule II, neither Community nor any of its subsidiaries is engaged in, or a party to, or threatened with, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency (including any bank regulatory authority), and neither Community nor any of its subsidiaries is subject to any potential adverse claim, the outcome of which could involve the payment by Community or any of its subsidiaries of an amount in excess of $50,000 or which could materially affect Community and its subsidiaries on a consolidated basis or its business or property or the transactions contemplated hereby. Community has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act or before the Equal Employment Opportunity Commission, the Office of Federal Contract Compliance, any Human Relations Commission or any other federal, state or local government agency. There is no labor strike, dispute, slow-down or stoppage pending or, to the best knowledge of Community, threatened against Community or any of its subsidiaries. There are no outstanding orders, rulings, decrees, judgments or stipulations, to which Community is a party or by which it is bound, by or with any court, arbitrator, or government agency, involving an amount in excess of $50,000.

    (m) (1) The execution and delivery of this Agreement has been duly and validly authorized by the Board of Directors of Community and Peoples, and the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of Community and Peoples.

    (2) This Agreement has been duly executed and delivered by Community and Peoples and (assuming due execution and delivery by Glen Rock) shall constitute the valid, binding and enforceable obligations of Community and Peoples, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

    (3) The execution and delivery of this Agreement by Community and Peoples and the consummation of the transactions herein contemplated (A) do not violate any provisions of the Articles of Incorporation or Bylaws of Community or Peoples, any provisions of federal or state law or any governmental rule or regulation (assuming (i) the appropriate filing of the Articles of Merger with the Pennsylvania Department of Banking, (ii) receipt of the Government Approvals, (iii) the due registration of the offering of the Community Common Stock under the Securities Act of 1933, as amended (the "1933 Act"), (iv) the receipt of appropriate permits or approvals under state securities or "blue sky" laws, (v) the receipt of the requisite Peoples shareholder approval, and (vi) the accuracy of the representations of Glen Rock set forth in Sections 5.1(t) and (u)), and (B) do not require any consent of any person under, conflict with or result in a breach of or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which Community, Peoples, CBNA, or any of its other subsidiaries is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which Community or Peoples is subject, or constitute a default thereunder or result in the creation of any lien, claim, security interest, encumbrance, change, restriction, or right of any third party of any kind whatsoever upon any of their properties or assets.

    (n) Neither Community nor any Subsidiary is in violation of, or has received notice of a potential or actual violation of, any applicable federal, state, or local laws, statutes, rules, regulations, or ordinances relating to public health, safety, or the environment, including, without limitation, relating to releases, discharges, emissions, or disposals to air, water, land, or ground water to the withdrawal or use of ground water, to the use, handling, or disposal of polychlorinated biphenyls ("PCB's"), asbestos, or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a material adverse effect on the business, properties or financial condition of Community and the Subsidiaries on a consolidated basis. To the best knowledge of Community, any improvements on other real estate owned or leased by Community or any Subsidiary do not contain friable asbestos or substances containing asbestos and deemed hazardous by any federal, state, or local laws, regulations, or orders respecting such materials. Neither Community nor any of the Subsidiaries knows of any liability or class of liability of Community or any of the Subsidiaries under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq) or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq)

    (o) The information pertaining to Community and its subsidiaries which will appear in the Community Registration Statement, the Prospectus or the Proxy Statement, in the form filed with the SEC, or in the applications to be filed to obtain the Government Approvals, will contain no untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date. All financial statements of Community included in the Prospectus or the Proxy Statement will present fairly the consolidated financial condition and results of operations of Community and its consolidated subsidiaries at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements (it being understood that Community's interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of Community, necessary for a fair presentation of such financial statements).

    (p) (1) Community, Peoples, CBNA, and each of its other subsidiaries has timely filed all federal, state, county and local returns in respect of taxes, including, without limitation, estimated tax returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Act returns, and all other reports or other information required or requested to be filed by it, and each such return, report or other information is complete and accurate in all material respects. Community and each of its subsidiaries has paid the amounts shown as owing on such returns (collectively, "Taxes"). No waivers of statutes of limitations, and no agreement relating to assessment or collection, are in effect in respect of any Taxes. Except as disclosed in Schedule II, there are no claims pending against Community or its subsidiaries for the alleged deficiency in the payment of any Taxes, and neither Community nor its subsidiaries know of any pending or threatened audits, investigations or claims for unpaid Taxes or relating to any liability in respect of Taxes.

    (2) Community has heretofore delivered to Glen Rock copies of its consolidated United States federal and Pennsylvania corporate tax returns for the fiscal years ended December 31, 1999, 1998, and 1997, true and correct copies of which are included in Schedule II.

    (3) The consolidated accrual for current taxes payable reflected in "Other Liabilities" in the Community 1999 Balance Sheet, as of the date hereof and as of the Effective Date, is and will be adequate to cover (A) all or substantially all accrued and unpaid Taxes of Community and its subsidiaries, whether or not disputed, for the period ended December 31, 1999, and for all prior periods, and (B) all or substantially all Taxes that may become due and payable by Community and its subsidiaries in future periods (i) in respect of transactions, sales or services occurring or performed on or prior to December 31, 1999, which by virtue of tax or accounting treatment will not be included in income until subsequent to such date, or (ii) in respect of deductions, costs or other allowances taken for federal income tax purposes which Community's auditors have reason to believe are likely to be disallowed by the Internal Revenue Service if audited by such Service. The provision for applicable taxes stated on the consolidated books of Community as of the date hereof and as of the Effective Date, is and will be adequate to cover (A) all accrued and unpaid federal, state, county, and local taxes of Community and its subsidiaries, whether or not disputed, for the period ended on the date hereof or on the Effective Date, as the case may be, and for all prior periods, and (B) all federal, state, county and local Taxes that may become due and payable by Community and its subsidiaries in future periods (i) in respect of such transactions, sales or services occurring or performed on or prior to the date hereof or the Effective Date, as the case may be, which by virtue of tax or accounting treatment will not be included in income until subsequent to such dates, or (ii) in respect of deductions, costs or other allowances taken for federal income tax purposes which Community's auditors have reason to believe are likely to be disallowed by the Internal Revenue Service if audited by such Service.

    (4) No consent has been filed relating to Community or its subsidiaries pursuant to Section 341(f) of the Internal Revenue Code.

    (q) (1) Each of Community and its subsidiaries has good and marketable title, free and clear of all liens and encumbrances, and the right of possession subject to existing leaseholds, to all real properties and good title to all other property and assets, tangible and intangible, reflected in the Community 1999 Balance Sheet or purported to have been acquired by it since the date thereof (except property held as lessee under leases and disclosed in writing prior to the date hereof and except real or personal property sold or otherwise disposed of since December 31, 1999, in the Ordinary Course of Business), except liens for taxes or assessments not delinquent, pledges to secure deposits, repurchase agreements in the Ordinary Course of Business and such other liens and encumbrances and imperfections of title as do not materially affect the value of such property or as reflected in the Community 1999 Balance Sheet or as currently shown on the books and records of it and which do not interfere with or impair its present and continued use. All real properties owned or leased by Community which are material to the business, operations or financial condition of Community are in substantially good operating condition and repair (ordinary wear and tear excepted).

    (2) All properties held by Community or any of its subsidiaries under leases are held by it under valid, binding and enforceable leases (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity), with such exceptions as are not material and do not interfere with the conduct of its business, as the case may be, and it enjoys quiet and peaceful possession of such leased properties. Neither Community nor any of its subsidiaries is in default in any material respect under any material lease, agreement, or obligation regarding its properties to which it is a party or by which it is bound.

    (r) Each of Community and its subsidiaries is, and continuously since at least January 1, 2000 has been, insured with reputable insurers against all risks normally insured against by companies of the same type and in the same line of business, and all of the insurance policies or bonds maintained by it are in full force and effect. Neither Community nor any of its subsidiaries is in default thereunder and all material claims thereunder have been filed in due and timely fashion.

    (s) No representation or warranty by Community and no statement by Community in any certificate, agreement, schedule or other document furnished in connection with the transactions contemplated by this Agreement, shall contain any untrue statement of a material fact or omit to state any material fact necessary to make such representation, warranty or statement not misleading to Glen Rock; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

    (t) Other than Sandler O'Neill & Partners, L.P., no broker, agent, finder, consultant or other party (other than legal, accounting or financial advisors) has been retained by Community or is entitled to be paid based upon any agreements, arrangements or understandings made by Community in connection with any of the transactions contemplated by this Agreement.

    (u) Except for pledges to secure public and trust deposits, repurchase agreements in the Ordinary Course of Business, and other pledges required by laws, none of the investments reflected in the Community 1999 Balance Sheet under the heading "Investment Securities," and none of the investments made since December 31, 1999, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Community freely to dispose of such investment at any time.

                                  ARTICLE VI

                Agreements of Community, Peoples, and Glen Rock

  6.1 Agreements of Community and Peoples.

  (a) Peoples shall approve, adopt, and join in this Agreement and cause the Merger to be consummated as expeditiously as possible.

  (b) As the sole shareholder of Peoples, Community shall by unanimous shareholder action ratify and confirm the merger of Glen Rock into Peoples.

  (c) Prior to the Effective Date, Community shall take appropriate action to reserve a sufficient number of authorized but unissued shares of Community Common Stock to be issued in accordance with this Agreement. Community shall issue shares of Community Common Stock in accordance with the Conversion Factor, as it may be adjusted in accordance with this Agreement, which shares will, when issued and delivered pursuant to this Agreement, be duly authorized and legally and validly issued, fully paid and non-assessable.

  (d) Prior to the Effective Date, Community shall appoint an Exchange Agent for the purpose of exchanging certificates representing shares of Community Common Stock for certificates representing shares of Glen Rock Common Stock, and thereafter Community shall issue and deliver to the Exchange Agent certificates representing shares of Community Common Stock, and shall pay to the Exchange Agent such amounts of cash as shall be required to be delivered to holders of shares of Glen Rock's Common Stock entitled to cash in lieu of a fractional share pursuant to Article II of this Agreement. Any Community Common Stock and any amounts of cash delivered to the Exchange Agent and unclaimed at the end of two years from the Effective Date shall be repaid to Community, in which event the persons entitled thereto shall look only to Community for payment thereof; provided, however, that if Community shall, as required by law, pay to the Commonwealth of Pennsylvania any unclaimed Community Common Stock or monies so repaid to Community, said persons shall thereafter look only to the Commonwealth of Pennsylvania for payment thereof. All costs and expenses associated with the foregoing surrender and exchange procedure shall be borne by Community.

  (e) Prior to the Effective Date, Community and Peoples, separately and jointly with Glen Rock, shall use their reasonable efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain (i) the prior approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Pennsylvania Department of Banking ("PA DOB"), (ii) the prior approval of the Federal Deposit Insurance Corporation ("FDIC"), and (iii) all other consents and approvals of government agencies as are required by law or otherwise (such approvals referred to in clauses (i), (ii) and (iii) of this Section 6.1(e) herein referred to as the "Government Approvals"), and shall do any and all acts and things deemed by Community and/or Peoples to be necessary or appropriate in order to cause the Merger of Glen Rock with and into Peoples to be consummated on the terms provided in this Agreement as promptly as practicable. Community shall provide Glen Rock and its representatives with the right to review in advance any filing to be made with, or written material to be submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. Community and Peoples shall provide Glen Rock and its counsel with a copy of all applications and other written material filed with or provided to any such third party or governmental body, together with a copy of all correspondence to or from any such third party or governmental body, in each case promptly following the filing, submission or receipt of such materials.

  (f) Community shall promptly give written notice to Glen Rock upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the agreements, representations and warranties of Community contained or referred to in this Agreement and shall use its reasonable efforts to prevent the same or remedy the same promptly.

  (g) Prior to the Effective Date, Community and each of its subsidiaries shall give Glen Rock and its counsel, financial advisor and accountants full access, during normal business hours and upon reasonable request, to its properties, books, contracts, commitments and records, and shall furnish Glen Rock during such period with all such information concerning its affairs as Glen Rock may reasonably request. The availability or actual delivery of information about Community or its subsidiaries to Glen Rock shall not affect the covenants, representations and warranties of Community contained in this Agreement. Glen Rock shall treat as confidential all such information in the same manner as Glen Rock treats similar confidential information of its own, and if this Agreement is terminated, Glen Rock shall continue to treat all such information as confidential and cause its employees and agents to keep all such information confidential and shall return such documents theretofore delivered by Community as Community shall request. The covenants in this paragraph are in addition to, and do not supersede, the covenants in any confidentiality agreement that Glen Rock has previously signed with respect to the Merger.

  (h) In the event Peoples terminates the employment (other than as a result of unsatisfactory performance of their respective duties) of any officers or employees of Glen Rock as of the Effective Date within six (6) months of the Effective Date, Peoples shall pay severance benefits to such employee in accordance with such severance policy as Peoples may from time to time adopt and modify with the reasonable consent of Community, which policy may in Peoples' discretion require full releases and covenants not to sue from such employees to whom severance benefits are paid.

  (i) Prior to the Effective Date, Community and each of its Subsidiaries shall conduct its respective business in the ordinary course as heretofore conducted and shall use its reasonable efforts (i) to preserve its respective business and business organization intact, (ii) to preserve the good will of its customers and others having business relations with it, (iii) to maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted), (iv) to comply with all laws applicable to it and the conduct of its business, (v) to keep in force at not less than their present limits all policies of insurance (including deposit insurance of the FDIC with respect to CBNA) and Peoples, (vi) to file in a due and timely manner all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, and (vii) unless it is contesting the same in good faith and has established reasonable reserves therefor, to pay when required to be paid all Taxes (as hereinafter defined) indicated by tax returns so filed or otherwise lawfully levied or assessed upon it or any of its properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all Taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected.

  (j) Community will not take any actions or engage in any transaction from and after the date hereof until the Effective Date of the Merger and following the Merger that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code or fail to qualify for pooling of interests accounting treatment. Consummation of the transactions contemplated by this Agreement shall be conditioned upon the Merger being accounted for under the pooling of interests method of accounting.

  (k) Community, with the cooperation and assistance of Glen Rock and its counsel and accountants, shall promptly take all such actions as may be necessary or appropriate in order to list the shares of Community Common Stock to be issued in the Merger on the American Stock Exchange.

  (l) Community shall not adopt any amendments to its charter or bylaws or other organizational documents that would alter the terms of Community's Common Stock or could reasonably be expected to have a material adverse effect on the ability of Community to perform its obligations under this Agreement.

  (m) Community will provide Glen Rock with copies of all financial statements, proxy statements, reports, and other documents issued to its shareholders after the date hereof and on or prior to the Effective Date. No statement contained in any financial statement, proxy statement, report, document or other written materials to be provided to Glen Rock as required by this paragraph, as of the date of such document or other materials, will contain any untrue statement of material fact, or, at the date thereof, will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date.

  6.2 Agreements of Glen Rock.

  (a) At or after the date hereof and on or prior to the Effective Date, except with the prior written consent of Community, or as otherwise provided in this Agreement, Glen Rock shall not:

    (1) Amend its Articles of Association or Bylaws; enter into any shareholder agreement, understanding or commitment relating to the right to vote its shares of capital stock; purchase, redeem, retire or otherwise acquire any share of, or any security convertible into shares of, its capital stock or other equity security; or agree to do any of the foregoing;

    (2) Issue, deliver or sell shares of capital stock or securities convertible into any such shares (other than as a result of the exercise of stock options or pursuant to Glen Rock's dividend reinvestment plan), or issue or grant any right, option or other commitment for the issuance, delivery or sale of any such shares or such securities (other than pursuant to subsection (4) below);

    (3) Declare, set aside or pay any dividend or other distribution in respect of its capital stock (including, without limitation, any stock dividend or distribution) other than regular quarterly cash dividends payable in accordance with customary dividend policy, which shall mean cash dividends payable with respect to

  Glen Rock's Common Stock at a quarterly rate not in excess of $.115 per share for the fourth quarter of 2000 and for each quarter thereafter, subject to the right of Glen Rock to pay a partial or pro rated dividend to the extent necessary to prevent its shareholders from missing a dividend payment due to the timing of Community's dividend record date and the Effective Date.

    (4) Enter into or amend, or increase the contribution to or obligation under, any employment contract or any bonus, stock option, profit sharing, pension, retirement, savings, incentive, deferral or similar employee benefit program or arrangement, or authorize the creation of any new or replacement job classifications or staff positions, pay bonuses or other extraordinary compensation, or grant any salary or wage increase except normal individual increases in compensation to employees in accordance with established employee procedures of Glen Rock, as the case may be.

    (5) Authorize or make any material change in its business or operations, other than in the Ordinary Course of Business as hereinafter defined; incur any material direct or contingent liabilities or commitments other than in the Ordinary Course of Business; sell or dispose of any shares of its capital stock (other than pursuant to the exercise of stock options or its Dividend Reinvestment Plan), or lease, sell or dispose of any other material part of its assets, in each case except in the Ordinary Course of Business and for adequate value; establish any new branch banking offices, loan production offices, or other offices, or make any capital expenditures in excess in the aggregate of $25,000 (except for ordinary repairs, renewals or replacements); waive or release any right or cancel or compromise any of its debts or claims except in the Ordinary Course of Business; or otherwise enter into any material contract, transaction or commitment on its behalf, except in the Ordinary Course of Business. For purposes of this Agreement, the Ordinary Course of Business shall consist of the banking business as presently conducted by Glen Rock or Community, as the case may be, and not prohibited by applicable law (herein referred to as the "Ordinary Course of Business"); or

    (6) Except to the extent that Glen Rock's Board of Directors in good faith believes it is required to do so in order to discharge its fiduciary duties after consultation with Glen Rock's legal counsel, Glen Rock agrees that neither it nor any of its officers and directors shall (and Glen Rock shall direct and use its reasonable efforts to cause its employees, agents and representatives including, without limitation, any investment banker, attorney or accountant retained by it not to) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of Glen Rock but excluding the transactions contemplated by this Agreement) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, Glen Rock (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Glen Rock will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Glen Rock will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2(a)(6). Glen Rock will notify Community promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with or on behalf of any corporation, partnership, person or other entity or group other than Community with respect to any Acquisition Proposal.

  (b) Prior to the Effective Date, Glen Rock shall conduct its business in the ordinary course as heretofore conducted and shall use its reasonable efforts
(i) to preserve its respective business and business organization intact, (ii) to keep available to Community the services of its present officers (provided, however, that it shall have the right to terminate the employment of any such officer for cause in accordance with its established employee procedures),
(iii) to preserve the good will of its customers and others having business relations with it, (iv) to consult with Community as to the making of any decisions or the taking of any actions in matters other than in the Ordinary Course of Business, (v) to maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted), (vi) to comply with all laws applicable to it and the conduct of its business, (vii) to keep in force at not less than their present limits all policies of insurance (including deposit insurance of the FDIC with respect to Glen Rock), (viii) to make no material change in the general terms, policies and conditions upon which it presently does business other than in the Ordinary Course of Business, (ix) to file in a due and timely manner all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, and (x) unless it is contesting the same in good faith and has established reasonable reserves therefor, to pay when required to be paid all Taxes (as hereinafter defined) indicated by tax returns so filed or otherwise lawfully levied or assessed upon it or any of its properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all Taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected.

  (c) Charge-offs and charge-downs of loans will be taken against Glen Rock's allowance for loan losses in the Ordinary Course of Business when the potential loss has been quantified by the executive officers of Glen Rock.

  (d) Prior to the Effective Date, Glen Rock shall give Community and its counsel, financial advisors, and accountants full access, during normal business hours and upon reasonable request, to its properties, books, contracts, commitments and records, and shall furnish Community during such period with all such information concerning its affairs as Community may reasonably request. The availability or actual delivery of information about Glen Rock to Community shall not affect the covenants, representations and warranties of Glen Rock contained in this Agreement. Community shall treat as confidential all such information in the same manner as Community treats similar confidential information of its own, and if this Agreement is terminated, Community shall continue to treat all such information as confidential and cause its employees and agents to keep all such information confidential and shall return such documents theretofore delivered by Glen Rock as Glen Rock shall request. The covenants in this paragraph are in addition to, and do not supersede, the covenants in any confidentiality agreement that Community has previously signed with respect to the Merger.

  (e) Glen Rock shall cause the Merger and this Agreement to be submitted promptly for the approval of its shareholders at a meeting to be called and held in accordance with the Pennsylvania Banking Code and the BCL. The Board of Directors of Glen Rock shall recommend in Glen Rock's Proxy Statement that the Merger and this Agreement be approved, which recommendation shall not be withdrawn. In addition thereto, concurrently with the execution of this Agreement, each member of Glen Rock's Board of Directors shall execute and deliver to Community the Directors Letter attached hereto and made a part hereof as Exhibit "B".

  (f) After execution hereof, Glen Rock shall deliver to Community a correct and complete list of holders of the outstanding Glen Rock Common Stock of record with addresses.

  (g) Glen Rock, separately and jointly with Community, shall use its reasonable efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain the Government Approvals, and shall do any and all acts and things deemed by Glen Rock or Community to be necessary or appropriate in order to cause the Merger to be consummated on the terms provided in this Agreement.

  (h) Glen Rock shall promptly give written notice to Community upon becoming aware of the impending or threatened occurrence of any event which would cause or constitute a breach of any of the agreements, representations and warranties of Glen Rock contained or referred to in this Agreement, and shall use its reasonable efforts to prevent the same or remedy the same promptly.

  (i) From and after the date hereof until the Effective Date of the Merger, Glen Rock shall not take any actions with respect to its business or operations that in the reasonable judgment of Community or its accountants would cause the Merger or any related transaction contemplated by this Agreement to fail to meet the relevant criteria for pooling of interests accounting treatment.

  (j) Glen Rock will provide Community with copies of all financial statements, proxy statements, reports, and other documents issued to its shareholders after the date hereof, but on or prior to the Effective Date, and

Glen Rock shall make available for inspection by officials or representatives of Community all financial statements prepared by Glen Rock and examined by Stambaugh Ness, P.C. and/or Beard & Company, Inc. No statement contained in any financial statement, proxy statement, report, document or other written materials to be provided to Community as required by this paragraph, as of the date of such document or other materials, will contain any untrue statement of material fact, or, at the date thereof, will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date.

  (k) All financial statements of Glen Rock included in the Prospectus or the Proxy Statement will present fairly the financial condition and results of operations of Glen Rock at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. Glen Rock shall promptly advise Community in writing if prior to the Effective Date it shall obtain knowledge of any facts that would make it necessary to amend the Community Registration Statement, the Proxy Statement or any application, or to supplement the Prospectus, in order to make the statements therein not misleading or to comply with applicable law.

  6.3 Agreements of Community, Peoples, and Glen Rock.

  (a) Each party hereto shall, and shall cause its directors, officers, attorneys and advisors, to maintain, unless otherwise required by applicable law, the confidentiality of all information obtained in connection with this Agreement, including the negotiation and performance thereof, which is not otherwise publicly disclosed by the other party or publicly available, said agreement with respect to confidentiality to survive any termination of this Agreement pursuant to Section 11.1.

  (b) Community, Peoples, and Glen Rock shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult each other as to form and substance of other public disclosures related thereto.

                                  ARTICLE VII

                            Securities Act of 1933;
                        Securities Exchange Act of 1934

  7.1 Community shall promptly prepare and file with the SEC a registration statement on Form S-4 (the "Community Registration Statement") under and pursuant to the provisions of the 1933 Act for the purpose of registering the offering of Community Common Stock. Glen Rock in cooperation with Community shall promptly prepare for inclusion in the Community Registration Statement a proxy statement (the "Proxy Statement") for the purpose of submitting this Agreement to the shareholders of Glen Rock for approval. The Proxy Statement in definitive form will serve as the prospectus (the "Prospectus") to be included in the Community Registration Statement. Community and Glen Rock shall each provide promptly to the other such information concerning its business and financial condition and affairs as may be required or appropriate for inclusion in the Community Registration Statement, the Prospectus or the Proxy Statement, and shall cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Community's Registration Statement, the Prospectus and the Proxy Statement.

  7.2 Community and Glen Rock shall use their reasonable efforts to have the Community Registration Statement declared effective under the 1933 Act as soon as may be practicable, and thereafter Glen Rock shall distribute the Proxy Statement to its shareholders in accordance with applicable law and its Articles of Association and Bylaws, not less than twenty (20) business days prior to the date upon which the Merger and this Agreement are submitted to its shareholders for approval. Glen Rock shall not mail or otherwise furnish the Proxy Statement to its shareholders unless and until Community shall have received letters from Price

Waterhouse Coopers L.L.P.; Stambaugh and Ness, P.C.; and Beard & Company, Inc. dated the effective date of the Community Registration Statement, to the effect set forth in Section 8.1(j)and 8.2(k).

  7.3 Community shall not be required to maintain the effectiveness of the Community Registration Statement for the purpose of sale or resale of Community Common Stock by any person; provided, however, that Community shall file all periodic reports which are required under the 1934 Act in order for Community to satisfy the current public information requirement of Rule 144(c), as promulgated under the 1933 Act, as amended.

  7.4 Securities representing shares of the Common Stock issued to Affiliates (as hereinafter defined in Section 8.1(m) hereof) pursuant to this Agreement may be subject to stop transfer orders and may bear a restrictive legend in substantially the following form:

  "The shares represented by this Certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Community of an opinion of counsel acceptable to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

  Should an opinion of counsel indicate that the legend and any stop transfer order then in effect with respect to the shares may be removed, Community will upon request substitute unlegended securities and remove any stop transfer orders.

                                 ARTICLE VIII

                                  Conditions

  8.1 Conditions to the Obligations of Community. The obligations of Community under this Agreement are, at its option (subject to the provisions of Section 11.1(a)), subject to fulfillment on or prior to the Effective Date of each of the following conditions:

    (a) Except as affected by the transactions contemplated by this Agreement, the representations and warranties of Glen Rock in Section 5.1 shall be true and correct in all material respects on and as of the Effective Date, except as to any representation or warranty which specifically relates to an earlier date.

    (b) Glen Rock shall have performed and complied in all material respects with all terms of this Agreement required to be performed or complied with by it on or prior to the Effective Date.

    (c) No material adverse change shall have occurred since September 30, 2000 in the business or financial condition of Glen Rock, and Glen Rock shall not be engaged in, or a party to or threatened with, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency if, in the reasonable judgment of Community, such legal action or proceeding could materially adversely affect the business or financial condition of Glen Rock. For purposes of this section, any change in the business or financial condition of Glen Rock on a consolidated basis which results from any changes occurring after the date hereof in any federal or state law, rule or regulation, in generally accepted accounting principles or in market rates of interest, which change affects banks or their holding companies generally, shall not be deemed to be a material adverse change.

    (d) This Agreement shall have been duly approved by the affirmative vote of the shareholders of Glen Rock owning at least eighty (80%) percent of its capital stock outstanding at a meeting of shareholders duly called and held after distributing the Proxy Statement to all shareholders entitled to vote at such meeting as required by Section 6.2(e).

    (e) Community shall have received a certificate, dated the Effective Date, signed on behalf of Glen Rock by its President certifying the fulfillment of the conditions stated in paragraphs (a), (b), (c) and (e) of this Section 8.1 by Glen Rock.

    (f) Glen Rock shall have delivered to Community such documents as may reasonably be requested by Community to evidence compliance by Glen Rock with the provisions of this Agreement including an opinion of its counsel, Reed Smith LLP, addressing the representations as set forth in Subsections
  (a), (c) and (p) of Section 5.1 (subject to appropriate assumptions and qualifications), and setting forth counsel's opinion that the Merger has been approved by all necessary corporate action of Glen Rock, including the Glen Rock shareholders. Glen Rock shall also have delivered to Community on the Effective Date, a letter of its litigation counsel setting forth pending litigation involving Glen Rock which was not previously disclosed in writing to Community.

    (g) The Community Registration Statement shall have become effective under the 1933 Act, no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the SEC. All state securities and "blue sky" permits or approvals required (in the opinion of Community) to consummate the transactions contemplated by this Agreement shall have been received.

    (h) All Government Approvals shall be in effect, all conditions or requirements prescribed by law or by any such Approval shall have been satisfied, and all required waiting periods shall have expired; provided, however, that no approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by either of the parties hereto or of a subsidiary of or shall impose any other nonstandard condition or requirement, which divestiture, cessation, condition or requirement Community reasonably and in good faith determines would (i) have a material adverse effect on the business or financial condition of Community and its subsidiaries on a consolidated basis or (ii) otherwise materially impair the value of Glen Rock to Community (in which case Community shall promptly notify Glen
  Rock).

    (i) Community shall have received an opinion of its counsel, Mette, Evans & Woodside, substantially to the effect that, under the provisions of the
  Code:

      (1) the Merger of Glen Rock with and into Peoples upon the terms and conditions of this Agreement will constitute a reorganization within the meaning of Section 368 of the Code and will not result in any recognized gain or loss to Community, Peoples, or Glen Rock;

      (2) except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of Glen Rock's Common Stock who receive Community Common Stock in exchange for the shares of Glen Rock's Common Stock which they hold. A holder of Glen Rock's Common Stock who receives cash in lieu of a fractional share of Community Common Stock will be treated as if he received a fractional share of Community Common Stock pursuant to the reorganization and Community then redeemed such fractional share for the cash. The holder of Glen Rock's Common Stock will recognize capital gain or loss on the constructive redemption of the fractional share in an amount equal to the difference between the cash received and the adjusted basis of the fractional share;

      (3) the holding period of Community Common Stock received in exchange for Glen Rock's Common Stock will include the holding period of Glen Rock's Common Stock for which it is exchanged, assuming the shares of Glen Rock's Common Stock are capital assets in the hands of the holder thereof on the Effective Date; and

      (4) the basis of Community Common Stock received in exchange for Glen Rock's Common Stock will be the basis of Glen Rock's Common Stock for which it is exchanged, less any basis attributable to fractional shares for which cash is received.

  Such opinion shall be given, subject to the receipt, and the accuracy on the Effective Date of:

      (1) representations by Community satisfactory to such counsel; and

      (2) representations by Glen Rock satisfactory to such counsel.

    (j) Subject to satisfaction of the requirements of Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants if applicable, Community and its directors and officers shall have received a letter from Stambaugh Ness, P.C. and/or Beard & Company, Inc. dated the effective date of the Community
  Registration Statement, to be in form and substance satisfactory to Community, to the effect that:

        (1) In their opinion, the financial statements of Glen Rock examined by them and included in the Community Registration
      Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; and

        (2) On the basis of limited procedures, not constituting an audit, including a limited review of the unaudited financial statements referred to below, a limited review of the latest available unaudited interim financial statements of Glen Rock, inspection of the minute book of Glen Rock since December 31, 2000, inquiries of officials of Glen Rock responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

        (A) any unaudited Balance Sheets, Statements of Income, Statements of Stockholders' Equity and Statements of Cash Flows of Glen Rock included in the Community Registration Statement are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements covered by their report included in the Community Registration Statement;

        (B) as of a specified date not more than five days prior to the date of delivery of such letter, there have been any changes in the capital stock, decreases in additional paid in capital or increases in debt of Glen Rock as compared with amounts shown in the balance sheet as of December 31, 2000 included in the Community Registration Statement, except in each case for such changes, increases or decreases which the Community Registration Statement discloses have occurred or may occur and except for such changes, decreases or increases as aforesaid which are immaterial; and

        (C) for the period from January 1, 2001 to such specified date, there were any decreases in the total or per share amounts of net income of Glen Rock as compared with the comparable period of the preceding year, except in each case for decreases which the Community Registration Statement discloses have occurred or may occur, and except for such decreases which are immaterial.

    (k) The aggregate number of shares of Glen Rock's Common Stock held by persons who have taken all of the steps required prior to the Effective Date to perfect their right (if any) to be paid the fair value of such shares under the BCL ("Dissenting Shares") shall not be more as to prevent Community from meeting the continuity of business enterprise requirement of
  Section 368(a)(1)(A) of the Code with respect to the Glen Rock acquisition, and the number of Dissenting Shares, the number of shares owned by Community or its affiliates, together with the aggregate number of fractional shares with respect to which persons will receive cash in lieu of Community Common Stock pursuant to this Agreement, shall be less than ten (10%) percent of the number of outstanding shares of Glen Rock's Common Stock or such number, if less, which will allow Community to account for the Merger as a "pooling of interests".

    (l) Community shall have received from each of the persons who, in the opinion of counsel for Community, might be deemed to be affiliates of Glen Rock under Rule 145 of the Rules and Regulations under the 1933 Act (the "Affiliates"), a signed undertaking satisfactory to Counsel for Community, acknowledging and agreeing to abide by the limitations imposed by law in respect of the sale or other disposition of the Community Common Stock received by such person pursuant to the Merger. Glen Rock agrees to use its reasonable efforts to have each Affiliate enter into the undertakings referred to in this Section 8.1(l) on or prior to the Effective Date.

    (m) Glen Rock shall have caused Robert G. Coradi and J. Scott Sturgill (collectively referred to as the "Executives") to execute Amendments to Change-in-Control Agreements in the forms attached hereto as Exhibit "C".

    (n) Community shall have been advised in writing by Price Waterhouse Coopers, L.L.P. on the Effective Date that the Merger should be treated as a pooling transaction for financial accounting purposes.

  8.2 Conditions to the Obligations of Glen Rock. The obligations of Glen Rock under this Agreement are, at its option (subject to the provisions of Section 11.1(a)), subject to the fulfillment on or prior to the Effective Date of each of the following conditions:

    (a) Except as affected by the transactions contemplated by this Agreement and as affected by events occurring or arising after the date first above written in the Ordinary Course of Business of Community which do not materially adversely affect the business of Community, the representations and warranties of Community in Section 5.2 shall be true and correct in all material respects on and as of the Effective Date, except as to any representation or warranty which specifically relates to an earlier date.

    (b) Community shall have performed and complied in all material respects with all terms of this Agreement required to be performed or complied with by it on or prior to the Effective Date. Community as the sole shareholder of Peoples shall have approved the merger of Glen Rock into Peoples.

    (c) No material adverse change shall have occurred since June 30, 2000 in the business or financial condition of Community and its subsidiaries on a consolidated basis, and neither Community nor any of its subsidiaries shall be engaged in, or a party to or threatened with, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency if, in the reasonable judgment of Glen Rock, such legal action or proceeding could materially adversely affect the business, financial condition or prospects of Community and its subsidiaries, considered as a whole. For purposes of this section, any change in the business or financial condition of Community on a consolidated basis which results from any changes occurring after the date hereof in any federal or state law, rule or regulation, in generally accepted accounting principles or in market rates of interest, which change affects banks or their holding companies generally, shall not be deemed to be a material adverse change.

    (d) This Agreement shall have been duly approved by the affirmative vote of (i) Glen Rock's shareholders owning at least eighty (80%) percent of its capital stock outstanding.

    (e) Glen Rock shall have received a certificate, dated the Effective Date, signed on behalf of Community by its Chairman and Chief Executive Officer or President, certifying the fulfillment of the conditions stated in paragraphs (a), (b), (c), (d) and (h) of this Section 8.2.

    (f) Community shall have delivered to Glen Rock such documents as may reasonably be requested by Glen Rock to evidence compliance by Community with the provisions of this Agreement including an opinion of its counsel confirming its representation set forth in Subsections (a), (e), (i), (l), and (m) of Section 5.2 and to the effect that the shares to be issued in the Merger are duly and validly authorized and issued.

    (g) The Community Registration Statement shall have become effective under the 1933 Act, no stop order suspending the effectiveness of the Community Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the SEC. All state securities and "blue sky" permits or approvals required (in the opinion of Glen Rock) to consummate the transactions contemplated by this Agreement shall have been received.

    (h) All Government Approvals shall have been received and shall be in effect, all conditions or requirements prescribed by law or by any such Approval shall have been satisfied, and all required waiting periods shall have expired.

    (i) Glen Rock shall have received the opinion of Community's counsel referred to in Section 8.1(i).

    (j) Glen Rock shall have received an opinion from Berwind Financial Group, L.P. dated as of a date within five (5) days of the date of the Glen Rock's Proxy Statement to the effect that the consideration to be received by the holders of Glen Rock's common stock pursuant to the Merger is fair from a financial point of view to Glen Rock's shareholders.

    (k) Subject to satisfaction of the requirements of Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants if applicable, Glen Rock and its directors and officers shall have received a letter from Price Waterhouse Coopers, L.L.P. dated the effective date of the Community Registration Statement, to be in form and substance satisfactory to Glen Rock, to the effect that:

      (1) In their opinion, the consolidated financial statements of Community examined by them and in or incorporated by reference in the Community Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder; and

      (2) On the basis of limited procedures, not constituting an audit, including a limited review of the unaudited financial statements referred to below, a limited review of the latest available unaudited consolidated interim financial statements of Community, inspection of the minute book of Community since December 31, 2000, inquiries of officials of Community responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

        (A) any unaudited Balance Sheets, Statements of Income, Statements of Stockholders' Equity and Statements of Cash Flows of Community included in the Community Registration Statement are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements covered by their report included in the Community Registration Statement;

        (B) as of a specified date not more than five days prior to the date of delivery of such letter, there have been any changes in the capital stock, decreases in capital surplus or increases in debt of Community as compared with amounts shown in the balance sheet as of December 31, 2000 included in the Community Registration Statement, except in each case for such changes, increases or decreases which the Community Registration Statement discloses have occurred or may occur and except for such changes, decreases or increases as aforesaid which are immaterial; and

        (C) for the period from January 1, 2001 to such specified date, there were any decreases in the total or per share amounts of income before securities gains or losses or net income of Community as compared with the comparable period of the preceding year, except in each case for decreases which the Community Registration Statement discloses have occurred or may occur, and except for such decreases which are material.

    (l) The shares of Community Common Stock to be issued in the Merger shall have been authorized for listing on the American Stock Exchange.

    (m) The election of the officers and directors of Glen Rock to the positions with Peoples set forth in Section 3.1 shall become effective.

    (n) Community shall have been advised in writing by Price Waterhouse Coopers, L.L.P. on the Effective Date that the Merger should be treated as a pooling transaction for financial accounting purposes.

                                  ARTICLE IX

                                    Closing

  9.1 The transactions contemplated by this Agreement and the Bank Merger Agreement shall be consummated at a closing (the "Closing") to be held at the executive offices of Community at 10:00 a.m. on a date to be designated by Community, which date shall not be later than thirty (30) days after the receipt of all required Governmental Approvals and Glen Rock Shareholder approval and after the expiration of all applicable waiting periods with the Merger to be consummated in such order and after such intermediate steps as the parties hereto may agree. The Closing Date shall (unless otherwise provided) be the Effective Date.

  9.2 At the Closing, the opinions, certificates and other documents required to be delivered by this Agreement shall be delivered.

  9.3 At the Closing, Community and Glen Rock shall instruct their respective representatives to make or confirm such filings as shall be required in the opinion of counsel to Community to give effect to the Merger.

                                   ARTICLE X

                                   Expenses

  10.1 Each of the parties hereto agrees to pay, without right of reimbursement from the other party and whether or not the transactions contemplated by this Agreement shall be consummated, the costs incurred by it incident to the performance of its obligations under this Agreement, including, without limitation, costs incident to the preparation of this Agreement, the Community Registration Statement, the Prospectus and the Proxy Statement (including the audited financial statements of the parties contained therein) and to the consummation of the Merger and of the other transactions contemplated herein, including the fees and disbursements of counsel, accountants and consultants employed by such party in connection therewith.

                                  ARTICLE XI

              Indemnification; Directors' and Officers' Insurance

  11.1 From and after the Effective Date, Peoples agrees to indemnify and hold harmless each present and former director and officer of Glen Rock and each officer or employee of Glen Rock that is serving or has served as a director or trustee of another entity expressly at Glen Rock request or direction (the "Indemnified Parties"), against any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any and all claims, actions, suits, proceedings or investigations, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters arising out of or in connection with such party's position as, or actions taken as, a director or officer of Glen Rock or a subsidiary or director or trustee of another entity at the request or direction of Glen Rock, at or prior to the Effective Date, whether asserted or claimed prior to, at or after the Effective Date, to the fullest extent permitted by applicable law (and also advance expenses incurred to the fullest extent permitted by applicable law); provided, however, that Peoples shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. If such indemnity is determined not to be available as a matter of law with respect to any Indemnified Party, then Peoples and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits and other relevant equitable considerations.

  11.2 Any Indemnified Party wishing to claim indemnification under Section 11.1, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Peoples thereof, but the failure to so notify shall not relieve Peoples of any liability it may have to such Indemnified Party if such failure does not materially prejudice Community. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date): (i) Peoples shall have the right to assume the defense thereof and Peoples shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Community elects not to assume such defense, or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Peoples and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Peoples shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; (ii) the Indemnified Parties will cooperate in the defense of any such matter; and (iii) Peoples shall not be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld.

  11.3 For a period of six years after the Effective Date, Peoples shall use all reasonable efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Glen Rock (provided that Peoples may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous to such directors and officers) with respect to claims arising from facts or events which occurred before the Effective Date; provided, however, that in no event shall Peoples be obligated to expend, in order to maintain or provide insurance coverage pursuant to this
Section 11.3, any amount per annum in excess of one hundred fifty percent (150%) of the amount of the annual premiums paid as of the date hereof by Glen Rock for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Community shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

                                  ARTICLE XII

                                  Termination

  12.1 This Agreement may be terminated as follows:

    (a) By the mutual consent of the Board of Directors of both Community and Glen Rock at any time prior to the consummation of the Merger;

    (b) By the Board of Directors of Community on or after June 30, 2001, if
  (i) any of the conditions in Section 8.1 to which the obligations of Community are subject have not been fulfilled, or (ii) such conditions have been fulfilled or waived by Community but Glen Rock shall have failed to complete the Merger.

    (c) By the Board of Directors of Community if, in its reasonable opinion,
  (i) a material adverse change shall have occurred since September 30, 2000, in the business or financial condition of Glen Rock, or (ii) there has been failure on the part of Glen Rock to comply with its obligations under this Agreement, or any failure to comply with any condition set forth in Section 8.1.

    (d) By the Board of Directors of either party if there shall be pending or threatened any material action, proceeding or investigation before any court or administrative agency by any governmental agency or any other person challenging, or seeking material damages in connection with, the Merger.

    (e) By the Board of Directors of Glen Rock on or after June 30, 2001, if
  (i) any of the conditions contained in Section 8.2 to which the obligations of Glen Rock are subject have not been fulfilled (provided, however, that if Community is engaged at the time in litigation or an appeal procedure relating to an attempt to obtain one or more of the Government Approvals, such non-fulfillment shall not give Glen Rock the right to terminate this Agreement for an additional period of three months); or (ii) such conditions have been fulfilled or waived but Community shall have failed to complete the Merger.

    (f) By the Board of Directors of Glen Rock if, in its reasonable opinion,
  (i) a material adverse change shall have occurred since September 30, 2000, in the business or financial condition of Community or (ii) there has been a failure on the part of Community to comply with its obligations under this Agreement, or any failure to comply with any condition set forth in
  Section 8.2.

    (g) By the Board of Directors of Glen Rock if the Merger and this Agreement are not approved by the affirmative vote of Glen Rock shareholders having at least eighty (80%) percent of its capital stock, called pursuant to Section 6.2(e) of this Agreement; provided, that Community and Glen Rock may mutually agree to keep this Agreement in effect and to call an additional meeting of the shareholders of Glen Rock to obtain such shareholder approval.

    (h) By the Board of Directors of Glen Rock at any time during the ten-day period commencing two days after the Determination Date (as defined below), if both of the following conditions are satisfied:

      (1) the Average Closing Price (as defined below) shall be less than the product of 0.85 and the Starting Price; and

      (2) the number obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Community Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.15 from such quotient (such number being referred to herein as the "Index Ratio");

  If Glen Rock elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Community provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Community shall have the option of adjusting the Conversion Factor to equal a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 0.85, the Starting Price and the Conversion Factor (as then in effect) and the denominator of which is the Average Closing Price. If Community makes the election contemplated in this paragraph, within such five-day period it shall give prompt notice to Glen Rock of such election and the revised Conversion Factor, whereupon no termination shall have occurred pursuant to this Section 12.1(h), and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Factor shall have been adjusted), and any references in this Agreement to "Conversion Factor" shall thereafter be deemed to refer to the Conversion Factor as adjusted pursuant to this Section 12.1(h).

    (i) By the Board of Directors of Community at any time during the twenty-day period commencing two days after the Determination Date (as defined below), if the conditions in 12.1(i)(1) and 12.1(i)(2) are both satisfied, there has been no acquisition or merger of Community by or into another entity such that Community is not the surviving entity prior to the Effective Date, and there is no pending offer by Community to adjust the Conversion Factor pursuant to subparagraph 12.1(i)(3).

      (1) The Average Closing Price (as defined below) shall be greater than the product of 1.20 and the Starting Price; and

      (2) The Index Price on the Determination Date shall be greater than the product of 1.15 and the Index Price on the Starting Date.

      (3) If the conditions in subparagraphs 12.1(i)(1) and (2) are satisfied, Community may within the ten-day period commencing two days after the Determination Date provide notice to Glen Rock that it intends to offer to modify the Conversion Factor to equal a quotient (rounded to the nearest one-ten-thousandth), the numerator of which is the product of 1.20, the Starting Price and the Conversion Factor, and the denominator of which is the Average Closing Price. The Board of Directors of Glen Rock may accept such offer by providing notice of its acceptance to Community within five days of receiving notice of the offer from Community, whereupon Community shall no longer have the right to terminate this Agreement. If Glen Rock does not provide notice of acceptance within the period of time prescribed herein, the offer by Community shall no longer be deemed to be pending, and Community shall have the right to terminate this Agreement.

    (j) For purposes of Sections 12.1(h) and 12.1(i), the following terms shall have the meanings indicated:

      "Average Closing Price" means the average of the last reported sale prices per share of Community Common Stock as reported on the American Stock Exchange (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another mutually agreed upon authoritative source) for the 20 consecutive trading days on the American Stock Exchange ending at the close of trading on the Determination Date.

      "Determination Date" means the twenty-fifth business day prior to the Closing Date.

      "Index Group" means the group of each of the 15 bank holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, an announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that the common stock of any such company ceases to be publicly traded or any such announcement is made with respect to any such company, such company will be removed from the Index Group, and the weights (which have been determined based on the number of outstanding shares of common stock) redistributed proportionately for purposes of determining the Index Price. The 15 bank holding companies and the weights attributed to them are as follows:

     Bank Holding Company                                              Weighting
     --------------------                                              ---------
     S&T Bancorp, Inc. ...............................................  17.54%
     F.N.B. Corporation...............................................  16.21%
     National Penn Bancshares, Inc. ..................................  12.08%
     BT Financial Corporation.........................................  10.66%
     Harleysville National Corporation................................   9.29%
     Omega Financial Corporation......................................   8.69%
     Sterling Financial Corporation...................................   5.52%
     Sun Bancorp, Inc. ...............................................   3.23%
     PennRock Financial Services Corp. ...............................   3.08%
     Drovers Bancshares Corporation...................................   2.57%
     Main Street Bancorp, Inc. .......................................   2.52%
     First National Community Bancorp. ...............................   2.51%
     First Liberty Bank Corp. ........................................   2.40%
     USBANCORP, Inc. .................................................   1.87%
     Three Rivers Bancorp, Inc. ......................................   1.83%

      "Index Price" on a given date means the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies comprising the Index Group.

      "Starting Date" means November 7, 2000.

      "Starting Price" shall mean the last reported sale price per share of Community Common Stock on the Starting Date, as reported by the American Stock Exchange (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source).

      If any company belonging to the Index Group or Community declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the Starting Date and the Determination Date, the prices for the common stock of such company or Community shall be appropriately adjusted for the purposes of applying this Section.

  The power of termination hereunder may be exercised by Community and Glen Rock, as the case may be, only by giving written notice, signed on behalf of such party by its Chairman (or President) and Chief Executive Officer, to the other party.

  12.2 Termination of this Agreement shall not terminate or affect the obligations of the parties to pay expenses as provided in Section 10 and shall not affect any agreement after such termination.

                                 ARTICLE XIII

                                 Miscellaneous

  13.1 Any notice or other communication required or permitted under this Agreement or the Bank Merger Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by recognized overnight delivery service guaranteeing next day delivery, addressed as follows:

  If to Community:

    Community Banks, Inc.
    150 Market Square
    Millersburg, PA 17061

    Attention: Eddie L. Dunklebarger, President and CEO

  With a copy to:

    Mette, Evans & Woodside
    3401 North Front Street
    P. O. Box 5950
    Harrisburg, PA 17110-0950

    Attention: James A. Ulsh, Esquire

  If to Glen Rock:

    The Glen Rock State Bank
    P.O. Box 127
    Glen Rock, PA 17327

    Attention: Robert G. Coradi, President and CEO

  With a copy to:

    Reed Smith LLP
    213 Market Street
    Harrisburg, PA 17101

    Attention: Michael L. Hund, Esquire

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

  13.2 Community and any of its wholly-owned banking subsidiaries may, prior to the Effective Date of the Merger, consolidate with or merge with or into one or more other banks or bank holding companies so long as Community and its wholly-owned banking subsidiaries are the surviving corporations. The terms and conditions of this Agreement shall not be affected by such merger or consolidation, and the shareholders of Glen Rock shall receive the common stock of the surviving bank holding company.

  13.3 This Agreement is binding upon and is for the benefit of Community, Peoples, and Glen Rock and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement.

  13.4 All representations, warranties and covenants in this Agreement shall expire on, and be terminated and extinguished at the Effective Date other than covenants that by their terms are to survive or be performed after the Effective Date; provided, however, that in the event of the consummation of the Merger, no such representations, warranties or agreements shall be deemed to be terminated so as to deprive Community, Peoples, and Glen Rock (or any director, officer or controlling person of Community, Peoples, and Glen Rock) of any defense in law or in equity which otherwise would be available against the claims of any persons, including shareholders.

  13.5 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

  13.6 This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, Community, Peoples, and Glen Rock have each caused this Agreement to be signed by their respective Chief Executive Officers and their respective corporate seals to be hereunto affixed and attested by the signature of their respective Secretaries, assistant Secretaries, a Vice President or a Clerk, all as of the day and year first above written.

                                          Community Banks, Inc.

  /s/ Anthony Leo                              /s/ Eddie L. Dunklebarger
_____________________________________     By:__________________________________
    Asst. Secretary
                                                  President and Chief
                                                  Executive Officer

                                          The Peoples State Bank

  /s/ Anthony Leo                              /s/ Eddie L. Dunklebarger
_____________________________________     By:__________________________________
    Secretary
                                                  President and Chief
                                                  Executive Officer

                                          The Glen Rock State Bank

  /s/ Robert L. Williams                       /s/ Robert G. Coradi
_____________________________________     By:__________________________________
    Asst. Secretary
                                                  President and Chief
                                                  Executive Officer

                                                                      EXHIBIT A

                            STOCK OPTION AGREEMENT

  This Stock Option Agreement (the "Stock Option Agreement") is made and entered into as of November 7, 2000, by and between THE GLEN ROCK STATE BANK ("Seller") and COMMUNITY BANKS, INC. ("Buyer").

                                  Witnesseth:

  WHEREAS, Buyer and Seller propose to enter into an Agreement and Plan of Merger (the "Plan") of even date herewith, providing for, among other things, the merger of Seller with and into The Peoples State Bank, a wholly-owned banking subsidiary of Buyer (the "Merger"), pursuant to which each then outstanding share of Seller Common Stock, par value $2.00 per share (the "Shares"), would be converted into .900 of a share of Buyer Common Stock, par value $5.00 per share, subject to conditions in the Plan; and

  WHEREAS, to induce Buyer to enter into the Plan, Seller has agreed to grant Buyer the option set forth herein to purchase authorized but unissued shares of Seller Common Stock on the terms and subject to the conditions of this Stock Option Agreement.

  NOW, THEREFORE, in consideration of the premises and of the mutual agreements and provisions contained herein, the parties hereto agree as follows:

  1. Grant of Option. Seller hereby grants to Buyer an irrevocable option (the "Option") to purchase up to that number of shares of authorized but unissued shares of Seller Common Stock, which, when added to the number of shares of Seller Common Stock owned by Buyer at the time of the exercise of the option will represent 19.9% of the issued and outstanding shares of Seller Common Stock after exercise of the option, at a purchase price equal to the product of 0.85 and (.9 times the closing price of the buyer common stock of Community on the Starting Date, as defined in Article XII, section 12.1 of the Plan). Notwithstanding anything else in this Stock Option Agreement to the contrary, the number of shares of Seller Common Stock subject to the Option shall be reduced to such lesser number, if any, as may from time to time be necessary, but only for so long as may be necessary, to (a) cause Buyer not to (i) effect a control share acquisition as such term is defined for the purposes of Chapter 25, Subchapters G and I of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), or (ii) become a controlling person for purposes of Chapter 25, Subchapter E of the PBCL, (b) cause Buyer not to violate applicable provisions of the Bank Holding Company Act of 1956 and the rules and regulations promulgated thereunder (the "BHCA") or the Pennsylvania Banking Code of 1965 and the rules and regulations promulgated thereunder (the "Banking Code"), and (c) cause Buyer's percentage not to be affected by any increase in authorized capital as a result of the subsequent exercise of any subsequent stock options. So long as the option is outstanding and unexercised, Seller shall at all times maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock as may be necessary so that the option may be exercised, without any additional authorization of common stock, after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of common stock.

  2. Exercise of Options.

  (a) Subject to fulfillment of the conditions set forth in Subparagraph (b) hereof, the Option may be exercised by Buyer, in whole or in part, at any time or from time to time; provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect on the earlier of (i) on the Effective Date of the Merger, (ii) the time of termination of the Plan in accordance with its terms (other than a termination resulting from a willful breach by Seller of any representation, warranty or covenant contained therein or, following the occurrence of an event set forth in Subparagraph (b) hereof, failure of Seller's shareholders to approve the Merger by the vote required under applicable law), (iii) six (6) months after termination of the Plan due to a willful breach by Seller of any representation, warranty or covenant contained therein or (iv) six (6) months after the failure of Seller's shareholders to approve the Merger by the vote required under applicable law following the occurrence of an event set forth in Subparagraph (b) hereof; and provided further that any such exercise shall be subject to compliance with applicable provisions of law. In the event Buyer wishes to exercise the Option, Buyer shall give written notice (the "Notice") to Seller specifying the number of Shares it will purchase pursuant to said Notice and a place and date not later than 30 days from the date such Notice is given to Seller for the closing of such purchase; provided that, if prior notification to or approval of any federal or state regulatory agency is required in connection with all or part of such purchase, Buyer shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed. Notwithstanding the termination of the Option, Buyer shall be entitled to purchase Shares with respect to which it have given a Notice in accordance with the terms hereof prior to the termination of the Option. The rights of Buyer set forth in
Section 5 hereof shall not terminate when the rights to exercise the Option terminates as set forth herein, but shall extend to such time as provided in
Section 5.

  (b) The Option may be exercised if any of the following events shall have occurred and be continuing:

    (i) the making, other than by Buyer of any of its subsidiaries or affiliates, of a tender or exchange offer for at least 19.9% of the outstanding Shares.

    (ii) the acquisition, by any person or group of persons other than Buyer or any of its subsidiaries of affiliates or any presently existing shareholders of Seller (other than for bona fide arbitrage purposes), of beneficial ownership or the right to acquire beneficial ownership of 19.9% or more of the outstanding Shares (the terms "group" and "beneficial ownership" having the meanings assigned thereto in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder).

    (iii) the making by any person, other than Buyer or any of its subsidiaries or affiliates, by public announcement or communication to Seller, of a firm proposal to: (a) acquire Seller, by merger, consolidation, purchase of all or substantially all of its assets or other similar transactions; or (b) to make any such tender or exchange offer as is described in (i) above.

    (iv) the failure of Seller's shareholders to approve the Merger at a meeting called for such purpose if at the time of such meeting there has been an announcement by a person (other than Buyer) of an offer or proposal to acquire 19.9% or more of the Common Stock (before giving effect to any exercise of the Option), or to acquire, merge, or consolidate with Seller, or to purchase all or substantially all of Seller's assets.

  (c) Seller shall give prompt written notice to Buyer upon becoming aware of any of the events described in paragraphs (b)(i)(ii)(iii) or (iv) of this
Section 2. Prior to termination of this Option, Seller will not take, and will refrain from taking, any action which would have the effect of preventing or disabling Seller from delivering shares of Seller Common Stock to Buyer upon any exercise of the Option or otherwise performing its obligations under this Agreement.

  3. Payment of Purchase Price and Delivery of Certificates for Shares. At any closing hereunder, (a) Buyer shall make payment to Seller of the aggregate price for the Shares so purchased in immediately available funds by wire transfer to a bank designated in writing by Seller in an amount equal to the price per share set forth in Section 1 hereof times the number of shares to be purchased at such closing and (b) Seller will deliver to Buyer a duly executed certificate or certificates representing the number of Shares so purchased duly endorsed, or accompanied by a duly executed stock power, to Buyer or its designee.

  4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

  (a) Seller is a Pennsylvania state chartered banking institution duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

  (b) The execution and delivery of this Stock Option Agreement has been authorized by the Board of Directors of Seller and by all other necessary corporate action on the part of Seller. This Stock Option Agreement has been duly executed and delivered by Seller.

  (c) Seller has taken all necessary corporate action to authorize and reserve for issuance upon exercise of the Option, and, at all times from the date hereof until the obligation to deliver any shares of Seller Common Stock upon exercise of the Option terminates, will have reserved for issuance authorized but unissued Shares of Seller Common Stock necessary for Buyer to exercise the Option in full.

  (d) The Shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and non-assessable.

  (e) Neither the execution and delivery of this Stock Option Agreement nor the consummation of the transactions contemplated hereby will result in a breach or violation of, conflict with or constitute a default under, Seller's Articles of Incorporation or By-Laws, or any of the provisions of any indenture, agreement or other instrument to which Seller is a party or by which Seller is bound.

  5. Registration Rights. If sale or disposition of Seller's stock is subject to registration under the Securities Act of 1983 as amended, Seller shall, if requested by Buyer, as expeditiously as possible prepare and file a registration statement under the Securities Act of 1933, as amended, and shall use its best efforts to qualify under any applicable state securities laws if necessary in order to permit the sale or other disposition of any or all of the Shares that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Buyer at any time within one (1) year of the exercise of the Option. Seller shall use its best efforts to cause such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration effective for a period of not less than 270 days from the day such registration statement first becomes effective unless, in the written opinion of counsel to Seller, addressed to Buyer and which shall be satisfactory in form and substance to Buyer and its counsel, registration is not required for such proposed disposition by Buyer.

  6. Duties of the Corporation upon Registration If and whenever Seller is required by the provisions of Paragraph 5 of this Agreement to effect the registration of any of the Securities under the Securities Act, Seller shall:

    (a) prepare and file with the Securities and Exchange Commission (the "SEC") such amendments to the Registration Statement and supplements to the prospectus contained therein as may be necessary to keep the Registration Statement effective and current for the maximum period required under Paragraph 5 above;

    (b) furnish to Buyer and to the underwriters of the Securities being registered such reasonable number of copies of the Registration Statement, the preliminary prospectus and final prospectus contained therein, and such other documents as Buyer or such underwriters may reasonably request in order to facilitate the public offering of the Securities;

    (c) use its best efforts to register or qualify the Securities covered by the Registration Statement under the state securities or blue sky laws of such jurisdictions as Buyer or such underwriters may reasonably request, provided, that Seller shall not be required hereunder to submit to the jurisdiction of any state in which it has not previously been required to qualify to do business;

    (d) notify Buyer, promptly after Seller shall receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment to any prospectus forming a part of the Registration Statement has been filed;

    (e) notify Buyer promptly of any request by the SEC for the amending or supplementing of the Registration Statement or the prospectus contained therein or for additional information;

    (f) prepare and file with the SEC, promptly upon the request of Buyer, any amendments or supplements to the Registration Statement or the prospectus contained therein which, in the joint opinion of counsel for Seller and counsel for Buyer, are required under the Securities Act or the rules and regulations promulgated by the SEC thereunder in connection with the sale or other distribution of the Securities by Buyer;

    (g) prepare and promptly file with the SEC such amendments of or supplements to the Registration Statement or the prospectus contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or would omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

    (h) advise Buyer promptly after Seller shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

    (i) at the request of Buyer, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion or opinions of counsel for Seller for the purposes of such registration, addressed to the underwriters and to Buyer, covering such matters as such underwriters and Buyer may reasonably request and as are customarily covered by issuer's counsel at that time; and (ii) a letter or letters from the independent certified public accountants for Seller, addressed to the underwriters and to Buyer, covering such matters as such underwriters or Buyer may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of Seller included in the Registration Statement or any amendment or supplement thereto comply as to form in all material respects with the applicable accounting requirements of the Securities Acts.

  7. Expenses of Registration. With respect to the registration requested pursuant to Paragraph 5 of this Agreement, (a) Seller shall bear all registration, filing and NASD fees, printing and engraving expenses, fees and disbursements of its counsel and accountants and all legal fees and disbursements and other expenses of Seller to comply with state securities or blue sky laws of any jurisdiction in which the Securities to be offered are to be registered or qualified; and (b) Buyer shall bear all fees and disbursements of its counsel and accountants, underwriting discounts and commissions, transfer taxes for Buyer and any other expenses incurred by Buyer.

  8. Indemnification. In connection with any Registration Statement or any amendment or supplement thereto:

    (a) Seller shall indemnify and hold harmless Buyer, any underwriter (as defined in the Securities Act) for Buyer, and each person, if any, who controls Buyer or such underwriter (within the meaning of the Securities
  Act) from and against any and all loss, danger, liability, cost or expense to which Buyer or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Seller will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Buyer, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

    (b) buyer shall indemnify and hold harmless Seller, any underwriter (as defined in the Securities Act), and each person, if any, who controls Seller or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost or expense to which Seller or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by Buyer specifically for use in the preparation thereof.

    (c) Promptly after receipt by any party which is entitled to be indemnified, pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 8 of any claim in writing or of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to the provisions of subparagraph
  (a) and (b) of this Paragraph 8, promptly notify the indemnifying party of the receipt of such claim or notice of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may otherwise have to any indemnified party hereunder. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party or parties and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing any indemnified party, such indemnified party shall have the right to select separate counsel to participate in the defense of such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party, pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 8, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless
  (i) such indemnified party shall have employed separate counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party had authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

    (d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, any party entitled to indemnification by the terms thereof shall be entitled to obtain contribution with respect to its liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Buyer and Seller agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation even if the underwriters and Buyer as a group were considered a single entity for such purpose.

  9. Adjustment Upon Changes in Capitalization. In the event of any change in Seller Common Stock by reason of stock dividends, split-ups, recapitalization, mergers, combinations, conversions, exchanges of shares or other changes in the corporate or capital structure of Seller which could have the effect of diluting Buyer's rights hereunder, the number and kind of shares or securities subject to the Option and the purchase price therefor shall be adjusted appropriately and proportionately so as to eliminate the dilutive effect on Buyer's rights hereunder.

  10. Representations of Buyer. Buyer represents and warrants to Seller as follows:

    (a) Buyer is acquiring the Option, and any shares of Seller Common Stock which it may acquire upon exercise of the Option, for investment only and not with a view to distribution thereof; Buyer understands that the Option has not been, and such Shares may not be, registered under the Securities Act and that such Option and, if not so registered, such Shares may not be sold except in accordance with, or pursuant to an exemption under, such Act, subject, however, to Buyer's registration rights pursuant to Section 5 hereof.

    (b) This Stock Option agreement has been duly authorized by all necessary corporate action on the part of Buyer and has been duly executed and delivered by Buyer.

    (c) Buyer is a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power to enter into this Stock Option Agreement.

  11. Compliance With Laws. Nothing contained in this Stock Option agreement shall require Seller to take any action which would violate any statute, rule or regulation; provided, however, that except as otherwise specifically provided herein, Seller shall take all actions necessary or appropriate to permit it to comply (if compliance is feasible) with all applicable legal requirements necessary to perform this Stock Option Agreement is accordance with its terms.

  12. Severability. If any term, provisions, covenant or restriction contained in this Stock Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Stock Option Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determined that the Option will not permit the holder to acquire the full number of shares of Seller Common Stock provided in Section 1 hereof (as adjusted pursuant to Section 9 hereof), it is the express intention of Seller to allow the holder to acquire such lesser number of shares as may be permissible according to such court or regulatory agency, without any amendment or modification hereof.

  13. Agreement as to Voting. Buyer agrees that prior to the termination of the Plan in accordance with its terms, Buyer will vote any Shares acquired upon exercise of this Option in favor of the Plan.

  14. Listing; Filings and Consents. Upon exercise of the Option in whole or in part, Seller will use its best efforts promptly to have the shares of Seller Common Stock issued pursuant thereto authorized for quotation on the National Association of Securities Dealers Automated Quotation system, or, if at the time the Option is exercised the Seller Common Stock is listed on any stock exchange, to list such shares on such exchange, effective upon official notice of issuance. Buyer and Seller each will use its best efforts to make all filings with, and to obtain consent of, all third parties and government authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement.

  15. Assignment. Neither of the parties hereto may assign any of its rights or obligations hereunder to any person without the prior written consent of the other party, except that, in the event the Option becomes exercisable, Buyer may assign in whole or in part its rights and obligations hereunder to a wholly owned subsidiary of Buyer, which shall be likewise bound. Subject to the preceding sentence, this Stock Option Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly received if so given) if personally delivered, telecopied (with confirmation) or sent by registered or certified mail, postage prepaid, addressed to the respective parties as follows:

  If to Seller: The Glen Rock State Bank
                57-59 Main Street
                P.O. Box 127
                Glen Rock, PA 17327

                Attention: Robert G. Coradi, CEO

  If to Buyer:  Community Banks, Inc.
                150 Market Square
                P.O. Box 350
                Millersburg, PA 17061

                Attention: Eddie L. Dunklebarger, President and CEO

or to such other address as either party may have furnished to the other in writing in accordance herewith.

  17. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

  18. Specific Performance. The parties hereto acknowledge that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by Buyer in the event this Agreement is breached. Therefore, Seller agrees that Buyer may obtain specific performance of this Agreement and injunctive relief against any breach hereof.

  19. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

  20. Definitions. Capitalized terms defined in the Plan and used herein shall have the same meanings as the Plan.

  IN WITNESS WHEREOF, this Stock Option Agreement has been executed by duly authorized officers of each of the parties hereto all as of the day and year first above written.

                                          SELLER:
                                          The Glen Rock State Bank

/s/ Robert L. Williams                    By: /s/ Robert G. Coradi
 __________________________                  __________________________________
Witness

                                          BUYER:
                                          Community Banks, Inc.

/s/ Anthony Leo                           By: /s/ Eddie L. Dunklebarger
 __________________________                  __________________________________
Witness

                                                                      EXHIBIT B

                             Glen Rock State Bank

                                                                         , 2000

Community Banks, Inc.
150 Market Square
P.O. Box 350
Millersburg, PA 17061

Gentlemen:

  The undersigned understands that Community Banks, Inc. ("CBI") has entered or is about to enter into an Agreement and Plan of Merger (the "Merger Agreement") with The Glen Rock State Bank ("Glen Rock"). The Merger Agreement provides for the merger of Glen Rock into The Peoples State Bank ("Peoples"), a wholly owned subsidiary of CBI (the "Merger") and the conversion of outstanding shares of Glen Rock's Common Stock into CBI Common Stock at the conversion factor set forth therein.

  In order to induce CBI to enter into and to consummate the Merger Agreement, and intending to be legally bound hereby, the undersigned represents, warrants and agrees that at the Glen Rock Shareholders' Meeting contemplated by the Merger Agreement and any adjournment thereof the undersigned will, in person or by proxy, vote or cause to be voted in favor of the Merger Agreement and the Merger all shares of Glen Rock Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interest, jointly with other persons, as well as (to the extent of the undersigned's proportionate voting interest) any other shares of Glen Rock Common Stock over which the undersigned may hereafter acquire beneficial ownership in such capacities (collectively, the "Shares"). Subject to the final paragraph of this agreement, the undersigned further agrees that he will use his best efforts to cause any other shares of Glen Rock Common Stock over which he has or shares voting power to be voted in favor of the Merger Agreement and the Merger.

  The undersigned further represents, warrants and agrees that until the earlier of (i) the consummation of the Merger, or (ii) the termination of the Merger Agreement in accordance with their terms, the undersigned will not, directly or indirectly:

    (a) vote any of the Shares, or cause or permit any of the Shares to be voted, in favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving Glen Rock which would have the effect of any person other than CBI or an affiliate of CBI acquiring control over Glen Rock or any substantial portion of the assets of Glen Rock. As used herein, the term "control" means (1) the ability to direct the voting of 10% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions, or
  (2) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement, or understanding or otherwise.

    (b) sell or otherwise transfer any of the Shares or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer or similar proposal made by any person other than CBI or an affiliate of CBI, (ii) to any person seeking to obtain control of Glen Rock or any substantial portion of the assets of Glen Rock or any of its subsidiaries or to any other person (other than CBI or an affiliate) under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control, or (iii) for the principal purpose of avoiding the obligation of the undersigned under this agreement.

  It is understood and agreed that this agreement relates solely to the capacity of the undersigned as a shareholder or other beneficial owner of the Shares and is not in any way intended to affect the exercise by the undersigned of the undersigned's responsibilities as a director or officer of Glen Rock. It is further understood and agreed that the term "Shares" shall not include any securities beneficially owned by the undersigned as a trustee or fiduciary, and that this agreement is not in any way intended to affect the exercise by the undersigned of the undersigned's fiduciary responsibility in respect of any such securities.

                                          Very truly yours,

                                          __________________________________

Accepted and Agreed to:
Community Banks, Inc.

By:
  _____________________________

                                                                      EXHIBIT C

                   AMENDMENT TO CHANGE-IN-CONTROL AGREEMENT

  This Agreement is made effective as of this    day of      , 2000, by and
between The Glen Rock State Bank (the "Bank"), a Pennsylvania state-chartered bank, with its principal office at 57-59 Main Street, Glen Rock, Pennsylvania and J. Scott Sturgill (the "Executive").

  Whereas, Bank and Executive entered a Change-in-Control Agreement ("Original Agreement") on or about February 16, 2000;

  Whereas, Bank and Executive wish to amend the Original Agreement in connection with an anticipated merger of the Bank with Peoples State Bank ("Merger");

  Now Therefore, intending to be legally bound hereby, the parties hereto agree as follows:

  1. No Voluntary Termination Before Merger. The parties agree to modify the Original Agreement to provide that the Bank shall not be obligated to pay the Termination Benefits following a Change in Control provided for in the Original Agreement in the event that Executive voluntarily terminates his employment with Bank prior to the Effective Date of the Merger, unless prior to the Effective Date Bank takes one of the adverse actions against Executive that are enumerated in paragraph 1 of the Original Agreement and such adverse action does not constitute a Termination for Cause as defined in the Original Agreement. The intent of this paragraph is to induce Executive to remain in the employ of Bank at least through the Effective Date of the Merger. For purposes of this paragraph, "Change in Control" shall have the same meaning as in the Original Agreement. The term "Effective Date" shall have the same meaning as in that certain Agreement and Plan of Merger executed by Bank, Community Banks, Inc. and Peoples State Bank on November , 2000.

  2. Term of Original Agreement. The parties agree that if the Merger occurs, the term of the Original Agreement shall end upon the earlier of February , 2003, the termination of Executive's employment pursuant to the terms of the Original Agreement or any further modification of the Original Agreement to which Executive and Bank's successor in interest may agree, without any further notice from Bank and notwithstanding the notice provisions in paragraph 1 of the Original Agreement.

  3. No Other Modifications. All terms and provisions in the Original Agreement not modified by this Modification of Change-in-Control Agreement shall remain in full force and effect.

ATTEST                                    THE GLEN ROCK STATE BANK


                                          By:
_____________________________                __________________________________

WITNESS                                   EXECUTIVE


_____________________________                __________________________________
                                                     J. Scott Sturgill

                   AMENDMENT TO CHANGE-IN-CONTROL AGREEMENT

  This Agreement is made effective as of this    day of      , 2000, by and
between The Glen Rock State Bank (the "Bank"), a Pennsylvania state-chartered bank, with its principal office at 57-59 Main Street, Glen Rock, Pennsylvania and Robert G. Coradi (the "Executive").

  Whereas, Bank and Executive entered a Change-in-Control Agreement ("Original Agreement") on or about December 18, 1998;

  Whereas, Bank and Executive wish to amend the Original Agreement in connection with an anticipated merger of the Bank with Peoples State Bank ("Merger");

  Now Therefore, intending to be legally bound hereby, the parties hereto agree as follows:

  1. No Voluntary Termination Before Merger. The parties agree to modify the Original Agreement to provide that the Bank shall not be obligated to pay the Termination Benefits following a Change in Control provided for in the Original Agreement in the event that Executive voluntarily terminates his employment with Bank prior to the Effective Date of the Merger, unless prior to the Effective Date Bank takes one of the adverse actions against Executive that are enumerated in paragraph 1 of the Original Agreement and such adverse action does not constitute a Termination for Cause as defined in the Original Agreement. The intent of this paragraph is to induce Executive to remain in the employ of Bank at least through the Effective Date of the Merger. For purposes of this paragraph, "Change in Control" shall have the same meaning as in the Original Agreement. The term "Effective Date" shall have the same meaning as in that certain Agreement and Plan of Merger executed by Bank, Community Banks, Inc. and Peoples State Bank on November , 2000.

  2. Term of Original Agreement. The parties agree that if the Merger occurs, the term of the Original Agreement shall end upon the earlier of December 18, 2003, the termination of Executive's employment pursuant to the terms of the Original Agreement or any further modification of the Original Agreement to which Executive and Bank's successor in interest may agree, without any further notice from Bank and notwithstanding the notice provisions in paragraph 1 of the Original Agreement.

  3. No Other Modifications. All terms and provisions in the Original Agreement not modified by this Modification of Change-in-Control Agreement shall remain in full force and effect.

ATTEST                                    THE GLEN ROCK STATE BANK


                                          By:
_____________________________                __________________________________

WITNESS                                   EXECUTIVE


_____________________________                __________________________________
                                                     Robert G. Coradi

                                  APPENDIX B
                   OPINION OF INDEPENDENT FINANCIAL ADVISOR

                                                        BERWIND FINANCIAL, L.P.
                                                             Investment Banking

February 7, 2001

Board of Directors
The Glen Rock State Bank
57-59 Main Street
P.O. Box 127
Glen Rock, Pennsylvania 17327

Members of the Board:

  You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of the common stock (the "Shares") of The Glen Rock State Bank ("Glen Rock") of the exchange ratio in the proposed merger by and between Glen Rock and Community Banks, Inc. ("Community"). The terms of the proposed merger (the "Proposed Merger") by and between Community and Glen Rock are set forth in the Agreement and Plan of Merger dated as of November 7, 2000 (the "Merger Agreement") and provide that each Share will be converted into the right to receive .90 shares of common stock of Community (the "Exchange Ratio"), subject to adjustment in certain circumstances, with cash paid in lieu of any fractional shares.

  Berwind Financial, L.P., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements and valuations for various other purposes, and in the determination of adequate consideration in such transactions.

  In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performance, current financial position and general prospects of Glen Rock and Community and reviewed certain internal financial analyses and forecasts prepared by the management of Glen Rock and Community,
(ii) reviewed the Merger Agreement, (iii) reviewed and analyzed the stock market performance of Glen Rock and Community, (iv) studied and analyzed the consolidated financial and operating data of Glen Rock and Community, (v) considered the terms and conditions of the Proposed Merger between Glen Rock and Community as compared with the terms and conditions of comparable bank, bank holding company and financial holding company mergers and acquisitions,
(vi) met and/or communicated with certain members of Glen Rock's and Community's senior management to discuss their respective operations, historical financial statements and future prospects, (vii) reviewed this proxy statement/prospectus and (viii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

  Our opinion is given in reliance on information and representations made or given by Glen Rock and Community, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by Glen Rock and Community including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning Glen Rock and Community nor other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. We have not conducted any valuation or appraisal of any assets or liabilities of Glen Rock or Community, nor have any valuations or appraisals been provided to us. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

  With regard to financial and other information relating to the general prospects of Glen Rock or Community, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgment of the management of Glen Rock and Community as to their most likely future performance and the cost savings and other potential synergies (including the amount, timing and achievability thereof) anticipated to result from the Proposed Merger. For Glen Rock and Community, we have assumed the allowance for loan losses indicated on the balance sheets of each entity is adequate to cover such losses; we have not reviewed credit files of either Glen Rock or Community. Also, in rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Proposed Merger no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Proposed Merger to Glen Rock or Community.

  Our opinion is based upon information provided to us by the management of Glen Rock and Community, as well as market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof and speaks to no other period. Our opinion pertains only to the Exchange Ratio to the holders of Shares in the Proposed Merger, is for the information of Glen Rock's Board of Directors in connection with its evaluation of the Proposed Merger and does not constitute a recommendation to the Board of Glen Rock and does not constitute a recommendation to Glen Rock shareholders as to how such shareholders should vote on the Proposed Merger. We are not expressing any opinion as to the actual value of Community common stock when issued pursuant to the Proposed Merger or the prices at which Community common stock will trade subsequent to the Proposed Merger.

  Based on the foregoing, it is our opinion that, as of the date hereof that the Exchange Ratio is fair, from a financial point of view, to the holders of Shares.

                                          Sincerely,

                                          BERWIND FINANCIAL, L.P.

                        APPENDIX C--DISSENTERS' RIGHTS
          Subchapter 15D of the Pennsylvania Business Corporation Law

(S) 1571. Application and effect of subchapter

  (a) General rule.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

  Section 1906(c) (relating to dissenters rights upon special treatment).
  Section 1930 (relating to dissenters rights).
  Section 1931(d) (relating to dissenters rights in share exchanges).
  Section 1932(c) (relating to dissenters rights in asset transfers).
  Section 1952(d) (relating to dissenters rights in division).
  Section 1962(c) (relating to dissenters rights in conversion).
  Section 2104(b) (relating to procedure).
  Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
  Section 2325(b) (relating to minimum vote requirement).
  Section 2704(c) (relating to dissenters rights upon election).
  Section 2705(d) (relating to dissenters rights upon renewal of election).
  Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
  Section 7104(b)(3) (relating to procedure).

  (b) Exceptions.--

  (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

    (i) listed on a national securities exchange; or

    (ii) held of record by more than 2,000 shareholders;

  shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

  (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

    (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

    (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

    (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

  (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

  (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

  (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

    (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

    (2) a copy of this subchapter.

  (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

  (f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

  (g) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

(S) 1572. Definitions

  The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

    "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

    "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

    "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

    "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

(S) 1573. Record and beneficial holders and owners

  (a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

  (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

(S) 1574. Notice of intention to dissent

  If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

(S) 1575. Notice to demand payment

  (a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

    (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

    (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

    (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

    (4) Be accompanied by a copy of this subchapter.

  (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

(S) 1576. Failure to comply with notice to demand payment, etc.

  (a) Effect of failure of shareholder to act.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

  (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

  (c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

(S) 1577. Release of restrictions or payment for shares

  (a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

  (b) Renewal of notice to demand payment.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

  (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

    (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

    (2) A statement of the corporation's estimate of the fair value of the shares.

    (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

  (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

(S) 1578. Estimate by dissenter of fair value of shares

  (a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

  (b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

(S) 1579. Valuation proceedings generally

  (a) General rule.--Within 60 days after the latest of:

    (1) effectuation of the proposed corporate action;

    (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

    (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

  if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

  (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

  (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

  (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

  (e) Effect of corporation's failure to file application.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

(S) 1580. Costs and expenses of valuation proceedings

  (a) General rule.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

  (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

  (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                      APPENDIX D--STOCK OPTION AGREEMENT

                            STOCK OPTION AGREEMENT

  This Stock Option Agreement (the "Stock Option Agreement") is made and entered into as of November 7, 2000, by and between THE GLEN ROCK STATE BANK ("Seller") and COMMUNITY BANKS, INC. ("Buyer").

                             W I T N E S S E T H:

  Whereas, Buyer and Seller propose to enter into an Agreement and Plan of Merger (the "Plan") of even date herewith, providing for, among other things, the merger of Seller with and into The Peoples State Bank, a wholly-owned banking subsidiary of Buyer (the "Merger"), pursuant to which each then outstanding share of Seller Common Stock, par value $2.00 per share (the "Shares"), would be converted into .900 of a share of Buyer Common Stock, par value $5.00 per share, subject to conditions in the Plan; and

  Whereas, to induce Buyer to enter into the Plan, Seller has agreed to grant Buyer the option set forth herein to purchase authorized but unissued shares of Seller Common Stock on the terms and subject to the conditions of this Stock Option Agreement.

  Now, Therefore, in consideration of the premises and of the mutual agreements and provisions contained herein, the parties hereto agree as follows:

  1. Grant of Option. Seller hereby grants to Buyer an irrevocable option (the "Option") to purchase up to that number of shares of authorized but unissued shares of Seller Common Stock, which, when added to the number of shares of Seller Common Stock owned by Buyer at the time of the exercise of the option will represent 19.9% of the issued and outstanding shares of Seller Common Stock after exercise of the option, at a purchase price equal to the product of 0.85 and (.9 times the closing price of the buyer common stock of Community on the Starting Date, as defined in Article XII, section 12.1 of the Plan). Notwithstanding anything else in this Stock Option Agreement to the contrary, the number of shares of Seller Common Stock subject to the Option shall be reduced to such lesser number, if any, as may from time to time be necessary, but only for so long as may be necessary, to (a) cause Buyer not to (i) effect a control share acquisition as such term is defined for the purposes of Chapter 25, Subchapters G and I of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), or (ii) become a controlling person for purposes of Chapter 25, Subchapter E of the PBCL, (b) cause Buyer not to violate applicable provisions of the Bank Holding Company Act of 1956 and the rules and regulations promulgated thereunder (the "BHCA") or the Pennsylvania Banking Code of 1965 and the rules and regulations promulgated thereunder (the "Banking Code"), and (c) cause Buyer's percentage not to be affected by any increase in authorized capital as a result of the subsequent exercise of any subsequent stock options. So long as the option is outstanding and unexercised, Seller shall at all times maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock as may be necessary so that the option may be exercised, without any additional authorization of common stock, after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of common stock.

  2. Exercise of Options.

  (a) Subject to fulfillment of the conditions set forth in Subparagraph (b) hereof, the Option may be exercised by Buyer, in whole or in part, at any time or from time to time; provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect on the earlier of (i) on the Effective Date of the Merger, (ii) the time of termination of the Plan in accordance with its terms (other than a termination resulting from a willful breach by Seller of any representation, warranty or covenant contained therein or, following the occurrence of an event set forth in Subparagraph (b) hereof, failure of Seller's shareholders to approve the Merger by the vote required under applicable law), (iii) six (6) months after termination of the Plan due to a willful breach by Seller of any representation, warranty or covenant contained therein or (iv) six (6) months after the failure of Seller's shareholders to approve the Merger by the vote required under applicable law following the occurrence of an event set forth in Subparagraph (b) hereof; and provided further that any such exercise shall be subject to compliance with applicable provisions of law. In the event Buyer wishes to exercise the Option, Buyer shall give written notice (the "Notice") to Seller specifying the number of Shares it will purchase pursuant to said Notice and a place and date not later than 30 days from the date such Notice is given to Seller for the closing of such purchase; provided that, if prior notification to or approval of any federal or state regulatory agency is required in connection with all or part of such purchase, Buyer shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed. Notwithstanding the termination of the Option, Buyer shall be entitled to purchase Shares with respect to which it have given a Notice in accordance with the terms hereof prior to the termination of the Option. The rights of Buyer set forth in
Section 5 hereof shall not terminate when the rights to exercise the Option terminates as set forth herein, but shall extend to such time as provided in
Section 5.

  (b) The Option may be exercised if any of the following events shall have occurred and be continuing:

    (i) the making, other than by Buyer of any of its subsidiaries or affiliates, of a tender or exchange offer for at least 19.9% of the outstanding Shares.

    (ii) the acquisition, by any person or group of persons other than Buyer or any of its subsidiaries of affiliates or any presently existing shareholders of Seller (other than for bona fide arbitrage purposes), of beneficial ownership or the right to acquire beneficial ownership of 19.9% or more of the outstanding Shares (the terms "group" and "beneficial ownership" having the meanings assigned thereto in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder).

    (iii) the making by any person, other than Buyer or any of its subsidiaries or affiliates, by public announcement or communication to Seller, of a firm proposal to: (a) acquire Seller, by merger, consolidation, purchase of all or substantially all of its assets or other similar transactions; or (b) to make any such tender or exchange offer as is described in (i) above.

    (iv) the failure of Seller's shareholders to approve the Merger at a meeting called for such purpose if at the time of such meeting there has been an announcement by a person (other than Buyer) of an offer or proposal to acquire 19.9% or more of the Common Stock (before giving effect to any exercise of the Option), or to acquire, merge, or consolidate with Seller, or to purchase all or substantially all of Seller's assets.

  (c) Seller shall give prompt written notice to Buyer upon becoming aware of any of the events described in paragraphs (b)(i)(ii)(iii) or (iv) of this
Section 2. Prior to termination of this Option, Seller will not take, and will refrain from taking, any action which would have the effect of preventing or disabling Seller from delivering shares of Seller Common Stock to Buyer upon any exercise of the Option or otherwise performing its obligations under this Agreement.

  3. Payment of Purchase Price and Delivery of Certificates for Shares. At any closing hereunder, (a) Buyer shall make payment to Seller of the aggregate price for the Shares so purchased in immediately available funds by wire transfer to a bank designated in writing by Seller in an amount equal to the price per share set forth in Section 1 hereof times the number of shares to be purchased at such closing and (b) Seller will deliver to Buyer a duly executed certificate or certificates representing the number of Shares so purchased duly endorsed, or accompanied by a duly executed stock power, to Buyer or its designee.

  4. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

    (a) Seller is a Pennsylvania state chartered banking institution duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

    (b) The execution and delivery of this Stock Option Agreement has been authorized by the Board of Directors of Seller and by all other necessary corporate action on the part of Seller. This Stock Option Agreement has been duly executed and delivered by Seller.

    (c) Seller has taken all necessary corporate action to authorize and reserve for issuance upon exercise of the Option, and, at all times from the date hereof until the obligation to deliver any shares of Seller Common Stock upon exercise of the Option terminates, will have reserved for issuance authorized but unissued Shares of Seller Common Stock necessary for Buyer to exercise the Option in full.

    (d) The Shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and non-assessable.

    (e) Neither the execution and delivery of this Stock Option Agreement nor the consummation of the transactions contemplated hereby will result in a breach or violation of, conflict with or constitute a default under, Seller's Articles of Incorporation or By-Laws, or any of the provisions of any indenture, agreement or other instrument to which Seller is a party or by which Seller is bound.

  5. Registration Rights. If sale or disposition of Seller's stock is subject to registration under the Securities Act of 1983 as amended, Seller shall, if requested by Buyer, as expeditiously as possible prepare and file a registration statement under the Securities Act of 1933, as amended, and shall use its best efforts to qualify under any applicable state securities laws if necessary in order to permit the sale or other disposition of any or all of the Shares that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Buyer at any time within one (1) year of the exercise of the Option. Seller shall use its best efforts to cause such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration effective for a period of not less than 270 days from the day such registration statement first becomes effective unless, in the written opinion of counsel to Seller, addressed to Buyer and which shall be satisfactory in form and substance to Buyer and its counsel, registration is not required for such proposed disposition by Buyer.

  6. Duties of the Corporation upon Registration. If and whenever Seller is required by the provisions of Paragraph 5 of this Agreement to effect the registration of any of the Securities under the Securities Act, Seller shall:

    (a) prepare and file with the Securities and Exchange Commission (the "SEC") such amendments to the Registration Statement and supplements to the prospectus contained therein as may be necessary to keep the Registration Statement effective and current for the maximum period required under Paragraph 5 above;

    (b) furnish to Buyer and to the underwriters of the Securities being registered such reasonable number of copies of the Registration Statement, the preliminary prospectus and final prospectus contained therein, and such other documents as Buyer or such underwriters may reasonably request in order to facilitate the public offering of the Securities;

    (c) use its best efforts to register or qualify the Securities covered by the Registration Statement under the state securities or blue sky laws of such jurisdictions as Buyer or such underwriters may reasonably request, provided, that Seller shall not be required hereunder to submit to the jurisdiction of any state in which it has not previously been required to qualify to do business;

    (d) notify Buyer, promptly after Seller shall receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment to any prospectus forming a part of the Registration Statement has been filed;

    (e) notify Buyer promptly of any request by the SEC for the amending or supplementing of the Registration Statement or the prospectus contained therein or for additional information;

    (f) prepare and file with the SEC, promptly upon the request of Buyer, any amendments or supplements to the Registration Statement or the prospectus contained therein which, in the joint opinion of counsel for Seller and counsel for Buyer, are required under the Securities Act or the rules and regulations promulgated by the SEC thereunder in connection with the sale or other distribution of the Securities by Buyer;

    (g) prepare and promptly file with the SEC such amendments of or supplements to the Registration Statement or the prospectus contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which such prospectus as then in effect would include an untrue statement of a material fact or would omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

    (h) advise Buyer promptly after Seller shall receive notice or obtain knowledge of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

    (i) at the request of Buyer, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion or opinions of counsel for Seller for the purposes of such registration, addressed to the underwriters and to Buyer, covering such matters as such underwriters and Buyer may reasonably request and as are customarily covered by issuer's counsel at that time; and (ii) a letter or letters from the independent certified public accountants for Seller, addressed to the underwriters and to Buyer, covering such matters as such underwriters or Buyer may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of Seller included in the Registration Statement or any amendment or supplement thereto comply as to form in all material respects with the applicable accounting requirements of the Securities Acts.

  7. Expenses of Registration. With respect to the registration requested pursuant to Paragraph 5 of this Agreement, (a) Seller shall bear all registration, filing and NASD fees, printing and engraving expenses, fees and disbursements of its counsel and accountants and all legal fees and disbursements and other expenses of Seller to comply with state securities or blue sky laws of any jurisdiction in which the Securities to be offered are to be registered or qualified; and (b) Buyer shall bear all fees and disbursements of its counsel and accountants, underwriting discounts and commissions, transfer taxes for Buyer and any other expenses incurred by Buyer.

  8. Indemnification. In connection with any Registration Statement or any amendment or supplement thereto:

    (a) Seller shall indemnify and hold harmless Buyer, any underwriter (as defined in the Securities Act) for Buyer, and each person, if any, who controls Buyer or such underwriter (within the meaning of the Securities
  Act) from and against any and all loss, danger, liability, cost or expense to which Buyer or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Seller will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Buyer, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

    (b) Buyer shall indemnify and hold harmless Seller, any underwriter (as defined in the Securities Act), and each person, if any, who controls Seller or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost or expense to which Seller or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by Buyer specifically for use in the preparation thereof.

    (c) Promptly after receipt by any party which is entitled to be indemnified, pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 8 of any claim in writing or of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to the provisions of subparagraph
  (a) and (b) of this Paragraph 8, promptly notify the indemnifying party of the receipt of such claim or notice of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may otherwise have to any indemnified party hereunder. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party or parties and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing any indemnified party, such indemnified party shall have the right to select separate counsel to participate in the defense of such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party, pursuant to the provisions of subparagraph (a) or (b) of this Paragraph 8, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless
  (i) such indemnified party shall have employed separate counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party had authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

    (d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, any party entitled to indemnification by the terms thereof shall be entitled to obtain contribution with respect to its liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Buyer and Seller agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation even if the underwriters and Buyer as a group were considered a single entity for such purpose.

  9. Adjustment Upon Changes in Capitalization. In the event of any change in Seller Common Stock by reason of stock dividends, split-ups, recapitalization, mergers, combinations, conversions, exchanges of shares or other changes in the corporate or capital structure of Seller which could have the effect of diluting Buyer's rights hereunder, the number and kind of shares or securities subject to the Option and the purchase price therefor shall be adjusted appropriately and proportionately so as to eliminate the dilutive effect on Buyer's rights hereunder.

  10. Representations of Buyer. Buyer represents and warrants to Seller as follows:

    (a) Buyer is acquiring the Option, and any shares of Seller Common Stock which it may acquire upon exercise of the Option, for investment only and not with a view to distribution thereof; Buyer understands that the Option has not been, and such Shares may not be, registered under the Securities Act and that such Option and, if not so registered, such Shares may not be sold except in accordance with, or pursuant to an exemption under, such Act, subject, however, to Buyer's registration rights pursuant to Section 5 hereof.

    (b) This Stock Option agreement has been duly authorized by all necessary corporate action on the part of Buyer and has been duly executed and delivered by Buyer.

    (c) Buyer is a corporation in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power to enter into this Stock Option Agreement.

  11. Compliance With Laws. Nothing contained in this Stock Option agreement shall require Seller to take any action which would violate any statute, rule or regulation; provided, however, that except as otherwise specifically provided herein, Seller shall take all actions necessary or appropriate to permit it to comply (if compliance is feasible) with all applicable legal requirements necessary to perform this Stock Option Agreement is accordance with its terms.

  12. Severability. If any term, provisions, covenant or restriction contained in this Stock Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Stock Option Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determined that the Option will not permit the holder to acquire the full number of shares of Seller Common Stock provided in Section 1 hereof (as adjusted pursuant to Section 9 hereof), it is the express intention of Seller to allow the holder to acquire such lesser number of shares as may be permissible according to such court or regulatory agency, without any amendment or modification hereof.

  13. Agreement as to Voting. Buyer agrees that prior to the termination of the Plan in accordance with its terms, Buyer will vote any Shares acquired upon exercise of this Option in favor of the Plan.

  14. Listing; Filings and Consents. Upon exercise of the Option in whole or in part, Seller will use its best efforts promptly to have the shares of Seller Common Stock issued pursuant thereto authorized for quotation on the National Association of Securities Dealers Automated Quotation system, or, if at the time the Option is exercised the Seller Common Stock is listed on any stock exchange, to list such shares on such exchange, effective upon official notice of issuance. Buyer and Seller each will use its best efforts to make all filings with, and to obtain consent of, all third parties and government authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement.

  15. Assignment. Neither of the parties hereto may assign any of its rights or obligations hereunder to any person without the prior written consent of the other party, except that, in the event the Option becomes exercisable, Buyer may assign in whole or in part its rights and obligations hereunder to a wholly owned subsidiary of Buyer, which shall be likewise bound. Subject to the preceding sentence, this Stock Option Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  16. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly received if so given) if personally delivered, telecopied (with confirmation) or sent by registered or certified mail, postage prepaid, addressed to the respective parties as follows:

    If to         The Glen Rock State Bank
    Seller:       57-59 Main Street
                  P.O. Box 127
                  Glen Rock, PA 17327

                  Attention: Robert G. Coradi, CEO

    If to         Community Banks, Inc.
    Buyer:        150 Market Square
                  P.O. Box 350
                  Millersburg, PA 17061

                  Attention: Eddie L. Dunklebarger, President and CEO

or to such other address as either party may have furnished to the other in writing in accordance herewith.

  17. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

  18. Specific Performance. The parties hereto acknowledge that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by Buyer in the event this Agreement is breached. Therefore, Seller agrees that Buyer may obtain specific performance of this Agreement and injunctive relief against any breach hereof.

  19. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

  20. Definitions. Capitalized terms defined in the Plan and used herein shall have the same meanings as the Plan.

  In Witness Whereof, this Stock Option Agreement has been executed by duly authorized officers of each of the parties hereto all as of the day and year first above written.

                                          SELLER:

                                          THE GLEN ROCK STATE BANK

  /s/ Robert L. Williams                  By: /s/ Robert G. Coradi
  __________________________________         ______________________________
  Witness

                                          BUYER:

                                          COMMUNITY BANKS, INC.

  /s/ Anthony Leo                         By: /s/ Eddie L. Dunklebarger
  __________________________________         ______________________________
  Witness

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. Indemnification of Directors and Officers.

  Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") provide that a business corporation may indemnify directors and officers against liability they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the Corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in the settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the Corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Under Section 1743 of the BCL, the Corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Under Section 1745 of the BCL, a corporation may pay the expenses of a director or officer incurred in defending an action or proceeding in advance of the final amounts advanced unless it is ultimately determined that such person is entitled to indemnification from the corporation. Article 12 of Community's Articles of Incorporation and Article 20 of Community's Bylaws provide indemnification of directors, officers and other agents of Community and advancement of expenses to the extent otherwise permitted by the BCL.

  Section 1746 of the BCL grants a corporation broad authority to indemnify is directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted wilful misconduct or recklessness. Article 12 of Community's Articles of Incorporation provides that the Corporation indemnify any and all persons whom it shall have the power to indemnify for and against any and all expenses, liabilities or other matters for which indemnification is permitted by applicable laws.

  Article 20 of Community's Bylaws conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in Section 1744 of the BCL, by Community's directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in Section 1741 or 1742 of the BCL, as applicable.

  As authorized by Section 1747 of the BCL and Article XIV, Community maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Community for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by Community.

ITEM 21. Exhibits and Financial Statement Schedules.

  (a) Exhibits.

     (2)    Agreement and Plan of Reorganization, dated November 7, 2000, among
            Community Banks, Inc.; The Peoples State Bank; and The Glen Rock
            State Bank is Appendix A to the Joint Proxy Statement/Prospectus included in Part I of this Registration Statement.

     (3)(a) Articles of Incorporation of Community--Incorporated by reference to Exhibit 3(a) and of Community's Form S-2 (Amendment 2) dated May
            13, 1987 (Registration No. 2-0-8732).

     (3)(b) Bylaws of Community--Incorporated by reference to Exhibit 3(b) and of Community's Form S-2 (Amendment 2) dated May 13, 1987
            (Registration No. 2-0-8732).

     (5)    Opinion re Legality--Opinion of Mette, Evans & Woodside

     (8)     Opinion re Tax Matters--Opinion of Mette, Evans & Woodside

     (13.1)  Community's Annual Report on Form 10-K for the year ended December
             31, 1999--Incorporated by reference in the Joint Proxy
             Statement/Prospectus included in Part I of this Registration
             Statement.

     (13.2)  Community's quarterly report on Form 10Q for the period ended
             September 30, 2000, incorporated by reference in Part I of this Registration Statement.

     (21) Subsidiaries of Community are listed in Community's annual report on Form 10K for the year ended December 31, 1999, incorporated by reference in Part I of this Registration Statement.

     (23)(a) Consent of Mette, Evans & Woodside (included in its opinions filed as Exhibits (5) and (8))

     (23)(b) Consent of PricewaterhouseCoopers, LLP

     (23)(c) Consent of Stambaugh Ness, P.C.

     (23)(d) Consent of Berwind Financial, L.P.

     (24)    Power of Attorney (included in "SIGNATURES" in Part II of this
             Registration Statement)

     (99)(a) Form of Proxy--Glen Rock

  (b) Financial Statement Schedules.

  None.

  (c) Opinions of Financial Advisors.

  Furnished as Appendix B to the Proxy Statement/Prospectus included in Part I of this Registration Statement.

ITEM 22. Undertakings.

  1. The undersigned Registrant hereby undertakes as follows:

    (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  2. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  3. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  6. The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement as permitted by Rule 430A and contained in the form of prospectus to be filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement at the time it was declared effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Millersburg, Pennsylvania, on January 16, 2001.

                                          Community Banks, Inc.

                                                 /s/ Eddie L. Dunklebarger
                                          By: _________________________________
                                                   Eddie L. Dunklebarger
                                               President and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Eddie L. Dunklebarger and Ernest L. Lowe, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any or all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Ernest L. Lowe             Chairman, Executive Vice    January 17, 2001
______________________________________  President and Director
            Ernest L. Lowe

    /s/ Eddie L. Dunklebarger          President, Chief Executive  January 17, 2001
______________________________________  Officer, and Director
        Eddie L. Dunklebarger

       /s/ Terry L. Burrows            Executive Vice-President    January 17, 2001
______________________________________  and Chief Financial
           Terry L. Burrows             Officer

       /s/ Ronald E. Boyer             Director                    January 17, 2001
______________________________________
           Ronald E. Boyer

                                       Director                    January 17, 2001
______________________________________
           Samuel E. Cooper

      /s/ Kenneth L. Deibler           Director                    January 17, 2001
______________________________________
          Kenneth L. Deibler

                                       Director                    January 17, 2001
______________________________________
             Peter DeSoto

              Signature                          Title                   Date
              ---------                          -----                   ----
                                       Director                    January 17, 2001
______________________________________
            Ray N. Leidich

        /s/ Thomas W. Long             Director                    January 17, 2001
______________________________________
            Thomas W. Long

       /s/ Donald L. Miller            Director                    January 17, 2001
______________________________________
           Donald L. Miller

       /s/ Thomas L. Miller            Director                    January 17, 2001
______________________________________
           Thomas L. Miller

       /s/ Earl L. Mummert             Director                    January 17, 2001
______________________________________
           Earl L. Mummert

       /s/ Wayne H. Mummert            Director                    January 17, 2001
______________________________________
           Wayne H. Mummert

                                       Director                    January 17, 2001
______________________________________
          Susan K. Nenstiel

     /s/ Robert W. Rissinger           Director                    January 17, 2001
______________________________________
         Robert W. Rissinger

        /s/ Allen Shaffer              Director                    January 17, 2001
______________________________________
            Allen Shaffer

     /s/ John W. Taylor, Jr.           Director                    January 17, 2001
______________________________________
         John W. Taylor, Jr.

        /s/ James A. Ulsh              Director                    January 17, 2001
______________________________________
            James A. Ulsh

                                 EXHIBIT INDEX

 Exhibit                              Exhibit Index
 -------                              -------------
 (2)     Agreement and Plan of Reorganization, dated October 28, 1997, between
         Community Banks, Inc.; The Peoples State Bank; and The Glen Rock State
         Bank is Appendix A to the Joint Proxy Statement/Prospectus included in
         Part I of this Registration Statement.

 (3)(a)  Articles of Incorporation of Community--Incorporated by reference to
         Exhibit 3(a) and of Community's Form S-2 (Amendment 2) dated May 13,
         1987 (Registration No. 2-0-8732).

 (3)(b) Bylaws of Community--Incorporated by reference to Exhibit 3(b) and of Community's Form S-2 (Amendment 2) dated May 13, 1987 (Registration
         No. 2-0-8732).

 (5)     Opinion re Legality--Opinion of Mette, Evans & Woodside

 (8)     Opinion re Tax Matters--Opinion of Mette, Evans & Woodside

 (13.1)  Community's Annual Report on Form 10-K for the year ended December 31,
         1999--Incorporated by reference in the Joint Proxy
         Statement/Prospectus included in Part I of this Registration
         Statement.

 (13.2)  Community's quarterly report on Form 10-Q for the period ended
         September 30, 2000, incorporated by reference in Part I of this Registration Statement.

 (21) Subsidiaries of Community are listed in Community's annual report on Form 10-K for the year ended December 1999, incorporated by reference in Part I of this Registration Statement.

 (23)(a) Consent of Mette, Evans & Woodside (included in its opinions filed as
         Exhibits (5) and (8))

 (23)(b) Consent of PricewaterhouseCoopers, LLP

 (23)(c) Consent of Stambaugh Ness, P.C.

 (23)(d) Consent of Berwind Financial, L.P.

 (24)    Power of Attorney (included in "SIGNATURES" in Part II of this
         Registration Statement)

 (99)(a) Form of Proxy--Glen Rock